Registration No. 333-72459
       As filed with the Securities and Exchange Commission on May 4, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ------------------

                                 Amendment No. 2
                                       to
                                    Form S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                       CITICORP MORTGAGE SECURITIES, INC.
                                   (Packager)
                     (Issuer in respect of the Certificates)
             (Exact name of registrant as specified in its charter)
                             -----------------------
                                909 Third Avenue
                            New York, New York 10043
                                 (212) 559-6727
   Delaware                                                    13-4300717
(State or other              (Address, including            (I.R.S. Employer
jurisdiction of             zip code, and telephone      Identification Number)
incorporation              number, including area code,
or organization)           of registrant's principal
                              executive offices)

                            ------------------------

                                    CITICORP
                                   (Guarantor)
                       (Issuer in respect of the Guaranty)
             (Exact name of registrant as specified in its charter)

                            ------------------------
                                 399 Park Avenue
                            New York, New York 10043
  Delaware                        (212) 559-1000                06-1515595
(State or other               (Address, including             (I.R.S. Employer
jurisdiction of             zip code, and telephone       Identification Number)
incorporation               number, including area code,
or organization)            of registrant's principal
                                executive offices)

                            ------------------------

                               STEPHANIE B. MUDICK
                         GENERAL COUNSEL--CORPORATE LAW
                                 Citigroup Inc.
                              153 East 53rd Street
                            New York, New York 10043
                                 (212) 793-7855

                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                              ---------------------

           Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

            If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.|_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement for the same offering.|_|

            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                  Proposed           Proposed
                                                                   Maximum           Maximum
Title of Securities                         Amount to             Aggregate         Aggregate        Amount of
  to be Registered                        be Registered       Price Per Unit(2) Offering Price(2) Registration Fee
--------------------------------------------------------------------------------------------------------------------
Certificates
and Guaranties........................   $10,000,000,000(1)    100%              $10,000,000,000    $2,780,000(3)
====================================================================================================================

(1) $1,234,789,052 aggregate principal amount of Certificates and Guaranties registered by the Registrants under Registration Statement No. 33-43167 referred to below are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in connection with such unsold amount of Certificates and Guaranties have been previously paid by the Registrants under the foregoing Registration Statement. Accordingly, the total amount registered under the Registration Statement as so consolidated as of the date of this filing is $11,234,789,052.
(2)   Estimated solely for the purpose of calculating the registration fee.
(3)   Previously paid.

           The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein also relates to Citicorp Mortgage Securities, Inc.'s and Citicorp's Registration Statement on Form S-3 File No. 33-43167.

                                EXPLANATORY NOTE


           This Registration Statement contains a REMIC Pass-Through Certificates Prospectus and Supplement relating to public offerings from time to time by Citicorp Mortgage Securities, Inc. of pass-through certificates, together with certain separate pages of a REMIC Pass-Through Certificates Supplement (the "MBIA Supplement") to be used in connection with offers and sales of pass-through certificates where credit support is provided in the form of a financial guaranty insurance policy issued by MBIA Insurance Corporation and a REMIC Pass-Through Certificates Supplement (the "FSA Supplement") to be used in connection with offers and sales of pass-through certificates where credit support is provided in the form of a financial guaranty insurance policy issued by Financial Security Assurance Inc. The REMIC Pass-Through Certificates Supplement and Prospectus follows immediately after this Explanatory Note. Following the Prospectus are the alternate pages of the MBIA Supplement and the FSA Supplement. All other pages of the REMIC Pass-Through Certificates Prospectus and Supplement are also to be used for the MBIA Supplement and the FSA Supplement.

[date] supplement to
[date] core prospectus


Citicorp Mortgage Securities, Inc.
909 Third Avenue
New York, NY 10043
(212) 559-6727

$[...] (approximate)
REMIC Pass-Through Certificates
Series [...]
--------------------------------------------------------------------------------
consisting of approximately

o    $[...], in 11 subclasses, of
     senior class A Certificates

o    $[...] of
     senior subordinated class M Certificates

o    $[...], in 2 subclasses, of
     subordinated class B Certificates


The purchase price for the offered Certificates will be set by the underwriter or negotiated by the purchaser and the underwriter. Total proceeds to the Trust will be approximately $[...], plus accrued interest from [May 1, 1999] to the closing date.

Citicorp Mortgage Securities does not intend to list the Certificates on a national securities exchange or the Nasdaq Stock Market.


              You should read "General risk factors," beginning on
          page [...] of the attached core prospectus, and "Series risk factors," beginning on page S-[...] of this supplement,
                     before you purchase any Certificates.


Underwritten by
[Underwriter]

--------------------------------------------------------------------------------
          The Certificates are not insured or guaranteed by the Federal
             Deposit Insurance Corporation or any other governmental
                                     agency.

          Neither the Securities and Exchange Commission nor any state securities commission has approved the Certificates or
            determined that this prospectus is accurate or complete.
           Any representation to the contrary is a criminal offense.

CONTENTS


SUPPLEMENT

Summary S-5
Core prospectus and supplement S-5
Series overview - the Certificates S-5
Series overview - the mortgage loans at the cut-off date S-7
Detailed information S-9

Series risk factors S-9
Limited credit enhancement S-9
Geographic concentration S-9
Subordination S-10

Ratio Stripping S-10

Subordination S-12
Distribution priorities S-12
Protection against losses and shortfalls S-12
Losses and shortfalls that are not covered by subordination S-12
Maintenance of subordination S-13

Distributions of interest S-14
Interest shortfalls S-14

Distributions of principal S-15
Scheduled and unscheduled principal payments on mortgage loans S-15 Principal distributions to class A-11 S-15
Principal distributions to target-rate classes S-15
Priorities in class A principal distributions S-16
Class A-1 (TAC) target balances S-19
Special rules for class A-10 S-20
Clean-up call S-20

Losses S-21
Realized losses S-21
Loss allocations S-21
Recoveries S-22

Sensitivity of Certificates to prepayment S-22
The prepayment model S-22
Weighted average lives S-23
Yield to maturity S-27
Sensitivity of the class A-3 and A-11 Certificates S-27
Yields on offered class B Certificates S-28

Voting Rights S-29

Additional ERISA considerations S-29

Legal investment S-30

Federal income tax consequences S-30

Plan of distribution S-31

Experts S-32

Legal opinions S-32

Incorporation of documents by reference S-32

CORE PROSPECTUS

Summary 3
The Certificates 3
Different classes of Certificates 3
REMIC election 4
Trusts of Certificates 4

General risk factors 4
Limited liquidity 4
Limited assets 4
Uncertainty of yields 4
Legal investment 5
Restrictions on transfer 5
Year 2000 5

Distributions on the Certificates 5
Scheduled payments on mortgage loans 5
Property of the Trust; the cut-off date 6
Distribution of scheduled payments 6
Calculation of interest; effective rate 6
Adequacy of scheduled payments 7
Delinquencies and their effect; advances 7
Prepayments on mortgage loans 8
Delay in distribution of prepayments 8
Effect of prepayments 8
Types of prepayment 9
Foreclosures and their effect 10
Subordination 10
Method of distribution 11
Distribution reports 11

Delinquency, foreclosure and loss experience 11
Loss and delinquency considerations 11
Delinquency and foreclosure experience on affiliated originators' serviced portfolio 12
Delinquency, foreclosure and loss experience on affiliated originators'
  securitized portfolio 12
Delinquency, foreclosure and loss experience of third-party originators 13

The mortgage loans 13
Warranties by CMSI 14
Adjustable rate mortgages, buydown loans and agency certificates 14 Fixed rate mortgage loans 14
The mortgaged properties 15
Loan-to-value ratios 15
Primary mortgage insurance 15
Second mortgages 15

Defective mortgage loans 16
Repurchase or substitution 16

Insurance and other credit support 16
Homeowners' policies 16
Hazard insurance 17
Fidelity bond and errors and omissions policy 17
Other insurance 17
Other credit support 17

Mortgage documents 18
Assignments to Trustee 18
Recording of assignments 18

CMSI and its affiliates 18
Citicorp 18
Citicorp Mortgage Securities, Inc. 18
Citibank, N.A. 19
Citicorp Mortgage, Inc. 19
Citibank, Federal Savings Bank 19
Third-party originators 19

Mortgage loan underwriting 19
Procedures of affiliated originators 19
Lending guidelines 20
Leasehold loans 21
Refinancings 21 Appraisals 21
Lien records; title insurance 21
Mortgage loans purchased from third-party originators 21
Underwriting standards of third-party originators 22

Servicing 22
The servicer; delegation 22
Resignation and removal 22
Collection procedures for affiliated mortgage loans 22
Enforcement of due-on-sale clauses 22
Real estate taxes and assessments 23
Primary mortgage insurance 23
Realizing on defaulted mortgage loans 23
Fees 23
CMSI's liability 24

Default by CMSI 24
Events of default 24
Actions on event of default 24

The Trustee 24
The Trustee's duties; limitation of liability 25

The pooling agreement 25
Legal action by CMSI 25
Legal action by Certificate holders 25
Liability of CMSI and Citicorp; indemnification 26
Amendments 26
Compliance reports 26
List of registered holders 26
No annual meeting 27
Successors 27
Termination of Trust 27

Book-entry and physical Certificates 27
Physical Certificates 28

ERISA considerations 28
"Plan asset" regulations 28
Class exemption 29
Trusts of Certificates 29
Underwriters' exemptions 29
Other prohibitions 30
Investor's responsibility 30

Legal investment considerations 30
SMMEA 30
State overrides of SMMEA 30
Federal depository institutions 30
Investor responsibility 31

Taxation of Certificate holders 31
Taxation of Certificates - general 32
Accrual method 32
Original issue discount 32
Calculation of OID 32
De minimis OID 33
OID on retail class Certificates 34
Acquisition premium 34
OID on variable rate Certificates 34
Market discount 35
Premium 36
Losses 36
Election to treat interest under the constant yield method 37
Sale or exchange of Certificates 37
Special types of holders 38
Foreign investors 38
Backup withholding 39
Reporting requirements 39

Taxation of the Trust 39
REMIC qualification 39
Taxes that may be imposed on the REMIC 39

Legal aspects of mortgage loans 40
Mortgages and deeds of trust 40
Foreclosure 41
Cooperatives 43
Rights of redemption 45
Anti-deficiency laws and other limitations on lenders 45
Due-on-sale clauses 48
Other limitations on foreclosure 49
Applicability of usury laws 49
Environmental considerations 49

Use of proceeds 51

Plan of distribution 51

Additional information 52
SEC filings 52
Mortgage loan information 52

Index of defined terms 54

APPENDIX

Summary

Core prospectus and supplement
This document consists of an attached core prospectus and this supplement. You should read the core prospectus before reading this supplement, and you should read this entire supplement before you purchase any Certificates. At the end of this prospectus, there is an index of defined terms used in this prospectus.

Series overview - the Certificates


          Principal balance  Class percent-               Offered by
          at cut-off date,   age(1) at cut-off  Interest  this prospec-
Class     +/- up to 5%       date               rate      tus              Subordinated to        Book-
                                                                                                  entry?
--------------------------------------------------------------------------------------------------------
A-1       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-2       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-3       $[...]             [...]%             0% (PO    Yes             Not subordinated        Yes
                                                class)
A-4       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-5       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-6       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-7       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-8       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-9       $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-10      $[...]             [...]%             [...]%    Yes             Not subordinated        Yes
A-11      $[...]             [...]%             0% (PO    Yes             Not subordinated        Yes
                                                class)
A-IO      N/A                N/A                (2)       No              Not subordinated        No
M         $[...]             [...]%             [...]%    Yes             class A                 No
B-1       $[...]             [...]%             [...]%    Yes             class A, M,             No
B-2       $[...]             [...]%             [...]%    Yes             class A, M, B-1         No
B-3       $[...]             [...]%             [...]%    No              class A, M, B-1, B-2    No
B-4       $[...]             [...]%             [...]%    No              class A, M, B-1, B-2,   No
                                                                          B-3
B-5       $[...]             [...]%             [...]%    No              class A, M, B-1, B-2,   No
                                                                          B-3, B-4
Residual  N/A                N/A                N/A       No              N/A                     No


(1) The class percentage is the ratio of (a) the principal balance of the class to (b) the aggregate principal balance of all regular classes, expressed as a percentage.
(2) The class A-IO Certificates are interest-only Certificates and are entitled to interest accrued on the premium mortgage loans in excess of the target interest rate, as described in "Ratio stripping" below. The class A-IO Certificates are of a type sometimes referred to in the market as "WAC IO" certificates.

                  Trustee   [Name]
                            [address]
                            [telephone number]

  Paying agent, transfer    [the Trustee]
   agent and certificate
               registrar

Relative size of classes   Class            Principal balance of class as
                                            percentage of principal balance
                                            of all Certificates at cut-off
                                            date
                           A                [...]% to [...]%
                           M                [...]% to [...]%
                           B                [...]% to [...]%
                           B-1              [...]% to [...]%
                           B-2              [...]% to [...]%

                 Ratings The offered Certificates will not be sold unless [Rating Agency 1] ([rating agency 1]) and [Rating Agency 2] ([rating agency 2]) rate the offered Certificates as follows:

                           Classes A-3 and A-11    AAAr by [rating agency 1] and
                                                   AAA by [rating agency 2]

                           All other class A       AAA by [rating agency 1] and
                           Certificates            [rating agency 2]

                           Class M                 AA by [rating agency 2]

                           Class B-1               A by [rating agency 2]

                           Class B-2               BBB by [rating agency 2]

                           The "r" symbol in the [rating agency 1] ratings of the class A-3 and A-11 Certificates means that [rating agency 1] believes these Certificates may experience high volatility or high variability in expected returns due to non-credit risks.

                           You should evaluate these ratings independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities. [rating agency 1] or [rating agency 2] may revise or withdraw a rating at any time.

           Denominations   $1,000 and any whole dollar amount above $1,000

       Distribution days   25th day of each month, beginning [June 25, 1999]

   Last distribution day   [May 25, 2029]

           Clean-up call   Permitted when principal balance of mortgage loans is
                           below 5% of principal balance on cut-off date

             Loss limits   Special hazard:  $[...] (or [...]% of the initial
           (approximate)   aggregate principal balance)
                           Bankruptcy:      $[...] ([...]%)
                           Fraud:           $[...] ([...]%)
 Prepayment rate assumed   [...]% of prepayment model
   in structuring Series

       "Mortgage related   All offered class A and class M Certificates, but not
 securities" under SMMEA   classes B-1 or B-2.

             Record date   For a distribution day, the close of business on the
                           last business day of the calendar month preceding that distribution day

            Closing date   [May 25, 1999]

   Conditions to closing   The Certificates offered by this prospectus will not
                           be sold unless the Certificates in classes B-3, B-4 and B-5 (none of which are offered by this prospectus) are sold on the closing date.
                           [Underwriter]([Underwriter]) has agreed to purchase these Certificates on the closing date, subject to the satisfaction of customary closing conditions.


Series overview - the mortgage loans at the cut-off date

            Cut-off date   [May 1, 1999]

Number of mortgage loans   [number]

 Types of mortgage loans   Fixed rate one- to four-family residential, of which
                           o  at least [...]% of mortgaged properties will be
                              one-family dwellings,

                           o no more than [...]% of mortgaged properties will be condominiums, townhouses, rowhouses or cooperative apartments,

                           o no more than [...]% of mortgaged properties will be investment properties, and

                           o at least [...]% of mortgaged properties determined by CMSI to be primary residences of borrowers.
                           (Percentages are of total principal balance of mortgage loans.)

Geographic concentration   No more than

                           o  [...]% of mortgaged properties are in [State],

                           o 10% of mortgaged properties are in any other state, and

                           o [5]% of mortgaged properties are in any one ZIP code.
                           (Percentages are of total principal balance of mortgage loans.)

     Scheduled principal   $[...],+/-up to 5%
 balance on cut-off date

      Range of principal   at least [...]% of mortgage loans will have a
                balances   principal balance less than $[250,000],

                           o at least [...]% will have a principal balance less than $[500,000], and

                           o no mortgage loan will have a principal balance greater than $[... million].
                           (Percentages are of total principal balance of mortgage loans.)

    Loan-to-value ratios   At origination,
                           o  no more than [...]% had an LTV greater than 80%,
                           o  no more than [...]% had an LTV greater than 90%,
                           o  none had an LTV greater than 95% and
                           o  weighted average LTV no more than [...]%.
                           (Percentages are of total principal balance of mortgage loans.)

 Range of interest rates   [...]% to [...]% per annum
on mortgage loans (before
  deduction of servicing
                   fees)

        Weighted average   [...]% to [...]% per annum
  mortgage interest rate
    (before deduction of
         servicing fees)

           Servicing fee   0.25% per annum

     Range of maturities   15 to 30 years

        Latest scheduled   [May 1, 2029]
                maturity

Weighted average term to   [...] to [360] months
                maturity

Premium mortgage loans -   Scheduled principal balance: $[...] (approximate)
 ie, loans with net loan   Weighted average interest rate: [...]% per annum
rate (interest rate less   (approximate)
       servicing fee) of   Weighted average remaining term to maturity: [...]
        [6.25]% or more)   months (approximate)

 Discount mortgage loans   Scheduled principal balance: $[...] (approximate)
(ie, loans with net loan   Weighted average interest rate: [...]% per annum
 rate less than [6.25]%)   (approximate)
                           Weighted average remaining term to maturity: [...]
                           months (approximate)

             Originators   [Citicorp Mortgage, Citi FSB, Citibank]

         Originated from   [date] through [date]

Underwriting policies      o  At least [...]% of mortgage loans were originated
                              using loan underwriting policies that require, among other things, proof of income and liquid assets and telephone verification of employment, or are refinanced mortgage loans originated using alternative or streamlined underwriting policies.
                              No more than [...]% will be refinanced mortgage loans originated using alternative or streamlined underwriting policies.

Detailed information
The mortgage loans actually included in the Trust may differ from the preceding description, but the differences will not be material. Within 15 days after the closing date, CMSI will file a Form 8-K with the SEC containing detailed information on the mortgage loans actually in the Trust and other matters, including
o  years of origination,
o  types of dwellings,
o  principal balances,
o  loan-to-value ratios at origination,
o  mortgage interest rates,
o  geographical distribution by state.
o  the special hazard, fraud and bankruptcy loss limits,
o the aggregate initial principal balances of the class A, class M and class B certificates, and
o  the subordination levels for classes A, M, B-1, B-2, B-3 and B-4.


Series risk factors

You should consider the following risk factors for this Series, as well as the general risk factors for the Certificates discussed in the core prospectus, before you purchase any Certificates.

Limited credit enhancement
Credit enhancement for the senior classes of Certificates is provided by the subordination of other classes of Certificates. The amount of credit enhancement for any class of Certificates will, however, be limited and will decrease over the life of the transaction due to reductions of the principal balances of the subordinated classes through distributions of principal and allocation of principal losses to them. Also, special hazard, fraud and bankruptcy losses will only be allocated to the subordinated classes up to specific dollar limits; once these limits are reached, such losses will be allocated proportionally among all classes.

Geographic concentration
Approximately [...]% of the total initial principal balance of the mortgage loans in this Series are mortgage loans secured by mortgaged properties located in [California]. No other state contains mortgaged property securing more than 10% of the initial scheduled principal balance of the mortgage loans.
   [In recent years, California has experienced significant declines in housing prices. Weaker economic conditions and housing markets may result in a higher rate of delinquencies and defaults by homeowners and in less proceeds being realized upon liquidations of defaulted mortgage loans. Concentration of mortgage loans in California may present risks greater than those generally present for similar mortgage-backed securities.]
   [California has also experienced natural disasters such as earthquakes, fires and floods. These disasters may adversely affect property values generally in the region, and may result in physical damage to mortgaged properties located in California. Any direct damage to a mortgaged property caused by such disasters, and any deterioration in housing prices or in economic conditions in California, may reduce the ability of homeowners to make sched-uled monthly payments on their mortgage loans. This in turn may increase the likelihood and magnitude of delinquencies and losses on mortgage loans.]

   Losses on mortgage loans may adversely affect the yield to maturity on your Certificates, especially if your Certificates are subordinated. In addition, delinquencies on mortgage loans may increase the likelihood of foreclosures and prepayments, which in turn may have an adverse effect on the yield to maturity of your Certificates.

Subordination
Classes M and B are subordinated. Consequently, shortfalls in payments received on the mortgage loans will result in shortfalls in distributions to the subordinated classes, in the following order of priority:
o Class M is subordinated to class A. Class M will therefore not receive a distribution of interest or principal on a distribution day until class A has received full distributions on that day.
o Class B-1 is subordinated to classes A and M. Class B-1 will therefore not receive a distribution of interest or principal on a distribution day until classes A and M have received full distributions on that day.
o Class B-2 is subordinated to classes A, M and B-1. Class B-2 will therefore not receive a distribution of interest or principal on a distribution day until classes A, M and B-1 have received full distributions on that day.
   If a principal loss is allocated to a class, it reduces (by the amount of the loss) the principal balance that can ultimately be distributed to that class. Principal losses realized on mortgage loans are generally allocated to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on through the subordinated classes. As a result, the ultimate distribution to holders of the class M and the offered class B Certificates of their principal balances depends upon the timing and the level of losses realized on the mortgage loans and other shortfalls in payments on the mortgage loans.
   Although some realized losses on mortgage loans may initially be allocated to class A-11, these losses are likely ultimately to be allocated to the subordinated classes as well. This is because class A-11 will generally be reimbursed for principal losses out of amounts of principal otherwise distributable to classes B and M.
   See "Subordination" below.


Ratio Stripping

This Series uses a structuring technique known as "ratio stripping." Ratio stripping converts a pool of mortgage loans with varying interest rates into three hypothetical pools:
o  a pool with a single fixed target interest rate,
o a pool of principal-only mortgage loans (ie, loans with a zero o interest rate), and a pool of interest-only mortgage loans.
   This structure is achieved by dividing the loans into one group of premium loans with net loan rates equal to or greater than the target rate, which for this Series is [6.25]%, and one group of discount loans with net loan rates less than the target rate. (The net loan rate is the interest rate on the mortgage loan, reduced by the servicing fee.) Then:
o For each premium loan, the interest rate in excess of the target rate is "stripped off" from the loan and considered as a separate "interest-only" mortgage loan. For example, a premium loan with a 6.75% net loan rate - 0.5% greater than the target rate - and a principal balance of $100,000 will be divided into a target-rate loan with a 6.25% net loan rate and a $100,000 principal balance and an interest-only (or IO) loan with a $100,000 "notional" principal amount and a 0.5% net loan rate. The IO loan will distribute 0.5% per annum on its notional principal balance, but will never distribute any principal.
o For each discount loan, a portion of the principal of the loan is stripped off and applied to create a principal-only (or PO) loan. This stripping-off of principal is done to make the effective yield on the remaining loan equal the target rate. For example, suppose a discount loan has a 5% net loan rate and a $100,000 principal balance. Such a loan would be split into a target-rate loan with an $80,000 principal balance (5% of $100,000 being the same as 6.25% of $80,000) and a $20,000 PO loan. The PO loan will make scheduled distributions of principal equal to 20% of the scheduled principal payments on the original discount loan (before stripping), but will not distribute any interest.

   In general, the principal amount of the target-rate loan can be calculated by solving the equation: (principal of discount loan X interest rate on discount loan) = (principal of target-rate loan X target rate).
The principal amount of the PO loan is then found by subtracting the principal amount of the target-rate loan from the principal amount of the discount loan.
o Finally, the target-rate loans are grouped into a target-rate strip, the PO loans are grouped into a PO strip, and the IO loans are grouped into an IO strip.
   Subject to the qualifications described below in this supplement,
o payments received on the PO strip will be directed to a PO class - for this Series, class A-11,
o payments received on the IO strip will be directed to an IO class - for this Series, class A-IO, and
o payments received on the target-rate strip will be directed to the remaining classes, the majority of which have interest rates equal to the target rate.
   Those classes of Certificates that receive interest and principal distributions from the target-rate strip -classes M and B, and all class A subclasses except the A-11 and A-IO subclasses - will be the target-rate classes.
o If there is a prepayment on a discount loan, the prepayment is divided between the target-rate loan and the PO loan in proportion to their principal balances. Thus, a $10,000 prepayment on the $100,000 discount loan described above would result in an $8,000 prepayment of the target-rate loan and a $2,000 prepayment of the PO loan. These prepayments on the target-rate and PO loans will reduce the target-rate strip by the same $8,000 and the PO strip by the same $2,000.
   Prepayments on premium loans work a bit differently: the full prepayment is applied both to reduce the principal balance of the target-rate loan and to reduce the notional principal balance of the IO loan. For example, for the $100,000 premium loan described above, a $10,000 prepayment will reduce both the principal balance of the target-rate loan and the notional principal balance of the IO loan to $90,000. The $10,000 prepayment on the premium loan would be distributed solely to the target-rate classes.
   Principal losses are handled similarly. A $10,000 principal loss on the $100,000 discount loan described above would reduce the principal balance of the target-rate loan (and the target-rate strip) by $8,000 and the principal balance of the PO loan (and the PO strip) by $2,000. A $10,000 principal loss on the premium loan described above will reduce both the principal balance of the target-rate loan and the notional principal balance of the IO loan by $10,000 (and similarly for the strips of which the target-rate and IO loans are a part).
   The target rate, IO and PO strips are groups of hypothetical mortgage loans, not real mortgage loans. The obligations of a homeowner with a premium or discount loan are not affected in any way by ratio stripping. Principal and interest payments received on premium loans will not be segregated from principal and interest payments received on discount loans, nor will funds to be directed to target-rate classes be kept separately from funds to be directed to other classes. Rather, the strips are ways of understanding how mortgage loan payments are allocated among the different classes of the Series.
   You should note that class A-3, while a PO class, has not been created by ratio stripping and will receive principal distributions from the target-rate strip, not the PO strip.

Subordination

Distribution priorities
On each distribution day, cash in the Trust that is available for distribution will be distributed in the following order of priority:
1 accrued interest on class A (including any past due interest), 2 principal on class A,
3 reimbursement to class A-11 of any principal losses allocated to it, 4 accrued interest on class M (including any past due interest), 5 principal on class M,
6 accrued interest on class B-1 (including any past due interest), 7 principal on class B-1,
8 accrued interest on class B-2 (including any past due interest), 9 principal on class B-2 and 10 accrued interest (including any past due interest) and principal on the remaining class B subclasses, sequentially to classes B-3, B-4 and B-5.
   Reimbursement to class A-11 under clause 3 above will only be made out of amounts that would otherwise have been distributed as principal on classes B and M on that distribution day.

Protection against losses and shortfalls
Subordination protects the senior classes against losses and shortfalls in receipts of interest and principal on the mortgage loans caused by
o  delinquent monthly payments that are not covered by an advance and
o mortgage loans that have gone into default where the proceeds of insurance, foreclosure sales and any other receipts do not cover the principal balance plus accrued interest on the loans.
   An interest loss or shortfall will result in an equal shortfall in the distribution received by the most subordinated class. The general principle is that a senior class (other than class A-11) will not experience any shortfalls in required distributions so long as there is a more subordinated class outstanding. However, once the principal amounts of classes M and B are reduced to zero, all credit enhancement from subordination will be gone.
The date on which this occurs is the subordination depletion date.

Losses and shortfalls that are not covered by subordination
There are four exceptions to the general principle that a senior class (other than class A-11) will not experience any shortfalls so long as a more subordinated class is outstanding:
1 The benefits of subordination will not cover delinquencies and losses resulting from certain extraordinary events, including
o  hostile or warlike action in time of peace or war,
o the use of any weapon of war that employs atomic fission or radioactive force whether in time of peace or war, and
o insurrection, rebellion, revolution, civil war or any usurped power or action taken by a governmental authority to prevent such occurrences (but not including peacetime looting or rioting).
2 Class A-11 will not have the same senior status as the other class A subclasses. Instead, principal losses to class A-11 will be reimbursed out of principal that otherwise would have been distributed to classes M and B. Reimbursement will be made by the most subordinated class until there is no more principal to be distributed to it, then by the next most subordinated class until there is no more principal to be distributed to it, and so on.
3 If a borrower prepays any principal during a month and does not also pay a full month's accrued interest on the amount of the prepayment, there will be a prepayment interest shortfall. If there is a prepayment interest shortfall on a distribution day, CMSI will apply up to one-half of the servicing fee it would be entitled to retain out of the scheduled principal and interest payments on the mortgage loans due on the first day of the month (but not more than the servicing fee it actually receives for the calendar month before the determination day) to reduce the shortfall. To the extent a net shortfall remains, it will be allocated over all interest-bearing classes (including class A-IO) in proportion to interest accrued.
4  Losses on mortgage loans include
o special hazard losses - that is, direct physical loss or damage from a cause that is not an extraordinary event referred to in the first exception to subordination listed above and is not covered by (1) a homeowner's, fire, flood or extended coverage insurance policy required by the mortgage loan or (2) hazard insurance on the mortgaged property that CMSI is required to maintain,
o bankruptcy losses attributable to the actions of a bankruptcy court, including a reduction of the principal balance or interest rate on a mortgage loan or an extension of its maturity.
o fraud losses resulting from fraud committed by the borrower in obtaining the mortgage loan.
   Special hazard, bankruptcy and fraud losses are only covered by subordination up to dollar limits specified by the rating agencies for each type of loss. Once the limit for one of these types of losses is exceeded, that portion of the loss allocable to the target-rate strip will be allocated among the target-rate classes (and, to the extent of principal losses, will reduce the notional amount of class A-IO).
o  if it is a loss of interest, in proportion to their accrued interest, and
o  if it is a loss of principal, in proportion to their principal balance.
   The initial limits for special hazard, bankruptcy and fraud losses are approximately:

o  Special hazard:  $[...] (or [...]% of the initial aggregate principal balance)
o  Bankruptcy:      $[...] ([...]%)
o  Fraud:           $[...] ([...]%)

Thereafter, the limit for each type of loss will be reduced by any losses of that type, except that:
o The special hazard loss limit can not be greater than the amount on the preceding anniversary of the cut-off date of the greater of (1) 1% (or, if greater than 1%, the highest percentage of mortgage loans by principal balance in any California ZIP code) of the scheduled principal balance of the mortgage loans and (2) twice the largest scheduled principal balance of any mortgage loan.
o After the first anniversary of the cut-off date, the bankruptcy loss limit will be (1) the bankruptcy loss limit on the business day preceding the most recent anniversary of the cut-off date minus (2) the aggregate amount of bankruptcy losses since that anniversary.
o From the second through the fifth anniversary of the cut-off date, the fraud loss limit will be (1) the lesser of (a) the fraud loss limit on the most recent anniversary of the cut-off date and (b) 0.50% of the pool balance on the most recent anniversary of the cut-off date minus (2) the aggregate amount of fraud losses since that anniversary. After the fifth anniversary of the cut-off date, the fraud loss limit will be zero.
o The bankruptcy loss limit and the related coverage levels described above may be reduced or modified upon written confirmation from [rating agency 1] and [rating agency 2] that the reduction or modification will not adversely affect the then-current ratings assigned to the Certificates by [rating agency 1] and [rating agency 2].

Maintenance of subordination
Credit enhancement is provided to the Certificates through subordination. The distribution priorities described under "Distribution priorities" above reflect this subordination.
   The degree of credit enhancement enjoyed by a class due to subordination may be measured by that class's subordination level. A class's subordination level is sum of the class percentages of all classes that are subordinated to that class. On the closing date, the following classes will have the following approximate subordination levels:
Class A:       [...]% ($[...])
Class M:       [...]% ($[...])
Class B-1:     [...]% ($[...])
Class B-2:     [...]% ($[...])
Thus, those classes subordinate to class A will have an aggregate principal balance on the closing date that is approximately [...]% of the aggregate principal balance of all regular classes.
   To preserve class A's subordination level, for five years after the first distribution day, all principal prepayments and other unscheduled receipts on the mortgage loans will be distributed solely to class A. This disproportionate allocation of prepayment principal and other receipts will result in a faster reduction of class A's principal balance than would have occurred if these distributions were made proportionately. As a result, class A's class percentage will decrease, and the aggregate class percentage of those classes that are subordinated to class A (ie, class A's subordination level) will increase. After five years, the percentage of prepayment principal and other receipts distributed to class A will gradually decline for a further five years to a proportionate share.
   Classes M, B-1 and B-2 are also entitled to maintain a degree of credit enhancement by subordination throughout the life of the transaction:
o If on a distribution day, class M's subordination level is less than it was on the closing date, then class B will not receive a principal distribution on that distribution day, such distribution instead being added to the principal distribution to class M.
o If class M's subordination level on the distribution day is at least equal to what it was on the closing date, but class B-1's subordination level is lower than it was on the closing date, then classes B-2 through B-5 will not receive a principal distribution on that distribution day, such distribution instead being added to the principal distribution to classes M and B-1 in proportion to their principal balances.
o Finally, if class M's and class B-1's subordination levels on the distribution day are at least equal to what they were on the closing date, but class B-2's subordination level is lower than it was on the closing date, then classes B-3 through B-5 will not receive a principal distribution on that distribution day, such distribution instead being added to the principal distribution to classes M, B-1 and B-2 in proportion to their principal balances.


Distributions of interest

Interest will be distributed on the principal balance or notional principal balance of each class at the interest rate for the class shown in "Series overview - The Certificates" above, subject to
o  the distribution priorities described in "Subordination," above,
o the class's proportionate share of (1) any prepayment interest shortfalls that are not recovered from CMSI's servicing fees and (2) the interest portion of any special hazard, bankruptcy and fraud losses that exceed the limits for such losses, and
o  the availability of sufficient cash.

Interest shortfalls
In the unlikely event that on a distribution day before the subordination depletion date, there is not enough available cash to distribute all accrued interest on the class A Certificates, interest will be distributed to the class A subclasses in proportion to their accrued interest for the preceding calendar month.
   Any shortfall in accrued interest distributed to a class will be carried forward to the next distribution day, subject to the conditions for interest distributions described above.
   On each distribution day, available cash for interest distributions to a class will first be used to distribute accrued interest for the preceding month to the class, and any remaining available cash will then be used to distribute any interest shortfalls that have been carried forward. Distribution of interest shortfalls to class A will be allocated among the subclasses in proportion to the amount of interest shortfalls carried forward.
   No interest will accrue on any unpaid interest shortfalls.

Distributions of principal

Scheduled and unscheduled principal payments on mortgage loans
Principal received on mortgage loans is either scheduled principal or unscheduled principal.
   Scheduled principal for a mortgage loan on a distribution day consists of:
o the scheduled payment of principal due on the mortgage loan (including a defaulted mortgage loan, other than a loan for which the related mortgaged property has been acquired by the Trust) on the first day of the month in which the distribution day occurs, minus
o if the dollar limit for bankruptcy losses has been exceeded, any reduction in the homeowner's scheduled principal payments due to bankruptcy proceedings.
   Unscheduled principal for a mortgage loan on a distribution day is the sum of:
o all principal prepayments received by CMSI in the calendar month preceding the distribution day,
o the principal balance of the mortgage loan if CMSI repurchased the loan during the calendar month preceding the distribution day, as described in the core prospectus under "Defective mortgage loans - Repurchase or substitution," and
o the net liquidation proceeds on the mortgage loan if it became a liquidated loan during the calendar month preceding the distribution day, less the principal portion of any unreimbursed advances previously made by CMSI or the Trustee on the loan and the portion of the net liquidation proceeds allocable to interest.
   The scheduled principal balance of a mortgage loan on a distribution day is the loan's actual principal balance, except that we assume the homeowner
o  has made the scheduled principal payment for that calendar month and
o has not made an unscheduled principal payment in that month or made a scheduled principal payment for a later month.

Principal distributions to class A-11
Class A-11 will be entitled to receive on each distribution day a principal distribution equal to the scheduled and unscheduled principal payments on the hypothetical mortgage loans in the PO strip. If there is not enough money available to make a full principal distribution to class A-11 on a distribution day, or if class A-11 realizes a principal loss on a hypothetical mortgage loan in the PO strip that is covered by subordination, the class A-11 Certificates will be reimbursed on that day for the amount of the shortfall and/or loss and any shortfall or loss from a prior distribution day that is covered by subordination and has not been reimbursed. Reimbursement will be made from principal that would otherwise be distributed to classes M and B on that distribution day, beginning with the principal that would be distributed to the most subordinated class. Once there is no more principal available for reimbursement from that class, reimbursement will be made from the next most subordinated class, and so on until the shortfall or loss has been reimbursed or there is no more principal distributable on that day to the class M and B Certificates.

Principal distributions to target-rate classes
The target-rate classes (that is, classes M and B, and the class A subclasses other than classes A-11 and A-IO) will receive an aggregate principal distribution on each distribution day equal to the scheduled and unscheduled principal payments on the target-rate strip for that distribution day. The distributions will be allocated, subject to subordination and priorities, as follows:
o the target-rate classes will each receive a percentage of the scheduled principal distributions proportionate to their principal balances. On the first distribution day, the class A target-rate subclasses are expected to receive distributions of between [...]% and [...]% of scheduled principal payments on the target-rate strip. The distribution to class A will be allocated among the class A target-rate subclasses according to the priorities described in the next section.
o Until the fifth anniversary of the first distribution day, the class A target-rate subclasses will be entitled to receive principal distributions equal to 100% of all unscheduled principal on the target-rate strip. From the fifth anniversary of the first distribution day, class A target-rate subclasses will be entitled to receive principal distributions equal to the percentage set forth below (the class A prepayment percentage) of all unscheduled principal on the target-rate strip. Any remaining unscheduled principal will be distributed to the M and B classes in proportion to their principal balances.


Period (dates inclusive)   Class A prepayment percentage
--------------------------------------------------------------------------------
[June 2004-May 2005]       Class A (target-rate) percentage plus [70]% of the
                           class A subordination level*
[June 2005-May 2006]       Class A (target-rate) percentage plus [60]% of the
                           class A subordination level*
[June 2006-May 2007]       Class A (target-rate) percentage plus [40]% of the
                           class A subordination level*
[June 2007-May 2008]       Class A (target-rate) percentage plus [20]% of the
                           class A subordination level*
June 2008 and after        Class A (target-rate) percentage

*For these purposes, class A percentage and subordination level are calculated solely by reference to the target-rate classes.


However, the class A prepayment percentage will be 100% for any distribution day on which the ratio of the principal balance of the class A target-rate subclasses to all target-rate classes is greater than it was on the closing date.
   In addition, no reduction of the class A prepayment percentage as described in the preceding table will occur on a distribution day unless:
o on the first distribution day to which a reduction applies, either (1) the scheduled principal balance of mortgage loans delinquent 60 days or more (including, for this purpose, mortgage loans in foreclosure and real estate owned by the Trust as a result of homeowner default) averaged over the last six months, is less than 50% of the sum of the class M principal balance and the class B principal balance averaged over the last six months, or (2) the scheduled principal balance of such delinquent mortgage loans averaged over that period, is less than 2% of the scheduled principal balance of all mortgage loans averaged over that period, and
o  cumulative realized losses on the mortgage loans are less than:
   (a) for distribution days in [June 2004 through May 2005], 30% of the aggregate initial principal balance of class M and class B (the original subordinated amount),
   (b) for distribution days in [June 2005 through May 2006], 35% of the original subordinated amount,
   (c) for distribution days in [June 2006 through May 2007], 40% of the original subordinated amount,
   (d) for distribution days in [June 2007 through May 2008], 45% of the original subordinated amount, and
   (e) for distribution days in [June 2008] and afterwards, 50% of the original subordinated amount.
   Principal distributed to a class A subclass will be distributed proportionately among holders of Certificates of the subclass.

Priorities in class A principal distributions
On each distribution day before the subordination depletion date, principal distributions to the class A target-rate subclasses will be allocated first to class A-10 according to the special rules set out in "Special rules for class A-10" below. Of the remaining principal
o approximately [44.226355070864]% will be distributed to class A-9 until its principal balance is reduced to zero, and
o approximately [55.773644929136]% will be distributed in the following order of priority:
   first, to class A-10 according to the rules described in "Special rules for class A-10" below, next, to class A-1 (the targeted amortization class, or TAC class) until its principal balance is reduced to its target balance for the distribution day, as shown in "Class A-1 (TAC) target balances" below, next, to class A-2 until its principal balance is reduced to zero, next, to class A-1, without regard to target balance, until its principal balance is reduced to zero, next, concurrently as follows:

o approximately [10.714285930623]% to class A-3 until its principal balance is reduced to zero,
o approximately [1.103929809246]% to class A-8 until its principal balance is reduced to zero, and
o    approximately [88.181784260131]% sequentially as follows:
     1    to class A-4 until its principal balance is reduced to zero,
     2    to class A-5 until its principal balance is reduced to zero, and
     3    to classes A-6 and A-7, in proportion to their principal balances, until their principal balances are reduced to zero.
     finally, to class A-10 until its principal balance is reduced to zero.
     The distribution priorities described above are shown in the accompanying flow chart.

                                  [flow chart]

Beginning on the subordination depletion date, cash available for principal distributions to the class A target-rate subclasses will be distributed to these classes in proportion to their principal balances.

Class A-1 (TAC) target balances
The target balances for class A-1 on each distribution day are shown in the following table. The target balances were calculated assuming that:
o the mortgage loans and the Certificates conform to the structuring assumptions described in "Sensitivity of Certificates to prepayment - Weighted average lives" below, and
o the mortgage loans are prepaid at a constant rate equal to [...]% of the prepayment model.
   It is extremely unlikely that the mortgage loans will repay at a constant percentage of the prepayment model. In addition, some or all of the other assumptions used in preparing the table are unlikely to reflect actual experience. If principal prepayments on the mortgage loans do not occur at a constant rate of [...]% of the prepayment model, principal distributions to class A-1 may reduce its aggregate principal balance to zero significantly earlier or later than the distribution day specified in the table. See "Sensitivity of Certificates to prepayment - Weighted average lives" below for a further discussion of the effect of mortgage loan prepayments on the rate of principal distributions and on the weighted average lives of the offered Certificates.

Distribution day                  Target balance

June 25, 1999                              $[...]
July 25, 1999                               [...]
August 25, 1999                             [...]
September 25, 1999                          [...]
October 25, 1999                            [...]
November 25, 1999                           [...]
December 25, 1999                           [...]
January 25, 2000                            [...]
February 25, 2000                           [...]
March 25, 2000                              [...]
April 25, 2000                              [...]
May 25, 2000                                [...]
June 25, 2000                               [...]
July 25, 2000                               [...]
August 25, 2000                             [...]
September 25, 2000                          [...]
October 25, 2000                            [...]
November 25, 2000                           [...]
December 25, 2000                           [...]
January 25, 2001                            [...]
February 25, 2001                           [...]
March 25, 2001                              [...]
April 25, 2001                              [...]
May 25, 2001                                [...]
June 25, 2001                               [...]
July 25, 2001                               [...]
August 25, 2001                             [...]
September 25, 2001                          [...]
October 25, 2001                            [...]
November 25, 2001                           [...]
December 25, 2001                           [...]
January 25, 2002                            [...]
February 25, 2002                           [...]
March 25, 2002                              [...]
April 25, 2002                              [...]
May 25, 2002                                [...]
June 25, 2002                               [...]
July 25, 2002                               [...]
August 25, 2002                             [...]
September 25, 2002                          [...]
October 25, 2002                            [...]
November 25, 2002                           [...]
December 25, 2002                           [...]
January 25, 2003                            [...]
February 25, 2003                           [...]
March 25, 2003                              [...]
April 25, 2003                              [...]
May 25, 2003                                [...]
June 25, 2003                               [...]
July 25, 2003                               [...]
August 25, 2003                             [...]
September 25, 2003                          [...]
October 25, 2003                            [...]
November 25, 2003                           [...]
December 25, 2003                           [...]
January 25, 2004                            [...]
February 25, 2004                           [...]
April 25, 2004                              [...]
May 25, 2004                                [...]
June 25, 2004                               [...]

July 25, 2004                               [...]
August 25, 2004                             [...]
September 25, 2004                          [...]
October 25, 2004                            [...]
November 25, 2004                           [...]
December 25, 2004                           [...]
January 25, 2005                            [...]
February 25, 2005                           [...]
March 25, 2005                              [...]
April 25, 2005                              [...]
May 25, 2005                                [...]
June 25, 2005                               [...]
July 25, 2005                               [...]
August 25, 2005                             [...]
September 25, 2005                          [...]
October 25, 2005                            [...]
November 25, 2005                           [...]
December 25, 2005                           [...]
January 25, 2006                            [...]
February 25, 2006                           [...]
March 25, 2006                              [...]
April 25, 2006                              [...]
May 25, 2006                                [...]
June 25, 2006                               [...]
July 25, 2006                               [...]
August 25, 2006                             [...]
September 25, 2006                          [...]
October 25, 2006                            [...]
November 25, 2006                           [...]
December 25, 2006                           [...]
January 25, 2007                            [...]
February 25, 2007                           [...]
March 25, 2007                              [...]
April 25, 2007                              [...]
May 25, 2007                                [...]
June 25, 2007                               [...]
July 25, 2007                               [...]
August 25, 2007                             [...]
September 25, 2007                          [...]
October 25, 2007                            [...]
November 25, 2007                           [...]
December 25, 2007                           [...]
January 25, 2008                            [...]
February 25, 2008                           [...]
March 25, 2008                              [...]
April 25, 2008                              [...]
May 25, 2008                                [...]
June 25, 2008                               [...]
July 25, 2008                               [...]
August 25, 2008 and after                  $  0.00


Special rules for class A-10
So long as any other class A subclass is outstanding, class A-10 will not receive a principal distribution before [June 2004]. From [June 2004 through May 2008], class A-10 will be eligible to receive a percentage of its proportional share of scheduled and unscheduled principal for the target-rate strip for that distribution day, based on the proportion of class A-10's principal balance to the aggregate principal balances of all target-rate classes, until its principal balance is reduced to zero.

       Distribution day                      Percentage
       ------------------------------------------------
       [June 2004 through May 2005]          [30]%
       [June 2005 through May 2006]          [40]%
       [June 2006 through May 2007]          [60]%
       [June 2007 through May 2008]          [80]%
       [June 2008] and thereafter            100%

Class A-10's weighted average life will be longer, and could be significantly longer, than if it always received principal distributions proportional to its principal balance.

Clean-up call
CMSI may, at any time after the principal balance of the mortgage loans is less than 5% of the initial scheduled principal balance, repurchase the mortgage loans and any other property owned by the Trust. Certificate holders would then receive a final distribution reducing the principal balance of their Certificates to zero. The final distribution of principal on the Certificates will be made according to the distribution priorities described above under "Subordination - Distribution priorities" and "Distributions of principal." Some Certificates may not receive a distribution equal to their principal balance plus accrued interest if CMSI's purchase price is based in part on the fair market value of the Trust's property.
   CMSI may transfer its right to repurchase the mortgage loans to a third party.


Losses

Realized losses
If the net liquidation proceeds on a liquidated mortgage loan are less than loan's principal balance plus accrued interest at the mortgage loan interest rate through the last day of the month in which the loan was liquidated, the difference will be a realized loss. Realized losses also include special hazard, fraud and bankruptcy losses.
   A mortgage loan becomes a liquidated loan if CMSI either
o determines that all recoverable liquidation and insurance proceeds have been received or
o accepts payment for the release of the mortgage of less than the principal balance of the loan after determining that liquidation expenses would exceed the difference between the cash portion of the payment and the principal balance.
   Liquidation proceeds are amounts received or property acquired by CMSI in liquidating a defaulted mortgage loan. In calculating a liquidated loan loss, net liquidation proceeds (after reimbursement to CMSI and the Trustee for unreimbursed advances and liquidation expenses on the mortgage loan) are applied first to accrued interest and then to the principal balance of the loan.

Loss allocations
Allocation to a class of part or all of the interest portion of a realized loss on a mortgage loan will reduce interest payments to be received by the class.
   Allocation to a class of part or all of the principal portion of a realized loss on a mortgage loan will reduce the class's principal balance by the amount of the loss allocated to the class. A principal loss can therefore not be allocated to a class that exceeds the principal balance of the class.
   Realized losses on hypothetical mortgage loans in the target-rate strip that are covered by subordination will be allocated to the target-rate classes in accordance with their subordination priorities. That is, losses will be allocated first to class B-5 until its principal balance is reduced to zero, then to class B-4 until its principal balance is reduced to zero, and so forth. Realized losses that are not covered by subordination will be allocated among the classes in accordance with their principal balances.
   Example 1: Suppose the principal balance of class B-5 is $1,000 and of class B-4 is also $1,000. Then a realized $1,500 loss on the target-rate strip that is covered by subordination would be allocated to class B-5 until its principal balance is reduced to zero. The remaining $500 of the loss would then be allocated to the B-4 class, reducing its principal balance to $500.
   Example 2: Same facts, except that the loss is a bankruptcy loss that exceeds the limit for such losses. Since such a loss is not covered by subordination, classes B-4 and B-5 will each be allocated their proportional share of the loss, based on the principal balances of all the target-rate classes.
   Losses allocated to a class will be allocated to the Certificates in the class in proportion to their principal balances. Principal losses on the target-rate strip that are allocated to class A will be further allocated to the class A target-rate subclasses in proportion to their principal balances.
   Realized principal losses on the PO strip will be allocated to class A-11. However, if the loss is covered by subordination, it will be reimbursed by classes B and M, as described in "Distributions of principal - Principal distributions to class A-11" above.
   A bankruptcy loss will not be allocated so long as CMSI has notified the Trustee in writing that CMSI is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related mortgage loan and either

o  the mortgage loan is current on payments due or
o delinquent payments of principal and interest on the mortgage loan, premiums on any applicable standard hazard insurance policy and any escrow payments for the mortgage loan are being advanced on a current basis by CMSI, in each case without giving effect to any reduction in monthly payments on the loan due to bankruptcy proceedings.

Recoveries
Any recovery of principal on a mortgage loan that had previously been allocated as a realized loss will be allocated to the classes, to the extent of the loss on that loan allocated to the class, in order of seniority, beginning with the most senior class.


Sensitivity of Certificates to prepayment

The prepayment model
As discussed in the core prospectus ("Distributions on the Certificates - Effect of prepayments"), the rate at which mortgage loans are prepaid (including by repurchase or foreclosure) affects a Certificate's
o  weighted average life, and
o for mortgage loans purchased at a premium or a discount, yield to maturity. Prepayments on mortgage loans are commonly measured by a prepayment model. A prepayment model is a set of assumptions about the rate at which homeowners will prepay their mortgage loans. "Prepayment" includes refinancings, liquidations and repurchases by CMSI. The model used in this prospectus assumes that the homeowners will prepay new mortgage loans at some multiple of
o 0.2% per annum of the principal balance of the mortgage loans in the first month of the mortgage loans,
o an additional 0.2% per annum in each month thereafter (ie, 0.4% per annum in the second month, 0.6% per annum in the third month) until the 30th month, and
o  beginning in the 30th month and in each month thereafter, 6.0% per annum.
   If homeowners prepaid their mortgages at exactly these rates, we would say that they were prepaying at 100% of the prepayment model. Similarly, we would say that homeowners were prepaying at 200% of the prepayment model if they prepaid their loans twice as fast as 100% - that is, 0.4% per annum in the first month, 0.8% per annum in the second month, and so forth. If homeowners never made a prepayment, they would be said to prepay at 0% of the prepayment model.
   There is no assurance that prepayment of the mortgage loans will conform to any level of the prepayment model. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which homeowners sell their homes, refinance their mortgage loans or default on their mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are more likely prepay faster than if prevailing rates rise or remain level. Conversely, if interest rates rise above the interest rates on the mortgage loans, we would expect the rate of prepayment to decrease.
   Other factors affecting prepayment of mortgage loans include changes in homeowners' housing needs, job transfers, unemployment and homeowners' net equity in the mortgaged properties. In addition, as homeowners move or default on their mortgage loans, the houses are generally sold and the mortgage loans prepaid, although some of the mortgage loans may be assumed by a new buyer.
   Because the amount of principal payments on each class will depend on the rate of repayment (including prepayments) of the mortgage loans, the date by which the principal balance of any class is reduced to zero is likely to occur earlier than the last scheduled distribution day of [May 25, 2029].

   The following tables of weighted average lives and yields to maturity have been prepared using the following structuring assumptions:
o The mortgage loans, and the classes of Certificates, have the characteristics set forth in "Summary Series overview," above, without regard to any variation or approximation provided for in that section.
o Scheduled payments of principal and interest on the mortgage loans are received in a timely manner.
o Each discount loan and premium loan has an original term to maturity of [360] months and [...] months, respectively.
o Each discount loan has an interest rate equal to the initial weighted average rate for all discount loans ([...]%, subject to changes in the mortgage loan pool), and each premium loan has an interest rate equal to the initial weighted average rate for all premium loans ([...]%, subject to changes in the mortgage loan pool).
o  CMSI does not make a clean-up call.
   The prepayment model, the structuring assumptions and the other assumptions described below are made for illustrative purposes only. It is highly unlikely that the mortgage loans will prepay at a constant rate until maturity or that all of the mortgage loans will prepay at the same time. The characteristics of the actual mortgage loans are also likely to differ from the structuring and other assumptions. As a result, the actual principal balances, weighted average lives and pre-tax yields of the Certificates are likely to differ from those shown in the tables in the following subsections of this "Sensitivity of Certificates to prepayment" section, even if all of the mortgage loans prepay at the indicated percentages of the prepayment model. You are urged to consult your investment advisor and to make your investment decision based on your own determination as to anticipated rates of prepayment under a variety of scenarios and the suitability of a class of Certificates to your investment objectives.

Weighted average lives
Weighted average life refers to the average amount of time from the date a Certificate is purchased until its principal balance is reduced to zero. The weighted average life of each class shown in the following tables is determined by (1) multiplying the amount of each distribution of principal by the number of years from the closing to the related distribution day, (2) adding the results and (3) dividing the sum by the initial principal balance of the class.
   The sensitivity of class A-1 (the TAC class) to principal prepayments will depend in part upon how long it takes before the principal balance of class A-2, which supports the TAC class, is reduced to zero. Under certain relatively fast prepayment scenarios, the TAC class may continue to be outstanding when the class A-2 Certificates are no longer outstanding. Under these circumstances, principal distributions will be allocated to the TAC class without regard to the target balances, and will thus become more sensitive to prepayment rates. Conversely, under certain relatively slow prepayment scenarios, principal distributions allocated to the TAC class on a distribution day may not be sufficient to reduce the principal balance to the target balance. In such cases, the principal distributions on subsequent distribution days will be allocated to the TAC class until its principal balance equals the scheduled target balance.

Principal balance as percent of initial principal balance
                                                                Percentage of prepayment model
                  Class A-1 Certificates                Class A-2 Certificates                Class A-3 Certificates
distribution day   0%  [...]%  [...]%  [...]%  [...]%   0%  [...]%  [...]%  [...]%  [...]%    0%   [...]%  [...]%  [...]%  [...]%
Initial          100      100     100     100     100   100    100     100     100     100    100     100     100     100     100
[May] 25, 2000
[May] 25, 2001
[May] 25, 2002
[May] 25, 2003
[May] 25, 2004
[May] 25, 2005
[May] 25, 2006
[May] 25, 2007
[May] 25, 2008
[May] 25, 2009
[May] 25, 2010
[May] 25, 2011
[May] 25, 2012
[May] 25, 2013
[May] 25, 2014
[May] 25, 2015
[May] 25, 2016
[May] 25, 2017
[May] 25, 2018
[May] 25, 2019
[May] 25, 2020
[May] 25, 2021
[May] 25, 2022
[May] 25, 2023
[May] 25, 2024
[May] 25, 2025
[May] 25, 2026
[May] 25, 2027
[May] 25, 2028
[May] 25, 2029
Weighted Average
 Life (Years)
----------------

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Principal balance as percent of initial principal balance
                                                                Percentage of prepayment model
                  Class A-4 Certificates                Class A-5 Certificates                 Class A-6 Certificates
distribution day   0%  [...]%  [...]%  [...]%  [...]%   0%   [...]%  [...]%  [...]%  [...]%    0%   [...]%  [...]%  [...]%  [...]%
Initial          100      100     100     100     100   100     100     100     100     100    100     100     100     100     100
[May] 25, 2000
[May] 25, 2001
[May] 25, 2002
[May] 25, 2003
[May] 25, 2004
[May] 25, 2005
[May] 25, 2006
[May] 25, 2007
[May] 25, 2008
[May] 25, 2009
[May] 25, 2010
[May] 25, 2011
[May] 25, 2012
[May] 25, 2013
[May] 25, 2014
[May] 25, 2015
[May] 25, 2016
[May] 25, 2017
[May] 25, 2018
[May] 25, 2019
[May] 25, 2020
[May] 25, 2021
[May] 25, 2022
[May] 25, 2023
[May] 25, 2024
[May] 25, 2025
[May] 25, 2026
[May] 25, 2027
[May] 25, 2028
[May] 25, 2029
Weighted Average
 Life (Years)
----------------

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Principal balance as percent of initial principal balance
                                                                Percentage of prepayment model
                  Class A-7 Certificates                Class A-8 Certificates                Class A-9 Certificates
distribution day 0%    [...]%  [...]%   [...]%  [...]%  0%   [...]%  [...]%  [...]% [...]%   0%    [...]%  [...]%  [...]%  [...]%
Initial          100      100     100     100     100   100     100     100     100    100   100      100     100     100     100
[May] 25, 2000
[May] 25, 2001
[May] 25, 2002
[May] 25, 2003
[May] 25, 2004
[May] 25, 2005
[May] 25, 2006
[May] 25, 2007
[May] 25, 2008
[May] 25, 2009
[May] 25, 2010
[May] 25, 2011
[May] 25, 2012
[May] 25, 2013
[May] 25, 2014
[May] 25, 2015
[May] 25, 2016
[May] 25, 2017
[May] 25, 2018
[May] 25, 2019
[May] 25, 2020
[May] 25, 2021
[May] 25, 2022
[May] 25, 2023
[May] 25, 2024
[May] 25, 2025
[May] 25, 2026
[May] 25, 2027
[May] 25, 2028
[May] 25, 2029
Weighted Average
 Life (Years)
----------------

* Indicates that between zero and 0.5% of initial principal balance is outstanding.

Yield to maturity
If a Certificate is purchased at a discount from parity (as described below), and the anticipated yield to maturity of the Certificate assumed faster prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Conversely, if a Certificate is purchased at a premium to parity, and the anticipated yield to maturity of the Certificate assumed slower prepayments of the mortgage loans than are actually received, the actual yield to maturity will generally be lower than anticipated. Parity is the price at which a Certificate will yield its coupon, after giving effect to any payment delay.
   The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with the investor's expectations. In general, the earlier a prepayment is received, the greater the effect on the investor's yield to maturity. As a result, higher (or lower) than anticipated principal payments during the period immediately following the closing date will not be offset by the same amount of lower (or higher) principal payments in a subsequent period.
   CMSI intends to file additional yield tables and other computational material for some class A subclasses, the class M Certificates and the offered class B subclasses with the SEC in a report on Form 8-K. See "Incorporation of documents by reference" below. These tables and materials were prepared by the underwriter at the request of some prospective investors, based on assumptions provided by, and satisfying the special requirements of, the investors. These assumptions may differ from the structuring assumptions and may not be relevant to or appropriate for other investors.

Sensitivity of the class A-3 and A-11 Certificates
The following tables indicate sensitivity to various rates of prepayment on the mortgage loans of the pre-tax yields to maturity on a corporate bond equivalent basis of the class A-3 and A-11 Certificates. In addition to the structuring assumptions described in "The prepayment model" above, we have assumed that
o the class A-3 Certificates will be issued at an aggregate purchase price of approximately [...]% of their initial scheduled principal balance, and
o the class A-11 Certificates will be issued at an aggregate purchase price of approximately [...]% of their initial scheduled principal balance.
   You should note that the only prepayments that affect the class A-3 Certificates are prepayments on the hypothetical loans in the target-rate strip, while the only prepayments that affect the class A-11 Certificate are prepayments on the hypothetical loans in the PO strip. The hypothetical loans in the PO strip are stripped from discount loans - that is, loans with net loan rates lower than the target rate. These loans, and consequently the class A-11 Certificates, are likely to prepay more slowly than other loans in the Trust.



   Pre-tax yields
                         Percentage of prepayment model
     Class           0%          [...]%       [...]%       [...]%       [...]%
--------------------------------------------------------------------------------
Class A-3      [...]%       [...]%       [...]%       [...]%       [...]%
Class A-11     [...]%       [...]%       [...]%       [...]%       [...]%

The pre-tax yields set forth in the preceding table (and in the tables below for yields on offered class B Certificates) were calculated by
o determining the monthly discount rates that, when applied to the streams of cash flows assumed to be paid on the Certificates, would make the discounted present value of the assumed stream of cash flows equal an assumed purchase price for each class A-3 Certificate of [...]%, and for each class A-11 Certificate of [...]%, of its initial principal balance, and
o  converting the monthly rates to corporate bond equivalent rates.

   The calculation does not take into account the interest rates at which you might reinvest distributions you receive on the class A-3 or A-11 Certificates.

Yields on offered class B Certificates
If the principal balances of the unoffered class B Certificates are reduced to zero, the yields to maturity on the offered class B Certificates will become extremely sensitive to the amount and timing of losses on the mortgage loans, because the losses (other than losses that are not covered by subordination) will be entirely allocated to class B-2 until its principal balance is reduced to zero, and then to class B-1.
   Defaults on the mortgage loans may be measured relative to a default standard or model. The model used in the following tables, the standard default assumption, or SDA, assumes constant default rates of
o 0.02% per annum of the principal balance in the first month of the mortgage loans,
o an additional 0.02% per annum in each month from the second month until the 30th month,
o    0.60% per annum in each month from the 30th month through the 60th month,
o 0.0095% per annum less in each month from the 61st month through the 120th month, and
o    0.03% per annum in each month after the 120th month.
   Mortgage loans that conform to this assumption are said to be 100% SDA. A default assumption of 50% SDA would assume default rates in each month that were 50% of the assumption, and similarly for 150% SDA and other assumptions. No percentage SDA purports to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans.
   The following yield tables have been prepared using the structuring assumptions, except that we assumed that
o scheduled interest and principal payments on the mortgage loans are received timely, except for mortgage loans on which defaults occur in accordance with the indicated percentages of SDA,
o  all defaulted loans are liquidated after exactly 12 months,
o there are realized losses of a percentage (referred to in the tables as the "loss severity" percentage) of the principal balance at liquidation of the liquidated mortgage loans,
o  all realized losses are covered by subordination,
o the class A prepayment percentage is reduced only when permitted as described above under "Distributions of principal - Principal distributions to target-rate classes," and
o   there are no interest shortfalls due to prepayments.
   The pre-tax yields shown in the following tables were calculated in the same manner as the pre-tax yields on the A-3 and A-11 Certificates, as described in the preceding section. We assumed purchase prices of [...]% of the initial principal balance plus accrued interest for the B-1 Certificates and [...]% of the initial principal balance plus accrued interest for the B-2 Certificates.


Pre-tax yield to maturity of class B-1 Certificates
                                          Percentage of prepayment model
                        [...]% Loss Severity             [...]% Loss Severity
SDA Percentage   [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
-----------------------------------------------------------------------------
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%

Pre-tax yield to maturity of class B-2 Certificates
                                          Percentage of prepayment model
                        [...]% Loss Severity             [...]% Loss Severity
SDA Percentage   [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
-----------------------------------------------------------------------------
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%

The following table shows aggregate realized losses on the Certificates under each of the scenarios in the preceding tables, expressed as a percentage of the initial principal balance:

Aggregate realized losses
                         Percentage of prepayment model
                        [...]% Loss Severity             [...]% Loss Severity
SDA Percentage   [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
-----------------------------------------------------------------------------
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%
[...]%           [...]%    [...]%     [...]%     [...]%     [...]%     [...]%


Investors should note that
o the loss severity percentage does not purport to be a historical description of loss severity experience or a prediction of the anticipated loss severity of any pool of mortgage loans, and
o even if subsequently cured, delinquencies may affect the timing of distributions on the offered class B Certificates, because the entire amount of the delinquencies would be borne by the offered class B subclasses in reverse order of seniority before they would affect the class M and A Certificates.


Voting Rights

At all times,
o [98]% of the voting rights of Certificate holders will be allocated among the class A (other than class A-IO), M and B Certificates in proportion to their principal balances, and
o [2]% of such voting rights will be allocated to the class A-IO Certificates.


Additional ERISA considerations

The Department of Labor has granted the underwriter, [Underwriter], an administrative exemption, Prohibited Transaction Exemption PTE [...] (the [Underwriter] exemption), from some of ERISA's prohibited transaction rules and some of the excise taxes imposed by the Internal Revenue Code for the initial purchase, the holding and the subsequent resale by ERISA plans of certificates in pass-through trusts that meet the conditions and requirements of the [Underwriter] exemption. The [Underwriter] exemption should apply to the acquisition, holding, and resale of the offered class A Certificates by an ERISA plan, provided that specified conditions are met, including
o the acquisition of the offered class A Certificates by an ERISA plan is on terms (including the purchase price) that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party,
o the offered class A Certificates acquired by the ERISA plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories from any of S&P, Fitch, Duff & Phelps Credit Rating Co. or Moody's Investors Service, Inc.,
o the sum of all payments made to [Underwriter] for the distribution of the offered class A Certificates is no more than reasonable compensation for underwriting the certificates, and
o the sum of all payments made to and retained by CMSI is no more than reasonable compensation for CMSI's services and reimbursement of its reasonable expenses.
   In addition, an ERISA plan investing in the offered class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.
   The [Underwriter] exemption does not apply to the acquisition and holding of offered senior Certificates by ERISA plans sponsored by CMSI, the underwriter, the Trustee or any of their affiliates. Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements
o an ERISA plan's investment in each class A subclass does not exceed 25% of that subclass at the time of the acquisition and
o immediately after the acquisition, no more than 25% of the assets of an ERISA plan for which the person who has discretionary authority or renders advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same person.
   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Internal Revenue Code section 4975. However, a governmental plan may be subject to similar federal, state or local laws. A fiduciary of a governmental plan should make its own determination as to the need for the availability of any exemptive relief under such similar laws.
   Neither the [Underwriter] exemption nor PTE 83-1 (discussed under "ERISA considerations" in the core prospectus) applies to the acquisition or holding of the class M Certificates or the offered class B Certificates, which are subordinated to the class A Certificates.


Legal investment

The offered class A and class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The offered class B Certificates will not be "mortgage related securities" under SMMEA.


Federal income tax consequences

An election will be made to treat the Trust as a REMIC. Each class of offered Certificates will be designated as a regular interest in the REMIC. Offered Certificates will be treated as debt instruments for US federal income tax purposes.
   The class [...] and class [...] Certificates will be issued with original issue discount (OID) equal to the excess of their initial principal balances over their issue prices. It is anticipated that

o the class [...] Certificates will be issued with OID equal to the excess of their initial principal balance (plus three days of accrued interest) over their issue price (including accrued interest),
o  the class [...], class [...], class [...], class [...], class [...], class [...], class [...], class [...] and class [...] Certificates will be issued at a premium, and
o the class [...], class [...] and class [...] Certificates will be issued with de minimis OID.
   The offered Certificates will be treated as
o "loans . . . secured by an interest in real property which is . . . residen-tial real property" and "regular interests in a REMIC" for domestic building and loan associations,
o  "qualified mortgages" for another REMIC, and
o  "permitted assets" for a financial asset securitization investment trust.


Plan of distribution

   Subject to the terms and conditions of the underwriting agreement among Citicorp, CMSI and the underwriter, [Underwriter], the underwriter, will purchase the offered Certificates from CMSI upon issuance. The underwriter has committed to purchase all the offered Certificates if any Certificates are purchased. The underwriter will distribute the offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.
   Proceeds to CMSI will be approximately [...]% of the aggregate initial principal balance of the class A Certificates, approximately [...]% of the aggregate initial principal balance of the class M Certificates and approximately [...]% of the aggregate initial principal balance of the offered class B Certificates, plus accrued interest at the rate of [...]% and before deducting expenses payable by CMSI. [However, if the aggregate initial principal balance of the class A Certificates is less than $[...], the aggregate proceeds to CMSI (as a percentage of the aggregate initial principal balance of the class A Certificates) will be adjusted upwards by not more than [0.001]% and if the aggregate initial principal balance of the class A Certificates is greater than $[...], the aggregate proceeds to CMSI (as a percentage of the aggregate initial principal balance of the class A Certificates) will be adjusted downwards by not more than [0.001]%.] In connection with the purchase and sale of the offered Certificates, the underwriter may be deemed to have received compensation from CMSI in the form of underwriting discounts.
   Subject to the terms and conditions of the purchase agreement among Citicorp, CMSI and [Purchaser], [Purchaser] will purchase the unoffered class B Certificates upon issuance. [Purchaser] has committed to purchase all of the unoffered class B Certificates if any offered Certificates are purchased. [Purchaser] will offer the unoffered class B Certificates through one or more negotiated transactions, as a private placement to a limited number of institutional investors. The closing of the sale of the unoffered class B Certificates is a condition to the closing of the sale of the offered Certificates to the underwriter.
   The Underwriting Agreement provides that CMSI and Citicorp will indemnify the underwriter against certain civil liabilities under the Securities Act of 1933 or contribute to payments the underwriter may be required to make under that Act.
   In connection with this offering, the underwriter may over-allot or effect transactions that stabilize or maintain the market price of the offered Certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

Experts

The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report on Form 10-K for 1998 have been incorporated by reference in reliance upon the report in such Form 10-K of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.


Legal opinions

Legal opinions will be delivered for CMSI and Citicorp by Marla A. Berman, as an Associate General Counsel - Corporate Law of Citigroup, and for the underwriter by [underwriter's counsel]. Rona Daniels, Vice President and Tax Counsel for Asset Securitization of Citibank, will deliver an opinion on federal income tax matters for CMSI. Ms. Berman and Ms. Daniels each owns or has the right to acquire less than 0.01% of the outstanding common stock of Citigroup. [Underwriter's counsel] will deliver an opinion on ERISA matters for CMSI.


Incorporation of documents by reference

The following documents filed with the SEC by CMSI under the Securities Exchange Act of 1934 are incorporated by reference in this prospectus as of their filing dates:
o  Current Report on Form 8-K dated [...], filed pursuant to Section 13, and
o all reports subsequently filed pursuant to sections 13(a), 13(c) or 15(d) prior to the termination of the offering of the Certificates.

Core prospectus
May 4, 1999


Citicorp Mortgage Securities, Inc.
909 Third Avenue
New York, NY 10043
(212) 559-6727

REMIC Pass-Through Certificates
--------------------------------------------------------------------------------
Holders of Certificates will have an interest in a Trust whose as-sets consist principally of mortgage loans, or interests in mort-gage loans, on one- to four-family residences or cooperative apartments. Each Certificate will entitle its holder to a portion of distributions of principal and interest payments that the Trust receives on the mortgage loans or mortgage loan interest, as de-scribed in this prospectus.



                You should read "General risk factors," beginning
             on page [...] of this core prospectus, and any "Series
               risk factors" section in the attached supplement,
                     before you purchase any Certificates.


        ----------------------------------------------------------------
              The Certificates are not insured or guaranteed by the
               Federal Deposit Insurance Corporation or any other
                              governmental agency.

             Neither the Securities and Exchange Commission nor any
          state securities commission has approved the Certificates or determined that this prospectus is accurate or complete.
            Any representation to the contrary is a criminal offense.

How to read this prospectus

This prospectus consists of this core prospectus and the preceding supplement. This core prospectus gives general background information that applies to all Series of Certificates. The preceding supplement gives specific information about the particular Series of Certificates offered by this prospectus. You should carefully read the entire prospectus before investing.

The supplement may update or modify information in this core prospectus; whenever information in the supplement contradicts any information in this core prospectus, you should rely on the information in the supplement.

In deciding whether to purchase Certificates, you should rely solely on the information in this prospectus. We have not authorized anyone to give you different information about the Certificates.

You will find a detailed table of contents for this prospectus immediately following the cover page of the supplement and an index of all terms defined in this prospectus at the end of this core prospectus.

Summary


The Certificates Citicorp Mortgage Securities, Inc. (CMSI) will set up a Trust that will purchase a pool of mortgage loans from CMSI. The Trustee for the Trust is identified in the supplement. The Trustee is not affiliated with CMSI.
   Each mortgage loan will be secured, usually by a first-priority mortgage on a one- to four-family residential property. Some mortgage loans may be loans on cooperative apartments, which will be secured by a first-priority lien on shares in a cooperative apartment corporation and the related lease or occupancy agreement. Other mortgage loans may be secured by leases of residential property. The supplement describes the specific properties of the mortgage loans.
   The mortgage loans in the Trust may be either
o affiliated mortgage loans originated by CMSI or its affiliates or purchased from third parties and serviced by CMSI or its affiliates, or
o third-party mortgage loans originated by third parties and sold to CMSI on a "servicing retained" basis - that is, where a third-party continues to service the loan.
   The Trust will sell Certificates evidencing interests in one pool of mortgage loans. The Certificates offered by the Trust will comprise a single Series of Certificates. A Certificate holder will own, through the Trust, a portion of the payments on the mortgage loans received by the Trust and other property held by the Trust. Payments received by the Trust will, after deduction of servicing and other costs, be distributed to the Certificate holders.
   The Trust will receive scheduled payments of principal and interest on the mortgage loans, prepayments of principal, proceeds of foreclosure proceedings on the mortgaged properties securing the mortgage loans and payments of hazard or other insurance on the mortgaged properties or mortgage loans. The Trust may also receive other payments described in this prospectus. Other property of the Trust may include mortgaged properties acquired by foreclosure, reserve funds or other credit support, and insurance policies. The Trust's expenses will include fees paid to CMSI and/or others for servicing the mortgage loans, expenses of foreclosure proceedings, and other expenses.

Different classes of Certificates
A Series of Certificates will usually consist of several classes of Certificates. Some classes of Certificates may not be offered publicly but may be sold privately (including sales to CMSI or an affiliated company). Only Certificates rated as investment grade by a nationally recognized rating agency will be offered to the public.
   Holders of Certificates in different classes will be entitled to different distributions out of payments received by the Trust. For example,
o Different classes may not receive interest at the same rate on their principal balances. Some principal-only, or PO, classes may receive no interest at all.
o   Some classes may receive interest but not principal. Such interest-only (or
IO) classes will receive interest on a "notional" balance, but will not receive distributions of any part of their notional balance.
o Some accrual classes may not receive interest distributions for a specified period, with the deferred interest being added to the class's principal balance.
o Some classes may not receive distributions of some or all of their principal for a stated time or until a stated event (such as reduction to zero of the principal balance of another class ). As a result, some classes will have their principal balances reduced faster than other classes.
o Some classes may be subordinated to other more senior classes. If there are delinquencies or losses on the mortgage loans so that the Trust does not have enough money to distribute the accrued interest and principal to all the classes, the subordinated classes as a group will absorb a disproportionately large amount of these shortfalls or losses.
   A class of Certificates may be divided into subclasses. The supplement describes each class of Certificates in the Series.

REMIC election
The Trust will elect to be treated as a "real estate mortgage investment conduit" (or REMIC) under US federal tax laws. The Trust may be comprised of multiple REMICs. A REMIC is not subject to US federal corporate tax, so payments of principal and in-terest received by the Trust can be distributed to Certificate holders without deduction for those taxes.

Trusts of Certificates
The Trust may contain in addition to, or instead of, mortgage loans, mortgage-backed securities issued by the Government National Mortgage Association (popularly known as Ginnie Mae), the Federal Home Loan Mortgage Corporation (popularly known as Freddie Mac), Fannie Mae (formerly Federal National Mortgage Association) (collectively, agency certificates) or by other REMICs. Principal and interest received on agency certificates or REMIC securities will be distributed to Certificate holders in much the same way as principal and interest payments received on mortgage loans.


General risk factors

You should consider the following general risk factors, and any risk factors described in the supplement that are specific to the Series, before you purchase any Certificates.

Limited liquidity
The liquidity of the Certificates may be limited.
o A secondary market for a class of Certificates may not develop or, if it does, it may not provide you with liquidity of investment or continue for the life of the Certificates,
o While CMSI anticipates that the underwriter will establish a secondary market for the Certificates, the underwriter will not have to do so or to continue doing so for any period of time.
o CMSI does not intend to list any Certificates on a securities exchange or automated quotation system.

Limited assets
The Trust's assets are generally limited to mortgage loans. If payments and recoveries on the mortgage loans are insufficient to make all distributions of interest and principal on the Certificates, there may be no other assets available to make up the deficiency.
   CMSI may advance its own funds to cover delinquent scheduled payments of principal or interest on the mortgage loans it services, but is not obligated to do so. CMSI intends to make advances to the extent it determines that the funds advanced will be reimbursed to it from future payments and collections on the related mortgage loans. If CMSI fails to make an advance, the Trustee, acting in its individual capacity and not as Trustee, will make an advance to cover delinquencies, but only to the extent it believes its advances will be reimbursed from future payments and collections on the related mortgage loans.
   Other servicers and master servicers of third-party mortgage loans must advance their own funds to cover delinquent scheduled payments of principal and interest on the loans they service, but only to the extent they determine that the funds advanced will be reimbursed from future payments and collections on the related mortgage loans.
   To the extent that CMSI, other servicers and master servicers and the Trustee do not make advances, the only source of cash for distributions on the Certificates will be cash received on the mortgage loans.

Uncertainty of yields
The yield to maturity of each class of Certificates will be sensitive, in varying degrees, to
o the rate of principal prepayments and other unscheduled receipts on the mortgage loans,
o the allocation of prepayments and unscheduled receipts among the classes of Certificates,
o the amount, timing and cause of losses and payment shortfalls on the mortgage loans,
o the allocation of losses and distribution shortfalls among the classes of Certificates and
o any difference between the purchase price of a Certificate and its principal balance at the time of purchase.
   If you purchase a Certificate at a discount, a slower than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If you purchase a Certificate at a premium, a faster than anticipated rate of prepayment will result in an actual yield lower than the anticipated yield. If losses or distribution shortfalls are allocated to your Certificates, your actual yield will be adversely affected. You should therefore understand the terms and conditions of any Certificates in which you are considering an investment and the priorities for principal and interest distributions and allocations of losses and shortfalls before you make an investment. See "Distributions of principal," "Losses" and "Sensitivity of Certificates to prepayment" below.

Legal investment
Institutions whose investment activities are subject to legal investment laws and regulations or to regulatory review may be subject to restrictions on investment in subordinated classes of Certificates. CMSI cannot represent that any class of subordinated Certificates will be a legal investment for you. You should consult your counsel on whether any subordinated class of Certificates is a legal investments for you.

Restrictions on transfer
The purchase and holding of subordinated classes of Certificates by or on behalf of an employee benefit plan subject to the Employee Retirement Security Act of 1974 (ERISA) may result in prohibited transactions under erisa, the Internal Revenue Code or similar law. These laws may restrict the number and types of investors that can buy subordinated classes of Certificates and could therefore adversely affect the liquidity of these Certificates.
   The Trust will not register or recognize a transfer of Certificates of a subordinated class unless the transferee satisfies the conditions set forth in "ERISA considerations - Class exemptions" below.

Year 2000
The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection and posting of payments on the mortgage loans, the servicing of the mortgage loans and the distributions on the Certificates depend upon computer systems of Citicorp Mortgage, Inc. (which will service affiliated mortgage loans as CMSI's delegate) and its subservicers, any servicers or master servicers for third-party loans, the Trustee and, for book-entry Certificates, the Depository Trust Company
(DTC).
   Citicorp Mortgage has modified its computer systems and expects to be year 2000 ready. Citicorp Mortgage is also assessing the year 2000 readiness of key vendors and subservicers. The Trustee has advised Citicorp Mortgage that it has implemented measures to modify and validate its critical computer systems for year 2000 readiness. DTC has informed its participants that it is implementing a program so that DTC's systems for timely distributions, book-entry deliveries and settlement of trades will continue to function appropriately in 2000.
   The failure of any of the above parties, or their key vendors and subcontractors, to be year 2000 ready could result in incorrect or inadequate servicing of mortgage loans and delayed or incorrect distributions to Certificate holders.

Distributions on the Certificates

Scheduled payments on mortgage loans
Each mortgage loan will have a scheduled payment that is due on the first day of each month. The scheduled payment will consist of
o interest on the unpaid principal amount (the principal balance) of the mortgage loan for the preceding month, and
o a specified part of the principal balance. Scheduled payments may also include payments for real estate taxes or other assessments and property insurance. The homeowner usually has a grace period in which he or she can make the payment without having to pay additional interest or a late payment charge. (In this prospectus, we often refer to the borrower under a mortgage loan as the homeowner, even though he or she may be a tenant or a cooperative apartment shareholder.)

Property of the Trust; the cut-off date
The principal balance of each mortgage loan in the Trust will be determined as of the first day of the month in which the Certificates are issued (the cut-off date). Prepayments of principal received on or before the cut-off date will not be property of the Trust. Nor will scheduled payments of principal and interest for months ending before the cut-off date, even if the homeowners make the payments on or after the cut-off date.
   Example: A Trust issues Certificates on January 15. Then January 1 is the cut-off date. Principal prepayments received on or before January 1 are not property of the Trust, nor are scheduled payments of principal and interest due on January 1, no matter when they are received. Principal prepayments received after January 1 are property of the Trust as are scheduled payments due on February 1 or later, even if the scheduled payments were received before the cut-off date.

Distribution of scheduled payments
CMSI, as paying agent for the Trust, will distribute principal and interest on the Certificates at regular intervals. For most Series of Certificates, distributions will be made monthly, but distributions can be made quarterly, semi-annually or at other intervals, but not less often than annually. In this core prospectus, unless otherwise stated, it will be assumed that distributions are monthly.
   On the 18th day of each month (the determination day), CMSI will determine how much of the scheduled principal and interest payments due on the first day of that month has been received by the persons administering and servicing the mortgage loans (the servicers) and forwarded to the Trust. After deduction of the servicers' fees, these funds will be distributed on the 25th day of the month (the distribution day) to the Certificate holders as principal and interest on the Certificates. (If the 18th day of the month is not a business day, the determination day will be the next business day after the 18th; similarly for the distribution day.)
   Interest will be paid on each class of Certificates at the rate stated for the class in the supplement. The interest rate for a class of Certificates may differ from the average interest rate on the mortgage loans or the rate on any particular mortgage loan. Principal will be distributed to the various classes of Certificates in accordance with the priorities stated in the supplement.
   In addition to those regular classes of Certificates that have a principal balance and/or an interest rate, there will be a single residual class of Certificates that will have no interest rate and may have no principal balance. The residual class will receive in each month only part or all of any amounts that were available for distribution but that exceeded the distributions to be made to the regular classes.

Calculation of interest; effective rate
Monthly distributions of interest on those Certificates having a fixed rate of interest are calculated on the basis of a 360-day year of twelve 30-day months. This means that
o interest for a calendar month will be calculated by multiplying the principal balance by 1/12 of the annual interest rate for the Certificate, regardless of the number of days in the month, and
o interest for a part of a calendar month will be calculated by multiplying the principal balance by the annual interest rate for the Certificate times a fraction that is the number of days in the month for which interest is owed over 360.
Calculation of interest for any Certificates bearing a variable or floating rate of interest are described in the supplement.
   Interest accrued on mortgage loans during a calendar month will be due from the homeowner on the first day of the following month, along with the scheduled principal payment due on that first day, but will not be distributed to Certificate holders until the distribution day. These payments of principal and interest will not accrue interest from the first day of the month to the distribution day. For example, interest accrued during January on the principal balances of the mortgage loans, and the scheduled payments of principal, will be due from the homeowners on February 1 but will not earn interest from February 1 to the February 25 distribution day. This delay in the Certificate holder's receipt of principal and interest for a period during which no additional interest accrues means that the effective interest rate on a Certificate will be lower than its stated interest rate.

Adequacy of scheduled payments
The Certificates in each Series will usually be structured so that the aggregate principal balances of the mortgage loans in the Trust at the cut-off date (without regard to principal prepayments received on or before the cut-off date or scheduled payments due on or before the cut-off date) will equal the aggregate principal balances of the Certificates. Moreover, the aggregate principal balance of the Certificates on each distribution day after the distribution has been made will equal the aggregate scheduled principal balance of the mortgage loans.

   The scheduled principal balance of a mortgage loan on a distribution day will equal its actual principal balance, except that it is assumed that
o   no prepayments (whole or partial) have been made during that month, and
o the homeowner has made all scheduled payments of principal and interest that have become due, and has not made a scheduled payment that is not yet due.
   If each homeowner were to make all of his or her scheduled monthly payments of principal and interest before the determination day for the month, and never prepay any principal (see below), the Trust would have sufficient funds (1) to distribute interest to all the classes of Certificates at their interest rates on each distribution day and (2) to distribute the last installment of the aggregate principal balance of the Certificates by no later than the distribution day following the last scheduled payment of principal and interest on any mortgage loan. While it is extremely unlikely that no homeowner will be late or otherwise default on a mortgage loan payment, or that no homeowner will make a principal prepayment, understanding the adequacy of the scheduled payments on the mortgage loans to provide funds for full distributions on the Certificates will help you understand the effects of the Trust's receipt of payments that are larger or smaller than scheduled.
   If the Trust does not have enough money on a distribution day to distribute all the principal and interest required to be distributed to a particular class, available funds will first be used to distribute current interest, then past due interest and lastly principal to the class. Money available for distribution may be applied to principal or interest on a class without regard to whether it was received as principal or interest on a mortgage loan. Thus, cash received by the Trust as principal payments on mortgage loans may be distributed to Certificate holders as interest, and vice-versa. Principal and interest will be distributed to the Certificates within a single class in proportion to the principal balances of the Certificates.
   You should note that when we say that the Trust does not have enough money on a distribution day to distribute all required principal and interest, we mean only that the Trust has not received enough money that is available for distribution on the distribution day. For instance, a scheduled payment that the Trust receives after the determination day is not available to be distributed on the following distribution day. Also, as described below, prepayments will not be available for distribution until a later distribution day, and escrowed or other funds held by the Trust or a servicer for a special purpose (such as the payment of real estate taxes on the mortgaged properties) will not be available for distribution at all.

Delinquencies and their effect; advances
Homeowners from time to time delay making scheduled payments of principal and interest until after the determination day for the month. Even a small number of delinquent payments could mean that the Trust will not have enough money available to make full distribution of principal and interest to all the Certificates on the distribution day.
   If the Trust does not have enough money on a distribution day to distribute full interest and principal to all classes of Certificates, it could use money received as principal payments on mortgage loans to pay interest to Certificate holders. If the Trust were to do so, it would have to allocate a principal loss to some classes of Certificates. A loss allocation would be required to keep the aggregate scheduled principal balance of the mortgage loans the same as the aggregate principal balance of the Certificates.
   To avoid a loss allocation to a class of Certificates,
o the Trust may advance prepayments received in the month of the distribution day to cover shortfalls, and
o if such prepayments are not adequate to enable the Trust to make a full distribution, CMSI, any third-party servicers and the Trustee may advance money to the Trust to enable it to make full distributions on the Certificates.
If the Trust uses prepayments received in the month of the distribution day to cover shortfalls on that distribution day, the Trust will reimburse itself out of payments received for the following month.
   While not required to do so, CMSI may make a voluntary advance to the Trust of a delinquent payment on an affiliated mortgage loan, and a third-party servicer may make a voluntary advance of a delinquent payment on a third-party mortgage loan. A delinquent payment, and the advance, may be for principal, interest, taxes or insurance premiums.
   CMSI intends to make a voluntary advance for a delinquent payment on an affiliated mortgage loan if it believes the advance will be recoverable from future payments and proceeds on the loan. The Trust will reimburse CMSI or a third-party servicer for a voluntary advance, without interest, out of later payments received on the mortgage loan for which the advance was made, or if CMSI determines that the advance will not be recoverable from payments on that mortgage loan, from payments on other mortgage loans.
   If on a distribution day, the scheduled payments due in that month that have actually been received from homeowners, prepayments received in that month and voluntary advances made by CMSI and any third-party servicers are less than the scheduled payments due in that month from homeowners, the Trustee will advance the difference to the Trust, but only up to an amount the Trustee determines will be recoverable from future payments, proceeds or recoveries on the mortgage loans. The Trustee will make separate determinations and advances for the affiliated mortgage loans and for the third-party mortgage loans. In determining whether to make, and in making, an advance, the Trustee will be acting in its individual capacity, and not as a trustee. Advances by the Trustee on affiliated mortgage loans will be reimbursed from future payments on affiliated mortgage loans received by the Trust, and similarly for advances on third-party mortgage loans.

Prepayments on mortgage loans
A homeowner may prepay part or all of his or her mortgage loan at any time. That is, a homeowner can pay more principal than he or she is scheduled to pay. The homeowner can include this additional payment with the scheduled payment of principal and interest, or can pay it at some other time. A homeowner will usually not incur an additional prepayment charge for prepaying a mortgage loan. A mortgage loan may also be prepaid in other circumstances, described in "Types of prepayment" below.
   CMSI anticipates that a significant number of mortgage loans will be prepaid in whole or in part. Homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds will all influence the level of prepayments.

Delay in distribution of prepayments
Prepayments received by the servicers in a calendar month will generally not be distributed as principal to Certificate holders until the distribution day in the following month. For example, if $1,000 of prepayments are received in March, the Trust will distribute these prepayments to the Certificate holders on the April 25 distribution day. Accordingly, if a homeowner on March 1 makes the scheduled payment due on that date, and simultaneously makes a full or partial prepayment, the homeowner's scheduled payment will be distributed on the March 25 distribution day but the prepayment will not be available for distribution until the April 25 distribution day.
   (Prepayments received in a month may be advanced by the Trust to cover shortfalls on a distribution day in that month, as described in "Delinquencies and their effect; advances" above.)

Effect of prepayments
Prepayments can have a number of effects on the Certificates:
o Prepayments increase the speed at which the principal balance of the Certificates will be distributed. Principal distributions that are faster or slower than anticipated can profoundly affect the return, or yield, on a Certificate. Consider for example a Series consisting of just two classes - an interest-only (IO) class and a principal-only (PO) class. (This is an unlikely structure for a Series, but one in which the effect of prepayments can be clearly seen.) If prepayments on the mortgage loans are greater than anticipated, the PO class will be paid off faster, and the IO class will receive less interest, than anticipated. In the extremely unlikely event that all the mortgage loans are completely prepaid in the first month, the PO class will be paid off on the first distribution day, greatly increasing its rate of return, while the IO class will receive only one distribution of interest. Conversely, if prepayments are less than anticipated, the IO class would benefit, but the PO class would see its yield reduced.
   Generally speaking, if the price of a Certificate is greater than its principal balance (which is always true for an IO class, since it has no principal balance), greater than anticipated prepayments will reduce the rate of return while lesser than anticipated prepayments will increase the rate of return. The opposite generally holds where the price of a Certificate is less than its principal balance: greater than anticipated prepayments will increase the rate of return and lesser than anticipated prepayments will reduce the rate of return. The extent to which greater or lesser prepayments will affect the rate of return on a class of Certificates depends on the particular properties of the class. The supplement describes the extent to which certain classes of the Series could be affected by changes in the rate of prepayment, based on a set of assumptions (called a prepayment model) described in the supplement.
o Prepayments can increase or decrease the average interest rate on the mortgage loans. For example, if (ignoring servicing fees) half of the mortgage loans (by principal balance) in a pool have an interest rate of 6%, and half have an interest rate of 8%, the average interest rate for the pool will be 7%. Suppose the Certificates all carry an interest rate of 7%. If the mortgage loans with an 8% rate prepay faster than the mortgage loans with a 6% rate, then, other things being equal, the weighted average interest rate on the mortgage loans will fall below 7%, so that interest received on the mortgage loans may be less than the interest required to be distributed on the Certificates. (This problem is often solved by the structuring technique of "ratio stripping," which, if used, is described in the supplement.)
   Mortgages with higher interest rates have historically prepaid faster than mortgages with lower rates. The result is that if a pool contains mortgage loans with significantly different interest rates, the higher interest rate mortgage loans can be expected to pay off faster, with the result that the weighted average interest rate on the mortgage loans would decline.
o When a homeowner makes a prepayment, he or she will often not pay any interest on the prepayment. Since the Trust does not distribute this prepayment until the following month, the prepayment amount will usually earn less interest than the mortgage loan rate or the interest rate on any class of Certificates.
   Example: a homeowner prepays $1,000 on January 10, and pays no interest with this prepayment. The homeowner's February 1 scheduled payment also does not include any interest on the $1,000 prepayment. The $1,000 prepayment will be distributed to the Certificate holders on the February 25 distribution day. The Trust will also be required to distribute interest on the $1,000 for the entire month of January - interest that was not paid by the homeowner. The prepayment may have been reinvested for the Trust at short-term rates, but the interest earned at these short-term rates will probably be less than one month's interest at the mortgage loan rate.
   If there are a substantial number of prepayments in a month, the drop in interest payments by the homeowners for that month could result in a shortfall of funds available to distribute principal and interest on the Certificates on the distribution day. However, CMSI and the other servicers will have to make up for at least part of such prepayment interest shortfalls out of their servicing fees, as described in the supplement.

Types of prepayment
In addition to voluntary prepayments by a homeowner, there are other circumstances in which part or all of a mortgage loan may be prepaid.
o The homeowner may refinance the mortgage loan by prepaying the mortgage loan in full and taking out a new mortgage loan, or the homeowner and the lender may agree to modify the terms of the mortgage loan as an alternative to refinancing. Refinanced or modified mortgage loans will be treated as fully prepaid and removed from the Trust. Originators affiliated with CMSI are permitted to refinance or modify mortgage loans and may offer homeowners special refinancing or modification incentives.
o CMSI permits participation in "prepayment programs" offered by unaffiliated service agencies in which homeowners generally make 26 bi-weekly payments during a calendar year. Each payment equals one-half of the homeowner's scheduled monthly payment, with the result that the homeowner makes payments in a calendar year equal to 13 scheduled monthly payments, rather than 12. The extra amount is applied as a prepayment of the mortgage loan.
o Most fixed rate mortgage loans permit the servicer to demand payment of the entire principal balance of the loan upon a sale of the mortgaged property (a due-on-sale clause) rather than allowing the purchaser to assume the mortgage loan. CMSI will generally exercise a due-on-sale clause if (1) for a fixed rate mortgage loan, CMSI believes the clause is legally enforceable, and (2) for an adjustable-rate mortgage loan, the assumption will impair the Trust's security.
o If a mortgaged property is damaged by fire or other hazard insured under a hazard insurance policy (described below), insurance payments received by the Trust may be used to reduce the principal balance of the mortgage loan. (They may also be used to restore the property, which would not be a prepayment.)
o If the mortgage loan is foreclosed (described below), the foreclosure proceeds, less the expenses of foreclosure and accrued interest, will be used to reduce the principal balance of the mortgage loan.
o When the aggregate principal balance of all the mortgage loans in a Series is reduced to less than a stated percentage (usually 5%) of the original principal balance of the mortgage loans in the Series, CMSI or the holders of the residual Certificate may purchase all the mortgage loans for their principal balances plus accrued interest. Such a purchase would, in effect, simultaneously prepay all the mortgage loans. This type of prepayment is called a clean-up call.
o CMSI will make various warranties about the mortgage loans to the Trust. If a mortgage loan does not conform to these warranties, CMSI may have to repurchase the loan. See "Defective mortgage loans" below.

Foreclosures and their effect
After a mortgage loan has become seriously delinquent, CMSI may take steps to foreclose. Foreclosure involves seizure and sale of the mortgaged property. The proceeds of the sale are used first to pay CMSI's expenses of foreclosure and advances, then to pay accrued interest, and lastly to pay the principal balance of the mortgage loan. The foreclosure process and some alternatives to foreclosure are described below in "Servicing - Realizing on defaulted mortgage loans."
   If the net proceeds of foreclosure are insufficient to pay all accrued interest and the full principal balance of the mortgage loan, the shortfall, or loss, will be allocated to the Certificates as described in the supplement. When a loss is allocated to a Certificate, it permanently reduces the principal balance of the Certificate and may also reduce an interest distribution.
   Mortgage loan originators take certain precautions to reduce the risk of foreclosure and of foreclosure losses. These primarily involve checking the creditworthiness of potential homeowners and the value of the mortgaged property. The mortgage loan underwriting policies of the affiliated originators are described below under "Mortgage loan underwriting."
   Certificate holders may also be protected against losses by various types of insurance and credit support, including the subordination of some classes of Certificates.

Subordination
Subordination involves the disproportionate allocation of losses and distribution shortfalls among Certificates. Subordination thus protects more senior classes of Certificates against losses and distribution shortfalls at the expense of more subordinated classes.
   As a simple example, suppose that a Series consists of two classes of Certificates, A and B, which are alike in all respects except that all losses and shortfalls will be allocated to the subordinated B class until the principal balance of the B class is reduced, by principal distribution or allocation of principal losses, to zero.
   A more realistic example would involve several levels of subordination. There might be a senior class A, a subordinated class B, and a middle "mezzanine" or "senior subordinated" class M. In this structure, all losses would be allocated to class B as long as it is outstanding (ie, until its principal balance is reduced to zero). Losses would then be allocated to class M until its principal balance is reduced to zero. Class M is thus subordinated to class A but senior to class B. A Series may be structured with even more levels of subordination.
   Subordination protects against distribution shortfalls as well as losses. If on a distribution day, the Trust does not have enough money available to distribute the required principal and interest to all the Certificates, subordinated classes may not receive full distribution of principal and interest.
   Cash available for distribution is generally distributed in order of seniority - that is, first to the most senior class, then to the next most senior class, and so on until a full distribution has been made or the available cash is exhausted. Losses are generally allocated in order of subordination - that is, first to the most subordinated class until its principal balance is reduced to zero, then to the next most subordinated class until its principal balance is reduced to zero, and so on until the loss has been fully allocated. Distribution shortfalls are also generally allocated in order of subordination, but only up to the amount to have been distributed to the class on that distribution day.
   Subordination can be limited in amount or time (eg, a class is subordinated only for five years) or to certain types and amounts of losses (eg, a subordinated class is allocated a specific type of losses up to a fixed dollar limit). Losses that are not covered by subordination are allocated among all the classes pro-portionately. The supplement describes the subordinated classes and the precise limits of the subordination.
   Once principal or interest is distributed to Certificates in a subordinated class, the distributions do not have to be refunded even if, on a later distribution day, full distributions can not be made to a more senior class.

Method of distribution
The Trustee will generally make distributions by wire transfer (if it receives appropriate instructions) to registered holders of Certificates with an initial principal balance (or notional balance) of $1 million.

Distribution reports
On each distribution day, the Trustee will send a report to each person who is a registered holder of a Certificate on the related record day. Beneficial owners of Certificates may obtain copies of these reports free of charge from the Trustee upon request to the address or telephone number given in the supplement.
   The report will include information for each class and subclass on
o the amounts of interest and principal distributed on the Certificates in the class, and the aggregate amounts of principal and interest for all classes,
o  the amount of any losses allocated to the Certificates, by class,
o for accrual Certificates, the accrued interest that has been added to the Certificate's principal balance,
o the principal balances of the Certificates in the class, and the aggregate principal balances for all classes, both before and after the distribution,
o the aggregate payments received on the mortgage loans from the second day of the preceding month through the first day of the current month, and the aggregate principal balance of the mortgage loans after giving effect to the payments,
o the number and aggregate principal balances of mortgage loans delinquent 30 days and 60 or more days,
o the book value of any real estate acquired by the Trust through foreclosure or otherwise,
o  the amount remaining under any form of credit support,
o  CMSI's servicing compensation since the preceding report, and
o other customary information that CMSI believes Certificate holders need to prepare their tax returns.
   CMSI will provide Certificate holders that are federally insured savings and loan associations, on request, reports and access to information and documentation on the mortgage loans sufficient to permit the associations to comply with applicable regulations of the Office of Thrift Supervision.
   The Trustee or CMSI will file with the IRS and state and local taxing authorities, and make available to Certificate holders, information as required by federal or other tax law.


Delinquency, foreclosure and loss experience

Loss and delinquency considerations
The following tables show the recent delinquency, foreclosure and loss experience of CMSI and originators affiliated with CMSI (affiliated originators). The loans represented in the tables include fixed and adjustable interest rate loans (ARMs), including buydown loans, loans with stated maturities of 10 to 30 years and other types of mortgage loans. Potential investors should realize that the loan portfolios on which these tables are based may not be representative of the mortgage loans in the Trust described in the supplement. There may be important differences in, for example, the types of loans, their maturities and the geographic location of the mortgaged properties. Also, prevailing national or local economic conditions or real estate values may have been quite different at the times the loans were originated. Accordingly, the future delinquency, foreclosure and loss experience on the mortgage loans described in the supplement is likely to diverge, and may sharply diverge, from the historical experience of the mortgage loans shown in the following tables.

Delinquency and foreclosure experience on affiliated originators' serviced portfolio The following table shows delinquency and foreclosure experience on one- to four-family conventional residential first mortgage loans (including coopera-tive apartment loans) originated or acquired by affiliated originators and serviced by Citicorp Mortgage, Inc., an affiliate of CMSI. The table also includes mortgage loans serviced by Citicorp Mortgage that have been sold to Fannie Mae or Freddie Mac. The table does not include loans purchased strictly for servicing revenue or loans originated by the Florida branches of Citibank, Federal Savings Bank (CITI FSB), an affiliate of CMSI, prior to their acquisition by Citicorp in January 1984. Since June 20, 1997, Citicorp Mortgage has transferred the servicing of 803 delinquent loans and loans in foreclosure totaling $106.0 million.


   Delinquency and foreclosure experience on serviced portfolio

                         December 31, 1996              December 31, 1997           December 31, 1998
                         -----------------              -----------------           -----------------
                                       Principal                       Principal                    Principal
                                         balance                         balance                      balance
                        Number       ($ millions)      Number       ($ millions)     Number      ($ millions)
                        ------       ------------      ------       ------------     ------      ------------

                         309,754      $ 34,084.8       303,896      $ 35,955.8       310,628      $41,115.1
 Loans
 Days past due
             30-59        10,487      $  1,014.9         9,368         $ 906.9         7,466        $ 766.9
             60-89         2,444         $ 253.1         1,947         $ 194.3         1,603        $ 160.1
        90 or more         3,291         $ 371.8         2,646         $ 286.1         2,074        $ 226.8

Delinquent loans          16,222      $  1,639.8        13,961       $ 1,387.3        11,143      $ 1,153.8
Ratio of delin-            5.24%           4.81%         4.59%           3.86%         3.59%          2.81%
quent loans to all
loans

Foreclosures               5,822         $ 696.0         3,539         $ 406.3         2,726        $ 293.7
begun

Ratio of foreclo-          1.88%           2.04%          1.16%          1.13%         0.88%          0.71%
sures begun to all
loans



Delinquency, foreclosure and loss experience on affiliated originators' securitized portfolio The following two tables show the delinquency, foreclosure and loss experience on one- to four-family conventional residential first mortgage loans (including cooperative apartment loans) originated or acquired by affiliated originators and serviced by Citicorp Mortgage that were later securitized (ie, mortgage loans assembled into pools for which ownership interests were sold in public offerings registered under the federal securities laws).



Delinquency and foreclosure experience on securitized portfolio

                         December 31, 1996              December 31, 1997           December 31, 1998
                         -----------------              -----------------           -----------------
                                     Principal                      Principal                      Principal
                                       balance                        balance                        balance
                         Number   ($ millions)          Number    ($ millions)        Number    ($ millions)
                         ------    -----------          ------    ------------        ------    ------------
                         40,489       $5,503.2          37,050       $ 5,738.4        34,350       $ 7,056.0
Loans
Days past due
             30-59        1,339        $ 151.6           1,073         $ 126.0           715          $ 93.9
             60-89          321         $ 40.3             237          $ 26.7           152          $ 21.2
        90 or more          411         $ 58.7             313          $ 45.8           200          $ 28.7

 Delinquent loans         2,071        $ 250.6           1,623         $ 198.5         1,067         $ 143.8

Ratio of delin-           5.11%          4.55%           4.38%           3.46%         3.11%           2.04%
quent loans
to all loans

Foreclosures                993        $ 146.6             653          $ 90.5           392          $ 53.7
begun

Ratio of                  2.45%          2.66%           1.76%           1.58%         1.14%           0.76%
foreclo-
sures begun to all
loans



Loss experience on securitized portfolio

                                                                                    Cumulative net losses
                                                           Aggregage principal     as percentage of aggre-
                            Cumulative net losses         balance of securities      gate principal balance
                               ($ millions)(1)               ($ millions)(2)            of securities
                               ---------------               ---------------            -------------
December 31, 1996                 $ 413.8                       $ 25,857.4                 1.60%
December 31, 1997                 $ 469.8                       $ 27,214.6                 1.73%
December 31, 1998                 $ 501.2                       $ 31,040.7                 1.61%

-------------------
(1) Calculated without giving effect to any credit enhancement.
(2) Issued securities that have had at least one distribution day.



Delinquency, foreclosure and loss experience of third-party originators
The supplement describes the delinquency, foreclosure and loss experience of any third-party originator who has originated more than 10% (by principal balance on the cut-off date) of the mortgage loans in the Trust.


The mortgage loans

Each mortgage loan will generally
o have a principal balance of less than $2.5 million at the cut-off date and an original maturity of 10 to 30 years, and
o  have monthly payments due on the first day of each month.
   The mortgage loan pool may contain cooperative apartment loans. The "homeowner" of a cooperative apartment owns shares issued by the private non-profit housing corporation that owns the apartment building and has a proprietary lease or occupancy agreement that gives the homeowner the exclusive right to occupy a designated apartment in the building. In a cooperative apartment loan, the homeowner's shares and lease or occupancy agreement are the collateral for the loan.
   Each mortgage loan will be selected by CMSI from mortgage loans originated or acquired by originators in the ordinary course of their businesses. The originators will often be affiliates of CMSI. A portion of the interest component of a mortgage loan may be retained by the originator and not transferred to the Trust.
   The interest rate, the principal balance, the maturity date, the homeowner's identity, the principal amortization schedule or other terms of a mortgage loan may have been modified before the Trust bought the mortgage loan. If a mortgage loan has been so modified, the terms "original," "originated" or "origination" when applied to the mortgage loan mean
o if only the interest rate has been changed (and, as a result, the monthly payment), the original date of the extension of credit under the mortgage loan, but with the modified interest rate and monthly payment, and
o for other changes, the mortgage loan as modified at the effective date of the modification.

Warranties by CMSI
CMSI will warrant to the Trustee that on the closing date
o the mortgage loans conform in all material respects with their descriptions in this prospectus and the schedule of mortgage loans CMSI delivered to the Trustee (including maximum loan-to-value ratios and primary mortgage insurance coverage, as described below),
o at the cut-off date, no mortgage loan was 30 days or more past due or had been 30 days or more past due more than once in the preceding 12 months, there are no delinquent tax or assessment liens against the mortgaged properties,

o  each mortgaged property is free of material damage and in good repair,
o each mortgage loan (other than a cooperative apartment loan) had at its origination a lender's title and insurance policy or binder (or other customary assurance of title), which remains in force,
o any mechanics' lien or claim for work, labor or material on a mortgaged property is subordinate to the mortgage (except for liens or claims covered by title insurance),
o CMSI had good title to each mortgage loan immediately before its transfer to the Trust, and has taken all necessary steps to confer good title on the Trustee,
o each mortgage is a valid first lien on the mortgaged property, subject only to (1) liens for current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the recording of the mortgage that are generally acceptable to mortgage lending institutions or specifically reflected in the appraisal of the mortgaged property at origination and (3) other matters to which similar properties are commonly subject that do not materially interfere with the benefits of the mortgage, and
o each mortgage loan complied at origination in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws.

Adjustable rate mortgages, buydown loans and agency certificates
The mortgage loans in a Trust will, on the closing date, generally consist entirely of fixed rate mortgage loans or entirely of ARMs. Most Trusts sponsored by CMSI in the past few years have consisted of fixed rate loans. Accordingly, most of the description of the mortgage loans in this core prospectus will assume that the mortgage loans are fixed rate loans held directly by the Trust and that they are not "buy-down loans." An appendix to this prospectus describes the characteristics of ARMs, buy-down loans and agency certificates. If a Series does not contain a material amount of ARMs, buy-down loans or agency certificates, the appendix may be omitted.

Fixed rate mortgage loans
A fixed rate mortgage loan may be
o a fully amortizing mortgage loan with level monthly payments of principal and interest,
o a balloon mortgage loan that amortizes over a fixed number of years but has a shorter term to maturity, so that the entire remaining principal balance of the loan is due at maturity, or
o a fully amortizing graduated-payment mortgage loan that has lower periodic payments, or payments of interest only, during the early years of the loan, followed by payments of principal and interest that increase periodically until the loan is repaid or for a specified number of years, after which level periodic payments begin.
   No fixed rate mortgage loan will have "negative amortization" - ie, scheduled payments will not be less than accrued interest at the mortgage loan interest rate.
   A fixed rate mortgage loan may have originally been an ARM that was converted, at the homeowner's option, into a fixed rate fully amortizing mortgage loan providing for level monthly payments over a term not exceeding its remaining term to maturity. Such a mortgage loan was subject at origination to the same underwriting guidelines as a comparable ARM and is not underwritten again at conversion. The fixed interest rate for the converted mortgage loan may be higher than the interest rate at origination or the adjustable interest rate that would otherwise be payable currently, which could reduce the homeowner's capacity to repay the loan.

The mortgaged properties
The mortgaged properties will usually be detached homes, attached homes (ie, one- to four-family units with a common wall), units located in condominiums or planned unit developments, or interests in cooperative apartments. The mortgaged properties will be located in the 50 United States, the District of Columbia or Puerto Rico.
   The mortgaged properties may include investment properties and vacation and second homes. However, CMSI anticipates that most mortgaged properties will be the homeowner's primary residence. CMSI will determine whether a mortgaged property is a homeowner's primary residence based solely on either
o the homeowner's representation at origination that he or she will use the property for at least six months every year or that the homeowner intends to use the property as a primary residence, or
o the mortgaged property being the homeowner's mailing address in the originator's records.

   The determination of whether a mortgaged property is a primary residence is not reexamined if the mortgage loan is assumed by a new homeowner after origination.

Loan-to-value ratios
Each mortgage loan will usually have an original principal balance that is not more than 95% of the value of the mortgaged property (a 95% loan-to-value ratio). For these purposes, "value" is the lesser of the sale price of the property or the appraised value at origination, and the "principal balance" includes any part of an origination fee that is financed. The financed portion of the origination fee will always be less than 5% of the loan amount. (The loan-to-value ratio of mortgage loans originated or acquired by the California and Florida branches of Citi FSB may be reduced by a new appraisal delivered after origination.)

The Affiliated originators offer a program under which borrowers may reduce or eliminate their down payment by pledging additional collateral, usually in the form of marketable securities. The principal balance of the mortgage loan will be increased by a fraction of the amount of the additional collateral; the fraction varies with the type of collateral. Under this program, the loan-to-value ratio may exceed 95%, but will not exceed 100%.

Primary mortgage insurance
Affiliated mortgage loans that have original loan-to-value ratios greater than 80% will be covered by primary mortgage insurance. This insurance will remain in effect until the loan-to-value ratio is reduced to 80% through principal payments by the homeowner. Primary mortgage insurance will cover losses from a homeowner's default of from 12% to 30% of the principal balance of the mortgage loan.
   Prior to 1986, the affiliated originators did not generally make one- to four-family mortgage loans with loan-to-value ratios above 80% without primary mortgage insurance coverage. From 1986 through January 1993, affiliated originators originated mortgage loans with loan-to-value ratios from 80% to 90% without obtaining primary mortgage insurance. Since February 1993, it has been the policy of each affiliated originator not to make one- to four-family mortgage loans with loan-to-value ratios above 80% without obtaining primary mortgage insurance.
   Affiliated originators offer corporate relocation programs to employees of approved corporations. These programs permit single family real estate loans with loan-to-value ratios above 80% without requiring primary mortgage insurance. For these loans, however, the corporate employer generally guarantees the excess of the mortgage loan over the 80% loan-to-value amount. Some other corporate relocation programs permit the corporate employer to provide subordinate financing at the origination of the first priority mortgage loan by an affiliated originator.
   In nine states, homeowners can cancel their primary mortgage insurance (and thus save the cost of premiums for the insurance) once the loan-to-value ratio of their mortgage falls below a specified percentage. The states are California, Connecticut, Illinois, Maryland, Massachusetts, Minnesota, New York, Texas and Washington.

Second mortgages
A mortgaged property may be encumbered by a subordinated (or second) mortgage loan. Subordinated loans are not included in loan-to-value calculations.
   The subordinated mortgage loan may have been originated by an affiliated originator, either at the origination of the mortgage loan or later. It is the policy of the affiliated originators to provide a subordinated loan in connection with the origination of a first priority mortgage loan only if the combined amount of the loans would result in a loan-to-value ratio of 90% or less. Primary mortgage insurance is generally not required for these loans.


Defective mortgage loans

Repurchase or substitution
The Trustee will review the mortgage loan documents (see "Mortgage documents" below) within 90 days of receipt. If the Trustee discover that a document evidencing a mortgage loan or necessary to the effectiveness of the mortgage is missing or materially defective, CMSI must, within 180 days (90 days for defects that could affect the Trust's REMIC status) cure the defect or repurchase the mortgage loan.
   If CMSI or the Trustee discovers at any time that a warranty that CMSI gave to the Trustee on a mortgage loan is false to an extent that materially and adversely affects the Certificates, then CMSI will have 60 days to cure the false warranty or repurchase the mortgage loan.
   The repurchase price for a mortgage loan will be

o the sum of the loan's principal balance and accrued unpaid interest (after deduction of servicing fees) to the first day of the month following repurchase, minus
o any unreimbursed payments under guaranties or other credit support or voluntary advances on the loan.
   Repurchase of a mortgage loan will not diminish the amount available under any credit support. During the first two years following the closing date, CMSI may, within the periods required for a repurchase, substitute another mortgage loan instead of repurchasing a mortgage loan. A substituted mortgage loan must

o  be current in payments,
o have a principal balance that is not less than the aggregate principal balance of the loans for which it is substituted (except that CMSI may make up any difference in the principal balances with a cash payment to be distributed to Certificate holders),
o have an interest rate that is not less than the highest interest rate of the loans for which it is substituted,
o have an original term to maturity equal to that of the loans for which it is substituted
o have a maturity date that is no later than, and not more than one year earlier than, any of the loans for which it is substituted, and
o  be suitable for a REMIC.
   CMSI will indemnify the Trust for any losses not reimbursed by the repurchase or substitution. If CMSI does not cure a defect in a mortgage loan, the Trustee's and the Certificate holders' only remedy is to require CMSI to repurchase the mortgage loan or substitute another satisfactory mortgage loan.


Insurance and other credit support

Homeowners' policies
Most mortgaged properties will be covered by homeowners' insurance policies that, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause that, in effect, requires the buildings on the mortgaged property to be insured for at least a specified percentage (generally 80% to 90%) of their full replacement value. If coverage is less than the specified percentage, the insurer's liability for a partial loss will not exceed the proportion of the loss that the amount of insurance bears to the specified percentage of the full replacement cost of the buildings.
   Example: If a residence is only insured for 60% of its value, and sustains $10,000 of damage covered by the homeowners' policy, the insurer will only pay $6,000 - ie, 60% of the loss.
   Since the amount of hazard insurance required to be maintained on the buildings may decline, and since residential properties generally have historically appreciated in value over time, coinsurance may cause hazard insurance proceeds to be less than needed to restore fully the damaged property. Part or all of this shortfall may be covered, however, by any credit support.

Hazard insurance
Mortgaged properties will generally be covered by hazard insurance against fire and certain other hazards that may not be fully covered by homeowners' policies.
   The amount of hazard insurance coverage will depend on the relationship between the principal balance of the mortgage loan and the maximum insurable value of the buildings on the mortgaged property. (Maximum insurable value is established by the insurer.)
o If the principal balance is greater than the maximum insurable value, coverage will be limited to the maximum insurable value.
o If the principal balance is between 80% and 100% of maximum insurable value, coverage will equal the principal balance.
o If the principal balance is less than 80% of maximum insurable value, coverage will be 80% of the maximum insurable value.
   CMSI may maintain a blanket policy insuring all the mortgage loans against hazard losses rather than maintaining separate policies on each mortgaged property. If the blanket policy contains a deductible clause, cmsi will pay the Trust the deductible for each hazard loss.

   The standard form of fire and extended coverage policy generally covers damage caused by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion. The policy typically does not cover damage from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. However, flood insurance will be maintained for mortgaged properties located in federally designated special flood hazard zones.
   The hazard insurance policies for the mortgaged properties will be underwritten by different insurers and therefore will not contain identical terms and conditions. The preceding paragraph therefore merely indicates certain kinds of insured and uninsured risks and is not intended to be all-inclusive.
   While hazard insurance, and flood insurance if applicable, will be required for cooperative apartment buildings, no hazard or flood insurance will be required for individual cooperative apartments.
   If a homeowner defaults on his or her payment obligations on a mortgage loan, the Certificate holders will bear all risk of loss resulting from hazard losses not covered by hazard insurance or other credit support.

Fidelity bond and errors and omissions policy
CMSI will maintain a fidelity bond and an errors and omissions policy or their equivalent. These cover losses from an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. The policies will conform to Fannie Mae and Freddie Mac requirements.

Other insurance
The Trust may obtain the following additional insurance coverage:
o Primary mortgage insurance may be supplemented by pool insurance. Pool insurance covers certain losses from homeowner defaults that are not covered by primary mortgage insurance.
o Since hazard insurance policies do not cover all possible causes of physical damage to mortgage properties, the Trust may obtain special hazard insurance against some additional hazards.
o Some losses from homeowner bankruptcies may be covered under a mortgagor bankruptcy bond.
   The supplement describes any additional insurance maintained for the Series.

Other credit support
Additional credit support for a Series may be provided by a guaranty, letter of credit, financial guaranty insurance policy or one or more reserve funds, which may be issued or provided by an affiliate of CMSI or by a third party. The supplement describes any additional credit support.


Mortgage documents

Assignments to Trustee
On the closing date, CMSI will assign the mortgage loans to the Trust, together with any principal and interest on the mortgage loans that belong to the Trust.
   In addition, CMSI will deliver to the Trust for each mortgage loan, other than a cooperative apartment or leasehold loan,
o  the endorsed mortgage note,
o any assumption, modification, buydown or conversion to fixed interest rate agreement,
o  any certificate of primary mortgage insurance, and
o the original recorded mortgage (or, temporarily, copies if recorded documents cannot be immediately delivered due to recording delays).
   For a cooperative apartment loan, CMSI will deliver to the Trust
o  the endorsed promissory note evidencing the loan,
o  the original security agreement,
o  the proprietary lease or occupancy agreement,
o  the recognition agreement,
o  a signed financing statement (if required at origination),
o  and the stock certificate with signed stock powers.

Recording of assignments
CMSI will deliver a mortgage assignment in recordable form or a blanket assignment, which will not be in recordable form, together with a power of attorney empowering the Trustee to act for the originator in preparing, executing, delivering and recording in the Trust's name any instruments for assigning or recording the mortgages.
   CMSI does not expect to record assignments of the mortgage loans to the Trust after the issuance of the Certificates. Recording is not necessary to make the assignment to the Trust effective between the Trustee and the originator or CMSI. However, so long as the Trust is not the mortgagee of record, the Trustee might not be able to enforce the mortgage directly, but may have to act indirectly through the record holder of the mortgage (who will be the originator or an affiliate of the originator). In addition, if any of the originators or CMSI were to sell, assign, satisfy or discharge a mortgage loan before the recording of its assignment to the Trust, the other party to the sale, assignment, satisfaction or discharge might have rights superior to the Trust's. If the originator or CMSI acted without authority, it would be liable to the Trust or the Certificate holders. If the originator or CMSI became bankrupt before the assignment to the Trust was recorded, creditors of the originator or CMSI might have rights in the mortgage loan superior to the Trust's.


CMSI and its affiliates

Citicorp
Citicorp, a Delaware corporation, is a holding company whose principal subsidiary is Citibank, N.A. CMSI, Citicorp Mortgage and Citi FSB are all wholly owned subsidiaries of Citicorp. Citicorp is itself a wholly owned subsidiary of Citigroup Inc., a publicly-owned Delaware corporation. Citicorp's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.
   Through its subsidiaries and affiliates, Citicorp is a multinational financial services organization serving the financial needs of businesses, governments, financial institutions and individuals in the United States and throughout the world.

Citicorp Mortgage Securities, Inc.
CMSI was incorporated in Delaware in 1987. It is not expected that CMSI will have any business operations other than offering mortgage-backed securities and related activities. CMSI's principal offices are at 909 Third Avenue, New York, New York 10043, telephone (212) 559-6727.

Citibank, N.A.
Citibank is a commercial bank offering a wide range of banking services to its customers in the New York City metropolitan area and around the world.
   Citibank's domestic deposits are insured by the Federal Deposit Insurance Corporation (the FDIC). Citibank has been an active one- to four-family residential real estate mortgage lender since 1960. Citibank has also been an active cooperative apartment lender. Except for its issuance of mortgage pass-through certificates, Citibank has not engaged in any significant servicing activities on behalf of unaffiliated persons for conventional residential mortgage or cooperative apartment loans. Citibank's residential mortgage lending is conducted in New York City and four surrounding counties (Westchester, Nassau, Suffolk and Rockland).
   Citibank's principal offices are at 399 Park Avenue, New York, New York 10043, telephone (212) 559-1000.

Citicorp Mortgage, Inc.
Citicorp Mortgage was incorporated in Delaware in 1979 and began making mortgage loans in 1980. Citicorp Mortgage derives income primarily from interest on mortgages that it owns, secondary mortgage market sales, mortgage loan servicing fees and mortgage origination fees and charges.
   Citicorp Mortgage has been approved as a mortgagee and seller/servicer by the Federal Housing Administration, the Veterans Administration, Fannie Mae, Ginnie Mae and Freddie Mac. Citicorp Mortgage's origination operations are subject to operational guidelines and regulations of, as well as audits by, some of these agencies.
   Citicorp Mortgage's principal offices are at 750 Washington Blvd., Stamford, Connecticut 06091, telephone (800) 285-3000.

Citibank, Federal Savings Bank
Citi FSB is a federal savings bank based in San Francisco, California. It became a wholly owned subsidiary of Citicorp in 1982. From 1990 to 1993, Citicorp Savings of Illinois, Citicorp Savings of Washington, D.C. and Citicorp Savings of Florida, all wholly owned subsidiaries of Citicorp, were merged into Citi FSB. In 1993, Citi FSB acquired the branches of Citibank (Maryland), N.A., and in 1994 it acquired the branches of Citibank (Florida), N.A.
   Citi FSB has been an active one- to four-family residential mortgage lender since 1983. Citi FSB's deposits are insured by the FDIC.
   Citibank Service Corporation, an affiliate of Citi FSB, acts as trustee for substantially all deeds of trust for mortgaged property located in California that secure mortgage loans originated or acquired by Citi FSB. A trustee under a California deed of trust forecloses on the mortgaged property upon notice from the beneficiary of a delinquency and executes full and partial reconveyances of the mortgaged property at the beneficiary's direction.
   Citi FSB's principal offices are at 1 Sansome Street, San Francisco, California 94104, telephone (415) 627-6000.

Third-party originators
The supplement identifies any originators of third party loans with an aggregate principal balance greater than 10% of the aggregate principal balance of all the mortgage loans in the Trust. Each third party originator will generally be a savings and loan association, savings bank, commercial bank, credit union, insurance company or a mortgagee approved by the Secretary of Housing and Urban Development.
   Third party originators must be experienced in originating mortgage loans of the types in the pool in accordance with accepted practices and prudent guidelines.


Mortgage loan underwriting

Mortgage loan underwriting assesses a prospective borrower's ability to repay, and the adequacy of the property as collateral for, a requested loan.

Procedures of affiliated originators
Each affiliated originator's real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. For some residential mortgage loans, the affiliated originators have contracted with or delegated the underwriting process to unaffiliated third parties.
   Since January 1995, each affiliated originator has used a credit scoring system as part of its underwriting process. The credit scoring system assesses a prospective borrower's ability to repay a mortgage loan based upon predetermined mortgage loan characteristics and credit risk factors. Prospective borrowers remain subject to verification of employment, income, assets and credit history, as described below. All credit scored loans are rated "strong," "satisfactory" or "inconclusive." Mortgage loans rated strong or satisfactory that do not exceed specified risk limits do not undergo the full loan underwriting process described below. This "streamlined" underwriting process is restricted to loans secured by single family dwellings, other than investor properties, with a principal amount not exceeding $700,000. These loans are subject to verification of property value as described in "Appraisals" below. All other mortgage loans are underwritten in accordance with the affiliated originators' normal underwriting policies.
   Initially, a prospective borrower must fill out an application that gives information about the prospective borrower, the property to be financed and the type of loan desired. The prospective borrower must also provide
o  a current balance sheet and a statement of income and expenses,
o proof of income, such as a paycheck stub or W-2 form (except for certain self-employed prospective borrowers),
o proof of liquid assets (required since April 1991), telephone verification of employment (required since April 1991), which may be verified by a third party national employment verification service, and
o a credit report that summarizes the prospective borrower's credit history with local merchants and lenders and any record of bankruptcy.
   Since July 1993, facsimile copies of some verification documents (such as bank statements and verification of employment) have been accepted in lieu of originals.
   From February 1991 until May 1997, affiliated originators would obtain at least two credit reports

(which could be in the form of a merged credit bureau report) on a prospective borrower. Since May 1997, affiliated originators have obtained the single most comprehensive readily available credit bureau report on the prospective borrower.
   Self-employed prospective borrowers must submit their federal income tax returns for the most recent two years and a separate statement of income and expenses.
   If a proposed mortgage loan's loan-to-value ratio does not exceed 65% (before December 1992, 80%), self-employed prospective borrowers may be excused from providing financial statements, federal income tax returns or proof of income.
   During 1990 and 1991 the affiliated originators implemented telephone verification of employment. Certain high net worth prospective borrowers with ongoing banking relationships with Citibank's private banking group may be exempted from employment verification.

Lending guidelines
Once the employment verification and credit reports are received, the affiliated originator decides
o whether the prospective borrower has enough monthly income to meet monthly obligations on the proposed loan and related expenses
o as well as the prospective borrower's other financial obligations and monthly living expenses, and since April 1991, whether the prospective borrower has enough liquid assets to acquire the mortgaged property and make the initial monthly mortgage payments, taking into account, among other things, proceeds from the sale of a prior residence. This decision may be made from evidence such as a contract for sale of a prior residence and bank statements supplied by the prospective borrower.
   Each affiliated originator has established as normal lending guidelines that the mortgage payments, plus applicable real property taxes and any condominium or homeowner association common charges and hazard insurance, should not exceed 33% (34% for ARMs) of the borrower's gross income, or that all monthly payments, including those mentioned above and other fixed obligations, such as car payments (together, the debt burden), should not exceed 38% of gross income. However, in the case of higher loan-to-value loans, these percentages are reduced to 28% and 36%. Since May 1997, loans that meet the affiliated originator's minimum credit score and delinquency requirements may have debt burden ratios up to 45% (40% in the case of higher loan-to-value loans) and, for some corporate relocation loans, 50%. Where two individuals co-sign the mortgage note or documents, the income and debt of both are included in the computation.
   For mortgage loans originated by the California branches of Citi FSB before June 1991, the actual mortgage payments may be higher due to a higher mortgage rate at the time the loan documents were prepared, but the mortgage rate generally does not exceed the anticipated rate used in the analysis by more than one percent.
   Often, other credit considerations may cause a loan underwriter to depart from the guidelines, and a loan underwriter may require additional information or verification to compensate for the departure.

Leasehold loans
Leasehold loans are approved in accordance with the affiliated originator's standard underwriting criteria. An ALTA leasehold title insurance policy is required, which
o  contains no exceptions for any adjustable features of the lease and
o assures that the mortgage is not subordinated to any lien or encumbrance other than the land lease.
   The term of the land lease must extend at least ten years beyond the scheduled maturity of the mortgage loan and must give the originator the right to receive notice of and to cure any default by the borrower. The leasehold must be assignable or transferable if it is subjected to the mortgage lien. (California branches of CITI FSB may require a consent to assignment of lease and/or subordination agreement be obtained and recorded.) Payments due pursuant to the land lease are taken into account in debt ratio calculations.

Refinancings
Since May 1997, affiliated originators have not required income or asset verification for their current homeowners seeking to refinance their mortgage loans if the refinancing meets the originator's minimum seasoning, payment history and credit score requirements. For other homeowners seeking to refinance their mortgage loans, affiliated originators do not require asset verification and allow a debt burden ratio of up to 45% for loans that meet the affiliated originator's minimum seasoning, payment history and credit score requirements. For ARMs, the calculation of debt burden is based on the initial mortgage rate, even though the initial rate may be lower than the rate that would generally apply under the terms of the ARM.

Appraisals
The affiliated originators require the value of the mortgaged property, together with any other collateral, to support the principal balance of the mortgage loan, with enough excess value to protect against minor declines in real estate values.
   Each affiliated originator requires an appraisal of each property to be financed. Two appraisals are required in the normal underwriting process if the loan amount is greater than $700,000. The appraisal is conducted by an independent fee appraiser. The appraiser personally visits the property and estimates its market value on the basis of comparable properties. Since April 1997, each affiliated originator accepts, in lieu of originals, electronic appraisals without photographs from appraisers who utilize approved appraisal software packages.
   The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the affiliated originator's judgment of the appraisal determines the maximum amount of the mortgage loan.
   Where an affiliated mortgage loan is refinanced, a current appraisal of the property may be omitted if the principal balance of the mortgage loan is only increased by an amount that is used to pay off junior liens on the property plus the homeowner's out-of-pocket costs for the refinancing. A current appraisal may also be omitted for modification of the interest rate on an existing mortgage loan.

Lien records; title insurance Each affiliated originator obtains at origination a search of the recorded liens on the property being financed. Title insurance, or an attorney's opinion of title in jurisdictions where the practice is acceptable, is required for all mortgage loans, except that for cooperative apartment loans, an affiliated originator will not require title insurance or a title search of the cooperative apartment building.

Mortgage loans purchased from third-party originators
The affiliated originators purchase mortgage loans originated by third parties. These mortgage loans, other than those acquired in a bulk purchase, are reviewed for compliance with the affiliated originator's underwriting criteria, and the affiliated originator may reject loans that fail to conform to its criteria. For mortgage loans acquired in a bulk purchase of more than $15 million from a financially sound mortgage loan originator, the affiliated originator will review the selling originator's underwriting policies and procedures for compliance with the affiliated originator's or Fannie Mae / Freddie Mac underwriting standards and will credit score each loan. The affiliated originator will also conduct a limited mortgage loan file review.

Underwriting standards of third-party originators
The underwriting policies and guidelines of third party originators may differ from those of the affiliated originators. In purchasing third party loans, Citicorp Mortgage will review a sample of the loans to determine whether they generally conform to Citicorp Mortgage's underwriting standards. Citicorp Mortgage will fully or partly credit score or re-underwrite the third party loans to determine whether the original underwriting process adequately assessed the borrower's ability to repay and the adequacy of the property as collateral, based on Citicorp Mortgage's underwriting standards.


Servicing

The servicer; delegation
CMSI will be responsible for administering and servicing the mortgage loans. CMSI will act as servicer for affiliated mortgage loans and as master servicer for third-party mortgage loans.
   CMSI may delegate or subcontract servicing or master servicing duties to affiliated or non-affiliated qualified corporations. CMSI will delegate its servicing duties for affiliated mortgage loans to Citicorp Mortgage, Inc., a CMSI affiliate. Citicorp Mortgage may further delegate its servicing duties.

   CMSI will delegate its master servicing duties for third-party mortgage loans to an unaffiliated master servicer named in the supplement. The master servicer will delegate the primary servicing duties on the third-party mortgage loans to the third-party originators.
   CMSI will in all cases remain ultimately responsible for servicing both the affiliated and the third party mortgage loans. References to the servicer and the master servicer in this prospectus will refer to CMSI, acting by itself or through delegated or subcontracted subservicers or master servicers. References to actions taken by CMSI after the issuance of the Certificates will refer to CMSI acting in its capacity as servicer and/or master servicer, usually through other persons to whom it has delegated servicing and/or master servicing duties.

Resignation and removal
CMSI may only resign as servicer/master servicer if
o  it receives a legal opinion that remaining as servicer would be illegal or
o the Trustee and 2/3 of the registered holders of Certificates (by principal balance) consent to the resignation.
A resignation will become effective when the Trustee or a successor servicer assumes CMSI's servicing obligations. The Trustee may remove CMSI as servicer/ master servicer only if CMSI does not, within 60 days after notice from the Trustee, remedy a failure to perform its servicing duties.
   The remainder of this "Servicing" section will describe servicing procedures for affiliated mortgage loans.

Collection procedures for affiliated mortgage loans
CMSI will make reasonable efforts to collect all payments on affiliated mortgage loans, following collection procedures it believes advisable. CMSI may
o  waive any prepayment charge and
o arrange with a homeowner a schedule for eliminating delinquencies within 180 days, provided that the scheduling will not affect any primary mortgage insurance coverage. Credit support payments will continue to be governed by the original payment schedule on the mortgage loan, not the new schedule for eliminating deficiencies.

Enforcement of due-on-sale clauses
If a homeowner transfers a mortgaged property to a new homeowner, and the mortgage loan includes a due-on-sale clause, CMSI will usually accelerate the maturity of the mortgage loan. If CMSI reasonably believes it will not be able to enforce the due-on-sale clause, and if any primary mortgage insurance coverage will not be affected, CMSI will enter into an assumption agreement with the new homeowner making him or her liable under the mortgage loan. The original homeowner will also, if local law permits, remain secondarily liable under the agreement (except for mortgage loans originated by Citi FSB). The mortgage rate on the mortgage loan will not be decreased under the agreement. The interest rate may be increased, however, under the terms of the mortgage loan. CMSI will retain as additional servicing compensation any fees it receives for entering into the assumption agreement.

Real estate taxes and assessments
CMSI will deposit all homeowner payments of taxes, assessments or comparable items in a special servicing ACCOUNT. CMSI will use the servicing account only to pay taxes, assessments and comparable items on the mortgaged properties, to reimburse CMSI for any costs incurred in paying taxes and assessments or for otherwise preserving or protecting the value of the mortgages, to refund to the homeowner any overages, and to pay any required interest to homeowners on balances in the servicing account.

Primary mortgage insurance
CMSI will present claims and take reasonable steps to recover on defaulted mortgage loans under any primary mortgage insurance policy.
   CMSI will exercise its best reasonable efforts to maintain primary mortgage insurance for as long as required. CMSI will pay premiums for primary mortgage insurance on a timely basis if the homeowner does not make the payments, and will be reimbursed by the Trust for such payments.
   CMSI may replace primary mortgage insurance by substantially equivalent insurance if

o each rating agency that initially rated the Series advises CMSI that the replacement will not adversely affect the current rating of the Series, or
o the rating agencies rate the claims-paying ability of the substitute primary mortgage insurance company no lower than the Series.

Realizing on defaulted mortgage loans
Regardless of whether recovery under primary mortgage insurance or other credit support is available, CMSI will follow those normal practices and procedures it believes advisable to realize on a defaulted mortgage loan. However, CMSI need not spend its own money to foreclose on a loan or to restore a damaged property unless it decides that the expenditure will increase the net proceeds of liquidation, after reimbursement to CMSI for the expenditure.
   Certificate holders will realize a loss to the extent that
o liquidation proceeds and payments under credit support for a mortgaged property are less than
o the principal balance and accrued interest on the mortgage loan plus CMSI's unreimbursed expenses and advances.
   If a mortgage loan goes into default, a provider of credit support may have to purchase the liquidated loan. To avoid draws under credit support, CMSI may pay the purchase price of the loan on behalf of the credit support provider. The ultimate net recovery on the loan will be used to replenish the credit support up to the amount of the unreimbursed payments under the credit support for the loan, and any excess will be retained by Citicorp, for a guaranty it issued, or by CMSI. Although Certificate holders will have no right to the excess proceeds, the reduction in an issuer's obligations under credit support will have been fully restored.
   Credit support providers do not have to purchase a defaulted mortgage loan or cover delinquencies if the remaining obligations under the credit support are less than the purchase price of the mortgage loan.
   If CMSI does not foreclose on a defaulted mortgage loan, CMSI may accept less than the principal balance and accrued interest of the mortgage loan on a sale or a retention by the homeowner of the mortgaged property. If cmsi does foreclose on a defaulted mortgage loan, CMSI may sell the property, negotiate with the homeowner for a deed in lieu of foreclosure or, if a deficiency judgment is available, foreclose on the property and pursue a deficiency against the homeowner. CMSI does not have to pursue a deficiency judgment on a mortgage loan, even if legally permitted.

Fees
The Trust will pay CMSI a servicing fee that is generally a fixed annual percentage of the principal balance of each mortgage loan. Alternatively, the servicing fee may be based on the excess of the mortgage interest rate over a specified rate. In addition, CMSI will keep all prepayment and late payment charges, assumption fees and similar charges as additional servicing compensation. In CMSI's experience, this additional servicing compensation has been negligible.
   CMSI will pay
o  the subservicer's fees,
o  the Trustee's and independent accountants fees and expenses,
o  expenses for distributing reports to Certificate holders, and
o  fees and expenses for realizing on defaulted mortgage loans.
   CMSI will be reimbursed for certain expenses in liquidating a defaulted mortgage loan (including expenditures for the preservation, protection or restoration of the mortgaged property, as well as legal fees, appraisal costs, etc) out of payments by the homeowner, credit support or from foreclosure proceedings before those payments are distributed to Certificate holders. CMSI may retain this reimbursement even if the remaining funds are inadequate to distribute to Certificate holders the full principal balance and accrued interest on the mortgage loan.

CMSI's liability
CMSI, as servicer and/or master servicer, will not be liable to Certificate holders except for its willful misfeasance, bad faith or gross negligence in the performance of its servicing duties.

Default by CMSI

Events of default
The following are events of default:
o CMSI, if it is the paying agent, fails to distribute to the registered Certificate holders the full amount of a required distribution or, if it is not the paying agent, fails to pay over to the paying agent for distribution to the registered Certificate holders the full amount of a required distribution, and does not remedy its failure (1) within 10 business days of receiving notice of the failure if the failure was due to an error in calculating the required payment or distribution or (2) within three business days of receiving notice of the failure if the failure was due to any other cause.
o CMSI fails to (1) repurchase a mortgage loan as required or (2) observe or perform any other obligation that materially affects the rights of Certificate holders, and does not remedy the failure for 60 days after either the Trustee notifies CMSI, or the registered holders of 2/3 of the principal balance of the Certificates notify CMSI and the Trustee, of the failure.
o Certain events indicate CMSI's insolvency, reorganization or inability to pay its obligations.

Actions on event of default
As long as an event of default remains unremedied, the Trustee or the registered holders of 2/3 of the principal balance of the Certificates may have the Trustee take over CMSI's responsibilities, duties and liabilities under similar compensation arrangements. CMSI will be paid for its prior services notwithstanding the termination of its activities as servicer and/or master servicer. Termination of CMSI as servicer and/or master servicer will not affect the obligations of any credit support provider.
   If the Trustee is unwilling or unable to act as servicer or master servicer, it may appoint, or ask a court to appoint, a housing and home finance institution with a net worth of at least $5 million to be a successor servicer or master servicer for a servicing compensation no greater than CMSI's servicing compensation.


The Trustee

The Trustee is named in the supplement. The Trustee may appoint agents (including CMSI and its affiliates) to perform any of its responsibilities, but the Trustee will continue to be responsible for its duties and obligations.
   To meet legal requirements of certain local jurisdictions, CMSI and the Trustee may jointly appoint co-trustees or separate trustees for some or all of the mortgage loans. Each separate trustee or co-trustee will have all of the Trustee's rights and obligations, which they will exercise solely at the Trustee's direction.
   The Trustee may have normal banking relationships with CMSI or any originator, or any of their affiliates.
The Trustee may resign at any time. The Trustee may be removed by the registered holders of 50% of the principal balance of the Certificates and 50% of the residual Certificates. The Trustee may also be removed by CMSI if
o the Trustee ceases to be eligible to serve as Trustee under the pooling agreement,
o  the Trustee is insolvent,
o the Trustee breaches a duty that materially and adversely affects the Certificate holders, or
o through the Trustee's performance or non-performance of certain actions, or because of a downgrade of the Trustee's credit rating, the rating assigned to the Certificates would be lowered.
If the Trustee resigns or is removed, the resignation or removal will not be effective until CMSI appoints a successor Trustee.

The Trustee's duties; limitation of liability
If no event of default has occurred, the Trustee need only perform those duties specifically required of it under the pooling agreement. However, the Trustee must examine the various certificates, reports or other instruments required to be furnished to it to determine if they conform to the requirements of the pooling agreement.
   The Trustee is not responsible for CMSI's deposit to or withdrawal from the Trust of any funds, the validity or sufficiency of the pooling agreement, the Certificates or any mortgage loan or related docu-ment, and is not accountable for the use or application by CMSI of funds paid to it on the mortgage loans.
   The Trustee will not be liable for any losses incurred as a result of the Trust's failure to qualify as a remic, termination of its REMIC status or any "prohibited transaction" for a REMIC, unless the losses were caused by the Trustee's negligence, bad faith or failure to perform its duties.


The pooling agreement

The Certificates of each Series are governed by a separate pooling and servicing agreement (the pooling agreement) between CMSI and the Trustee, which provides for the transfer of the mortgage loans to the Trust, the issuance of the Certificates, repurchase or substitution of mortgage loans by CMSI, the collection of payments on the mortgage loans and other servicing activities, the distributions to the Certificate holders, and otherwise sets forth the specific rights and obligations of CMSI and the Trustee.
   The Trustee will send a copy of the pooling agreement (without exhibits) to any registered holder or beneficial owner of a Certificate upon written request.
   The pooling agreement also contains the following provisions:

Legal action by CMSI
Neither CMSI nor Citicorp, if Citicorp has issued a guaranty, will have to appear in, prosecute or defend any legal action that is not incidental to CMSI's servicing responsibilities and that it believes may cause it expense or liability. CMSI may, however, take any legal action it believes desirable to enforce the pooling agreement or to protect its own rights or the rights of the Trustee or the Certificate holders under the pooling agreement. The Trust will pay, or reimburse CMSI or Citicorp for, the expenses of the action and any resulting liability out of Trust assets.

Legal action by Certificate holders

A registered Certificate holder can not institute a legal proceeding to enforce the pooling agreement unless
o  the holder gives the Trustee written notice of default and
o the registered holders of 2/3 of the principal balances of the Certificates request the Trustee in writing to institute the proceeding and offer the Trustee reasonable indemnity, and the Trustee for 60 days neglects or refuses to institute proceedings.
However, the Trustee is not required to exercise its powers, investigate matters arising, or institute, conduct or defend a litigation under the pooling agreement at a registered Certificate holder's request unless the holder offers the Trustee reasonable security or indemnity against expenses and liabilities.

Liability of CMSI and Citicorp; indemnification
Neither CMSI nor Citicorp, if Citicorp has issued a guaranty, nor any of their directors, officers, employees or agents, will be liable to the Trust or the Certificate holders for taking or not taking any action, or for their errors in judgment, except for liability caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations and duties, under the pooling agreement.
   The Trust will indemnify CMSI and Citicorp, if Citicorp has issued a guaranty, and their directors, officers, employees or agents, out of Trust assets against any loss, liability or expense they incur in connection with any legal proceedings, other than loss, liability or expense caused by their willful misfeasance, bad faith or gross negligence in the performance of their duties, or reckless disregard of their obligations, under the pooling agreement.

Amendments
CMSI, the issuers of credit support and the Trustee may together amend the pooling agreement and any credit support without the registered Certificate holders' consent
o  to cure ambiguities,
o  to resolve inconsistencies,
o to make other changes consistent with the pooling agreement or credit support, including replacing the credit support in whole or part by other forms of credit support described in this prospectus,
o to comply with federal tax law, including amendments to maintain the Trust as a REMIC, or
o  to establish a "qualified reserve fund" for a REMIC.
   CMSI, the issuers of credit support and the Trustee may also amend the pooling agreement and any credit support without registered Certificate holder consent if CMSI delivers an opinion of counsel acceptable to the Trustee that the amendment will not materially adversely affect the Certificate holders.
   CMSI and the Trustee may also amend the pooling agreement and any form of credit support in any respect with the consent of the registered holders of 2/3 of the principal balances of the Certificates affected by the amendment, except that
o if the amendment affects any class of Certificates differently in any material respect than the other classes, the registered holders of 2/3 of the principal balances of the Certificates in the differently affected class must consent to the amendment, and
o the amendment may not (1) decrease or delay the collections on mortgage loans or the distributions to a registered Certificate holder without the holder's consent or (2) reduce the percentage of principal balances of Certificates whose registered holders must consent to an amendment without the consent of the registered holders of all Certificates of each affected class.

Compliance reports
Beginning three months after the closing date, a firm of independent public accountants selected by CMSI will provide a compliance report to the Trustee by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans on the servicing of the affiliated or third-party mortgage loans.
   Beginning three months after the closing date, an officer of CMSI will deliver a certificate to the Trustee and to any registered holder of more than 50% of the Certificates by March 31 of each year for affiliated mortgage loans and by September 30 of each year for third-party loans stating that CMSI has fulfilled its servicing obligations throughout the preceding calendar year or describing each default in the performance of these obligations.
   Certificate holders may obtain copies of these reports or certificates by written request to the Trustee.

List of registered holders
Unless the Trustee is also the certificate registrar, CMSI will provide the Trustee within 15 days after receipt of the Trustee's written request the names and addresses of all registered Certificate holders as of the most recent record date. Upon written request of three or more registered Certificate holders, for purposes of communicating with other registered Certificate holders about their rights under the pooling agreement, the Trustee will give the requesting Certificate holders access during business hours to the most recent list of registered Certificate holders held by the Trustee. If the list is more than 90 days old on the date of the request, the Trustee will promptly request a current list from CMSI and will give the requesting Certificate holders access to the new list promptly after receipt.

No annual meeting
   There will not be any annual or other meetings of Certificate holders.

Successors
A corporation
o that is a successor to CMSI due to a merger or consolidation, or that otherwise succeeds to the business of CMSI, or
o any entity that is more than 50% owned by Citicorp that assumes CMSI's obligations, will be CMSI's successor under the pooling agreement. The assumption will not, however, release CMSI from any obligation under the pooling agreement.

Termination of Trust
The Trust will terminate upon the distribution to the registered Certificate holders of all amounts required to be distributed to them. The Trust can not, however, continue for more than 21 years after the death of the last survivor of the descendants of a certain person specified in the pooling agreement living at the date of the pooling agreement.
   CMSI will direct the Trustee to notify each registered Certificate holder in writing in advance of the termination of the Trust. Registered holders must surrender their Certificates in order to receive their final distribution. Interest will not accrue on the Certificates after the date specified in the notice for return of the Certificates

Book-entry and physical Certificates

Most classes of Certificates offered to the public will be book-entry securities. That is, a single certificate for each of these classes will be registered in the name of The Depository Trust Company, a securities depository
(DTC). DTC will thus be the only registered holder of these Certificates. Other people will hold their Certificates in these classes indirectly through securities intermediaries - banks, brokerage houses and other institutions that maintain securities accounts for their customers. The securities depository will maintain accounts showing the Certificate holdings of its participants (all of whom will be securities intermediaries), and these securities intermediaries will in turn maintain accounts showing the Certificate holdings of their customers (some of whom may themselves be securities intermediaries holding Certificates for their customers). Thus, each holder of a book-entry Certificate will hold that Certificate through a hierarchy of intermediaries, with DTC at the "top" and the holder's own securities intermediary at the "bottom." A person holding a book-entry Certificate for its own account through a securities intermediary will be the beneficial owner of the Certificate.
   The Certificates of each holder of a book-entry security other than DTC will be evidenced solely by entries on the books of the holder's securities intermediary. A holder of a book-entry Certificate will not be able to obtain a physical (paper) certificate evidencing the holder's ownership of the Certificate. The book-entry system for holding Certificates through accounts with a hierarchy of securities intermediaries leading up to a securities depository is the system through which most publicly traded common stock is held in the United States.
   In this prospectus, references to "Certificate holders" of book-entry securities will generally mean the beneficial owners of Certificates. However, for book-entry Certificates, references to actions taken by Certificate holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to Certificate holders will mean payments and notices of redemption to DTC as the registered holder of the Certificates for distribution to participants in accordance with DTC's procedures.
   Beneficial owners of book-entry Certificates should realize that, unless otherwise stated in this prospectus, the Trust will make all distributions on their Certificates to DTC, and will send all required reports and notices solely to DTC. Similarly, the Trustee will accept notices and directions solely from the registered holders of Certificates, which for book-entry Certificates will mean DTC. DTC and the securities intermediaries are generally required by law to deposit the distributions in the appropriate customers' accounts and to transmit notices and directions from the Trust to their customers and from their customers to the Trust through the chain of intermediaries. However, beneficial owners of book-entry Certificates may find it somewhat more difficult to pledge their Certificates because of the lack of a physical certificate, and may experience delays in receiving distributions on their Certificates, since distributions will be initially made to DTC and must then travel down the hierarchy of intermediaries to the beneficial owner's own account with its securities intermediary.
   Neither the Trustee, CMSI nor any of their affiliates will be responsible for any action or failure to act of a securities depository or securities intermediary, including any action or inaction involving a securities depository's or securities intermediary's
o  distributions to its participants or customers,
o transmission of notices, directions and other communications to or from beneficial owners of Certificates, or
o  record keeping
and will not be liable to beneficial owners of Certificates for any such action or failure to act. Nor will the Trustee, CMSI or any of their affiliates have any obligation to beneficial owners to monitor, supervise or review any actions or procedures of a securities depository or securities intermediary.
   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934.

Physical Certificates
Physical Certificates will be transferable and exchangeable at the offices of the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require a payment sufficient to cover any tax or other governmental charge incurred.
   Beneficial owners of book-entry Certificates will receive physical Certificates representing their ownership interests only if
o CMSI advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the book-entry Certificates and CMSI is unable to locate a qualified successor,
o CMSI, at its option, elects to terminate the book-entry system, or after CMSI's resignation or dismissal as servicer under the pooling agreement, beneficial owners of at least 51% of each outstanding class of book-entry Certificates advise the Trustee, through the securities depository, in writing that continuation of the book-entry system is no longer in the beneficial owners' best interest.
The Trustee will notify all beneficial owners, through DTC, of the availability of physical Certificates.


ERISA considerations

The Employee Retirement Income Security Act of 1974 (ERISA) prohibits some transactions between those employee benefit plans to which it applies (ERISA plans) and persons who have specified relationships to the ERISA plan. (For purposes of this discussion, an individual retirement account established under the Internal Revenue Code (an IRA) will be an ERISA plan.)

"Plan asset" regulations
If an ERISA plan purchases Certificates, the underlying assets of the Trust - for example, mortgage loans - might be considered assets of the ERISA plan, or "plan assets." As a consequence, the plan's fiduciary might be considered to have delegated asset management responsibility to the Trustee. In such circumstances, some operation of the Trust might be considered prohibited transactions under ERISA.
   ERISA does not define "plan assets." However, regulations under ERISA state conditions under which an ERISA plan, in acquiring an "equity interest" in an entity (eg, a Certificate in a Trust) would be considered to acquire the underlying assets of the entity (such as the mortgage loans). These underlying assets would therefore become "plan assets." Because of the factual nature of the regulations, CMSI cannot predict whether the Trust's assets would be "plan assets." For example, the regulations state that the underlying assets of an entity are not "plan assets" as long as less than 25% of the value of each class of equity interest is held by ERISA plans, iras, and employee benefit plans not subject to ERISA.

Class exemption
U.S. Department of Labor Prohibited Transaction Class Exemption 83-1 for certain transactions involving mortgage pool investment trusts (PTE 83-1) exempts the acquisition and holding of certain residential mortgage pool pass-through interests by ERISA plans from ERISA's prohibited transaction provisions. PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. CMSI believes that the general conditions would be met for the purchase and holding of senior classes of Certificates in a Trust that holds mortgage loans other than cooperative apartment loans. PTE 83-1 might not apply, however, to the purchase and holding of
o senior classes of Certificates in a Trust that holds cooperative apartment loans,
o  senior classes of Certificates of a PO or IO class,
o  subordinated classes of Certificates or
o  residual Certificates.
   Accordingly, CMSI will not permit the registration of a transfer of a Certificate of a subordinated or residual class unless the transferee
o executes a representation letter satisfactory to the Trustee stating that (1) it is not, and is not acting on behalf of an ERISA plan or using an ERISA plan's assets to effect the purchase or (2) if it is an insurance company, the source of funds used to purchase subordinated Certificates is an "insurance company general account" (as defined in Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")), and there is no ERISA plan for which the general account's reserves and liabilities for the contract(s) held by or on behalf of the plan and all other ERISA plans maintained by the same employer (or an affiliate as defined in PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of the general account (as determined under PTE 95-60) at the date of acquisition or
o delivers (1) an opinion of counsel satisfactory to the Trustee and CMSI that the purchase or holding of the Certificate by or on behalf of the plan will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Internal Revenue Code or any similar law and will not subject CMSI (or its designee) or the Trustee to any obligation in addition to those undertaken in the pooling agreement and (2) such other opinions of counsel, officers' certificates and agreements as the Trustee and CMSI may require in connection with the transfer.

Trusts of Certificates
It is not clear whether PTE 83-1 applies to senior class Certificates in a Trust that itself holds interests in a REMIC or similar entity.
   The regulations state that plan assets do not include the mortgages underlying an agency certificate. Accordingly, even if Certificates in a Trust were owned largely or entirely by ERISA plans, the mortgages underlying agency certificates held by the Trust would not be plan assets. Accordingly, if CMSI sponsors a Series where the Trust holds interests in a REMIC or similar entity, and if no other ERISA prohibited transaction exemption appears applicable, CMSI intends to include no such interests in a REMIC except agency certificates or other interests that would meet the general conditions of PTE 83-1 if purchased directly by an ERISA plan. CMSI further intends to structure the offering of the Series and the operations of the Trust and to take other actions that are reasonable and appropriate to reduce the risk of an ERISA prohibited transactions should PTE 83-1 be held inapplicable to the acquisition and holding of such certificates.

Underwriters' exemptions
Most underwriters of mortgage-backed securities have obtained ERISA prohibited transaction exemptions that are in some respects broader than PTE 83-1. These exemptions only apply to mortgage-backed securities that are sold in offerings for which the underwriter is the sole or a managing underwriter, or a selling or placement agent. The supplement describes any such exemption.

Other prohibitions
An ERISA plan may not purchase Certificates with assets of the ERISA plan if an affiliate of CMSI (such as Citibank or Salomon Smith Barney Inc.) or of the Trustee either
o  has discretion to invest such assets,
o has authority or responsibility to give, or regularly gives, investment advice for such assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets and that such advice will be based on the particular investment needs of the ERISA plan, or
o is an employer maintaining or contributing to the ERISA plan. By agreeing to acquire a Certificate for an ERISA plan, an ERISA plan fiduciary represents and warrants to the underwriter and to CMSI that the assets of the ERISA plan used in the purchase are not come described in the preceding sentence.

Investor's responsibility
Due to the complexity of the ERISA rules and the severity of the penalties imposed upon persons involved in prohibited transactions, it is important that potential ERISA plan investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.
   Employee benefit plans that are not subject to ERISA may be subject to similar federal, state, or local laws. Fiduciaries of such plans should make their own determinations of the need for and availability of exemptive relief under any such laws.

Legal investment considerations

SMMEA
The senior classes of Certificates will generally be, and the subordinated classes of Certificates and the residual Certificates may be, "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA). The supplement states which classes of Certificates are mortgage related securities.
   Mortgage related securities under SMMEA are legal investments for an entity created or existing under state or federal law whose authorized investments are subject to state regulation to the same extent that obligations issued or guaranteed by the United States or any of its agencies or instrumentalities are legal investments for the entity.
   A Certificate will be a SMMEA mortgage related security so long as
o it is rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and
o it is part of a Series of Certificates in a Trust consisting of mortgage loans originated by the types of originators specified in SMMEA.

State overrides of SMMEA
SMMEA permitted states that acted before October 3, 1991 to override some of its provisions. Some states have overridden parts of SMMEA and limited the ability of some entities (in particular, insurance companies) to invest in "mortgage related securities," usually by requiring the investors to rely solely upon existing state law rather than SMMEA. Investors governed by the laws of these states may be limited in their ability to invest in Certificates.

Federal depository institutions
SMMEA also permits
o federal savings and loan associations and federal savings banks to invest in, sell or otherwise deal in mortgage related securities without limit,
o  federal credit unions to invest in mortgage related securities, and
o national banks to purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities, subject in each case to regulations of their federal regulators.
   In this connection,
o the Comptroller of the Currency has authorized national banks to purchase and sell mortgage related securities for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards of "safety and soundness" and retention of credit information),
o the National Credit Union Administration has authorized federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, and
o the Office of Thrift Supervision has issued guidelines for thrift institutions to follow in managing interest rate risk in purchasing investment securities.

Investor responsibility
Depository institutions considering an investment in the Certificates should also review the "Supervisory policy statement on investment securities and end-user derivatives activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Federal Reserve Board, the FDIC, the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration. The policy statement sets forth guidelines that depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.
   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines of these authorities before purchasing any Certificates, as some Certificates (in particular, Certificates that are entitled solely or disproportionately to distributions of principal or interest) may be considered unsuitable investments, or may otherwise be re-stricted, under such rules, policies or guidelines (in some instances irrespective of SMMEA).
   The foregoing does not consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by particular investors, including "prudent investor" provisions, percentage-of-assets limits and provisions that restrict or prohibit investment in securities that are not "interest-bearing" or "income-paying" or are issued in book-entry form.
   Except for the status of some Certificates as "mortgage related securities," no representation is made as to the proper characterization of any Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.
   Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates of any class will be legal investments or be subject to investment, capital or other restrictions, and whether SMMEA has been overridden in any jurisdiction relevant to the investor.


Taxation of Certificate holders

The following taxation sections discuss in general terms the anticipated material federal income tax consequences to Certificate holders of the purchase, ownership and disposition of Certificates representing regular interests in the REMIC. The Trust will consist of one or more REMICs. The discussion does not address all federal income tax consequences that may be applicable to particular categories of investors, some of whom may be subject to special rules. Moreover, the discussion is based on statutes, regulations and other authorities that are subject to change or differing interpretations, and any change or interpretation could apply retroactively. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates. In this tax discussion, references to the "Certificate holder" or "holder" generally mean the beneficial owner of a Certificate. Unless otherwise stated, all section references are to the Internal Revenue Code.

Taxation of Certificates - general
Certificates will generally be taxed as if they were newly originated debt instruments. In particular, interest, original issue discount (discussed below) and market discount (discussed below) on a Certificate will be ordinary income to the holder, and distributions of principal on a Certificate will be a return of capital to the extent of the holder's basis in the Certificate.

Accrual method
Each Certificate holder must use the accrual method of accounting for Certificates, regardless of the method of accounting it otherwise uses.

Original issue discount
All accrual Certificates will be issued with original issue discount (or OID), and others classes of Certificates may be issued with OID. OID for a debt instrument generally refers to the amount by which the instrument's original issue price is less than its stated redemption price at maturity.
   Holders of Certificates issued with OID must generally include the OID in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest. This generally means that a Certificate holder will pay tax on accrued OID before the holder receives the related cash distribution.
   The Internal Revenue Code and implementing regulations for OID (the OID rules) do not adequately address some issues relevant to securities that, like the Certificates, may be prepaid. To the extent the OID rules do not address an issue, CMSI, in calculating OID, will generally apply the methodology described in the Conference Committee Report to the

Internal Revenue Code of 1986 Act (the Conference Committee Report). Investors should realize, however, that the Internal Revenue Service (the IRS) may take a different position on the issue. Moreover, the OID rules include an anti-abuse rule that allows the IRS to depart from the OID rules to ensure a reasonable tax result.
   CMSI will calculate the accrued OID and will report the OID to registered holders and beneficial owners of Certificates as described in "- Reporting requirements" below.

Calculation of OID
   A Certificate will generally be treated as a single debt instrument on which the principal is payable in installments for purposes of determining the OID includible in a Certificate holder's income. (There is an exception for retail class Certificates, discussed below.)
   Unless the OID is de minimis (described below), a Certificate holder must generally include in gross income for a taxable year the sum of the "daily portions" of accrued OID for each day on which it holds the Certificate during an accrual period, including the date of purchase but excluding the date of disposition. CMSI will treat the monthly period ending on the day before each distribution day as the accrual period.
   Determining the daily portions of OID depends on determining (1) the amount of OID and (2) when principal is payable on the instrument, which together determine the rate at which OID accrues. As discussed below, principal on the Certificates is assumed to be paid at the prepayment rate assumed in structuring the Series.
   Amount of OID. The amount of OID on a Certificate is the excess of its "stated redemption price at maturity" over its "issue price."
   The issue price of a Certificates is generally the first price at which a substantial amount of Certificates of the same class are sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID rules, CMSI intends to treat the issue price of Certificates of a class for which there is no substantial sale as of the issue date or that are retained by CMSI as the fair market value of the Certificate on the issue date.
   The issue price of a Certificate also includes any amount the initial Certificate holder pays for accrued interest for a period prior to the issue date of the Certificate, unless the holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution day.
   The stated redemption price at maturity of a Certificate always includes its principal balance at the cut-off date. The stated redemption price at maturity may also include distributions of interest unless the distributions are of "qualified stated interest." Under the OID rules, qualified stated interest generally means interest payable at a single fixed rate or at a "qualified variable rate" (described below), provided that the interest distributions are unconditionally distributable at intervals of one year or less during the entire term of the Certificate. Because there is no penalty or default remedy for nonpayment of interest on a Certificate, it is possible that no interest on any class of Certificates will be treated as qualified stated interest. However, except as provided in the next paragraph, because the underlying mortgage loans provide for remedies in the event of default, CMSI intends to treat interest on Certificates as qualified stated interest.
   Distributions on the following types of Certificates will not be qualified stated interest:
o  Certificates in an accrual class,
o Certificates for which interest distributions may be deferred and added to the principal balance, or
o Certificates in an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called
"super-premium" class)
Accordingly, the stated redemption price at maturity of these Certificates will include both their initial principal balance and all other distributions on the Certificates. Also, if the interval between the issue date and the first distribution day on a Certificate is shorter than the interval between subsequent distribution days, the interest attributable to the additional days will be included in the stated redemption price at maturity.
   Any deferred interest (as defined in the supplement) that accrues on a class of Certificates will constitute income to the holders of those Certificates prior to the receipt of cash distributions of deferred interest. Under the OID rules, all interest payments on Certificates that may have deferred interest must be treated as non-qualified stated interest payments and included in the stated redemp-tion price at maturity of the Certificates in computing OID.
   Rate of accrual. The OID accruing in a full accrual period on a Certificate is generally the increase in the present value of the Certificate over the period, adjusted for distributions that are not qualified stated interest. This amount would be the excess of
o the sum of (1) the "present value of the remaining distributions" to be made on the Certificate as of the end of that accrual period and (2) the distributions made on the Certificate during the accrual period that are included in the Certificate's stated redemption price at maturity, over
o the "adjusted issue price" of the Certificate at the beginning of the accrual period. For these purposes, the adjusted issue price of a Certificate at the beginning of an accrual period is its issue price, increased by the aggregate amount of OID accrued in all prior accrual periods and reduced by any distributions included in the Certificate's stated redemption price at maturity that were made in those prior periods.
   Based on the Conference Committee Report, the present value of the remaining distributions is calculated using the original yield to maturity of the Certificate as the discount rate and the schedule of payments on the Certificate at the prepayment rate assumed in structuring the Series (which is stated in the supplement), adjusted for events, including actual prepayments, that occur before the end of the accrual period.
   The OID accruing during an accrual period is then divided by the number of days in the period to determine the daily portion of OID for each day in the period. For an initial accrual period that is shorter than a full accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.
   Under the method described above, the daily portions of OID will generally increase if prepayments on the mortgage loans exceed the prepayment rate assumed in structuring the Series, and will generally decrease (but not below zero for any period) if prepayments on the mortgage loans are slower than the assumed prepayment rate. However, for some classes of Certificates, an increase or decrease in prepayments on the mortgage loans can result in a change in the priority of principal payments for that class that could increase or decrease the daily portions of OID for those Certificates.

De minimis OID.
OID on a Certificate will be considered to be zero if the OID is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the weighted average maturity of the Certificate. For this purpose, weighted average maturity is the sum of the amounts determined by multiplying (1) the number of full years (ie, rounding down partial years) from the issue date until each scheduled distribution of principal or OID by (2) the ratio of the amount of the distribution to the total stated redemption price at maturity. The schedule of distributions should be determined in accordance with the prepayment rate assumed in structuring the Series.
   Certificate holders must generally report de minimis OID pro rata as distributions of stated redemption price at maturity are received. Such income will be capital gain if the Certificate is held as a capital asset. However, Certificates holders may elect to accrue all de minimis OID, as well as market discount and market premium, under the constant yield method. See "- Election to treat interest under the constant yield method" below.

OID on retail class Certificates
For Certificates on which principal distributions are made in a single installment upon the request of a Certificate holder or by random lot (retail class Certificates), CMSI intends to determine the yield to maturity based on the anticipated payment characteristics of the class as a whole under the prepayment rate assumed in structuring the Series. In general, OID accruing on a retail class Certificate in a full accrual period would be its allocable share of the OID for the entire class, as determined above. However, if there is a distribution in reduction of all or part of the principal balance of a retail class Certificate
o the remaining unaccrued OID allocable to the Certificate (or part) will accrue at the time of the distribution, and
o the accrual of OID allocable to each remaining Certificate of the class (or the principal balance of a retail class Certificate after a principal distribution has been received) will be adjusted by reducing the present value of the remaining payments on the class and the adjusted issue price of the class by the principal distributed.

   CMSI believes that this treatment of retail class Certificates is consistent with the "pro rata prepayment" rules of the OID rules, but with the rate of accrual of OID determined based on the prepayment rate assumed in structuring the Series.

Acquisition premium
A purchaser of a Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of OID on the Certificate, reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, the purchaser may elect to treat the acquisition premium under the constant yield method, as described in "- Election to treat interest under the constant yield method" below.

OID on variable rate Certificates
Certificates may provide for interest based on a variable rate (variable rate Certificates). Under the OID rules, interest is generally treated as payable at a variable rate if
o the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at
o least annually at current values of (1) one or more "qualified floating rates," (2) a single fixed rate and one or more qualified floating rates, (3) a single "objective rate," or (4) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."
   A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a multiple that is greater than 0.65 but not greater than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.
   An objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information that is not within the control, or unique to the circumstances, of the issuer or a related party.
   A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. (An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.)
   OID for a Certificate bearing a variable rate of interest will accrue in the manner described above under "Original issue discount," with the yield to maturity and future distributions on the Certificate generally determined by assuming that interest will be payable for the life of the Certificate based on its initial rate (or, if different, the value of the applicable variable rate on the pricing date). CMSI intends to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. OID reported for an accrual period will be adjusted for subsequent changes in the interest rate.
   Although unclear under the OID rules, CMSI intends to treat Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates as having qualified stated interest. For ARMs, the applicable index used to compute interest on the mortgage loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of OID reportable to reflect the actual interest rate on the Certificates.
   Under the REMIC regulations, a Certificate bearing
o a variable rate under the OID rules that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points) or that represents a weighted average of rates on some or all of the mortgage loans that bear either a fixed rate or a variable rate, including such a rate that is subject to one or more caps or floors, or

o one or more such variable rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. For OID reporting purposes, CMSI intends to treat Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate.
   A class of Certificates may not have a variable rate under the preceding rules - for example, if the class bears different rates at different times so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID rules. Such a class might be considered to bear "contingent interest" under the OID rules. The OID rules for the treatment of contingent interest do not by their terms apply to Certificates. However, if final regulations dealing with contingent interest on Certificates apply the same principles as the OID rules, the regulations may lead to different timing of income inclusion than would be the case under the OID rules. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Certificates as ordinary income.

Market discount
A purchaser of a Certificate may also be subject to the "market discount" rules of sections 1276 through 1278. Under these sections and the principles applied by the OID rules for OID, market discount is the amount by which the purchaser's original basis in the Certificate is exceeded (1) by the then-current principal amount of the Certificate, or (2) for a Certificate having OID, by the adjusted issue price of the Certificate at the time of purchase.
   The purchaser will generally have to recognize ordinary income to the extent of accrued market discount on the Certificate as distributions includible in the stated redemption price at maturity are received, in an amount not exceeding the distribution. Market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment rate assumed in structuring the Series. The Conference Committee Report provides that until regulations are issued, market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Certificate issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for the period plus the remaining OID as of the end of the period.
   The purchaser will also generally be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the preceding methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.
   The purchaser also will be required to defer deduction of a portion of the interest expense attributable to any indebtedness incurred or continued to purchase or carry the Certificate. The deferred portion of the interest expense would not exceed the accrued market discount on the Certificate for the taxable year. Such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Certificate is disposed of.
   As an alternative to the inclusion of market discount in income on the preceding basis, a holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later, in which case the interest deferral rule will not apply. See "- Election to treat interest under the constant yield method" below regarding an alternative manner in which the election may be made.
   By analogy to the OID rules, market discount for a Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Certificate multiplied by the weighted average maturity of the Certificate (determined as described above under "- Original issue discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See "- De minimis OID" above. Treasury regulations implementing the market discount rules have not yet been issued. Investors should consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium
A Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If a holder holds such Certificate as a "capital asset" within the meaning of section 1221, the holder may elect under section 171 to amortize the premium under the constant yield method. Such election will apply to all debt obligations acquired at a premium by the holder of a Certificate held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under section 171 do not by their terms apply to prepayable debt instruments such as the Certificates. However, the Conference Committee Report indicates a Congressional intent to apply the rules for the accrual of market discount on installment obligations in amortizing bond premium under section 171 on installment obligations such as the Certificates. (It is unclear, however, whether the alternatives to the constant yield method described above under "--Market discount" are available.) Amortizable bond premium will be treated as an offset to interest income on a Certificate, rather than a separate deduction item. See "--Election to treat interest under the constant yield method" below regarding an alternative manner in which the section 171 election may be deemed to be made.

Losses
Certificate holders must report income on the Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Certificate, particularly a subordinated Certificate, may have income or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to accrue in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of section 166.
   Under section 166, it appears that
o a Certificate holder that is a corporation or that holds the Certificate in connection with a trade or business should generally be allowed to deduct as an ordinary loss, and
o other Certificate holders should generally be allowed to deduct as a short term capital loss any loss of principal sustained during the taxable year on account of the Certificate's becoming wholly or partially worthless.
   Although the matter is not free from doubt, such non-corporate holders should be allowed a bad debt deduction at the time a loss is allocated to the Certificate to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the Trust have been liquidated or the Certificate has been retired. The IRS could also assert that losses on the Certificates are deductible on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may create "negative" OID, which would be deductible only against future positive OID or otherwise upon termination of the Certificate.
   While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued OID may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.

Election to treat interest under the constant yield method
A Certificate holder may elect to treat all interest that accrues on the instrument using the "constant yield method," with none of the interest being treated as qualified stated interest. In applying the constant yield method, (1) "interest" includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the prepayment rate assumed in structuring the Series would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply.

   A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS.

Sale or exchange of Certificates
If a holder sells or exchanges a Certificate, the holder will recognize gain or loss equal to any difference between the amount received and the holder's adjusted basis in the Certificate. The adjusted basis of a Certificate will generally equal the cost of the Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income for the Certificate, and reduced by principal distributions on the Certificate previously received by the seller, by any amortized premium and by any deductible losses.
   Except as described in "- Market discount," above, and except as provided in the following paragraph, gain or loss on the sale or exchange of a Certificate realized by an investor who holds the Certificate as a capital asset (within the meaning of section 1221) will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year.
   Gain on the sale or exchange of a Certificate will be treated as ordinary income
o if the Certificate is held as part of a "conversion transaction" as defined in section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under section 1274(d) in effect at the time the holder entered into the transaction, minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction,
o for a non-corporate taxpayer, to the extent the taxpayer has made an election under section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or
o to the extent that the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the gross income of the holder if its yield on the Certificate were 110% of the applicable federal rate as of the date of purchase, over (2) the amount of income actually includible in the gross income of the holder for the Certificate. In addition, gain or loss recognized on the sale of a Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to section 582(c).

Special types of holders
CMSI anticipates that Certificates held by
o a domestic building and loan association will be a "regular interest in a REMIC" under section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under section 7701(a)(19)(C)(v) or as other assets described in section 7701(a)(19)(C),
o a real estate investment trust will be "real estate assets" under section 856(c)(4)(A), and interest on the Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" under section 856(c)(3)(B),
in their entirety. Treasury regulations require that information be furnished annually to beneficial owners of Certificates, and filed annually with the IRS, concerning the percentage of the REMIC's assets meeting the qualified asset tests that justify such characterization of these Certificates. This information is furnished in the same manner as described below under "Reporting requirements."
   If the assets of the REMIC include buydown mortgage loans, the percentage of those assets constituting "loans . . . secured by an interest in real property" under section 7701(a)(19)(C)(v) might be reduced by the amount of any related buydown subsidy accounts.
   Certificates held by

o  a regulated investment company will not be "Government securities" under section 851(b)(3)(A)(i), and
o  certain financial institutions will be "evidence of indebtedness" under section 582(c)(1).

Foreign investors
A non-U.S. person is a person that is not
o  a citizen or resident of the United States,
o a corporation, partnership (with exceptions in Treasury regulations) or other entity created or organized in or under the laws of the United States or a political subdivision,
o an estate subject to United States federal income tax regardless of the source of its income, or
o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust.
   Interest, including OID, distributable to Certificate holders who are non-U.S. persons will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax if the non-U.S. person
o is not a "10% shareholder" under section 871(h)(3)(B) or a "controlled foreign corporation" under section 881(c)(3)(C) and
o provides the Trustee, or the person who would otherwise be required to withhold tax from distributions under section 1441 or 1442, with an appropriate certification, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Certificate is a non-U.S.
person.
   If such certification, or any other required certification, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest is effectively connected with the conduct of a trade or business within the United States by the non-U.S. person. In the latter case, the non-U.S. person will be subject to United States federal income tax at regular rates.
   The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations will require, for Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

Backup withholding
Distributions made on the Certificates and proceeds from the sale of the Certificates to or through certain brokers may be subject to a "backup" withholding tax under section 3406 of 31% of "reportable payments" (including interest distributions, OID, and, in some circumstances, principal distributions) unless, in general, the Certificate holder complies with reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Certificate, or the Certificate holder is otherwise an exempt recipient under the Internal Revenue Code. Amounts withheld from distributions on the Certificates would be refunded by the IRS or allowed as a credit against the holder's federal income tax liability. The New Regulations change some of the presumptions for information reporting and backup withholding.

Reporting requirements
Reports of accrued interest, OID and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Certificates or beneficial owners who own Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-tax-exempt holders of record of Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 for a particular Series of Certificates. Holders through nominees must request such information from the nominee.

Taxation of the Trust

REMIC qualification
CMSI will elect to treat the Trust or one or more segregated pools of assets of the Trust as one or more REMICs. References to the "Trust" or the "REMIC" in this tax discussion will refer to the Trust or those asset pools. The supplement states whether CMSI will make more than one REMIC election for the Trust's assets.
   Rona Daniels, vice president and tax counsel of Citibank, has advised CMSI that in her opinion
o the Trust will qualify as one or more REMICs under current law if CMSI makes the REMIC election(s), all parties comply with the pooling agreement, and the Trust complies with any changes to the REMIC rules,
o  and the Certificates qualify as regular interests in a REMIC.
   For the Trust to remain qualified as one or more REMICs, it must continue to comply with the REMIC rules. These include a requirement that all but a de minimis portion of the assets of the Trust must be "qualified mortgages" or "permitted investments," as defined in the REMIC rules.
   If the Trust fails to comply with the REMIC rules during a taxable year, the Trust may cease to be a REMIC and may become taxed as a corporation for that and subsequent tax years. Certificates would then be treated as equity interests in the Trust.

Taxes that may be imposed on the REMIC
Prohibited transactions. Income from "prohibited transactions" by the REMIC will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include
o the disposition of mortgage loans other than for (1) substitution within two years of the closing date for a defective (including a defaulted) mortgage loan (or the repurchase in lieu of substitution of a defective (including a defaulted) mortgage loan at any time), or for any mortgage loan within three months of the closing date, (2) foreclosure, default, or reasonably foreseeable default of a mortgage loan, (3) bankruptcy or insolvency of the REMIC, or (4) a qualified (complete) liquidation,
o the receipt of income from assets that are not the type of mortgage loan or investments that the REMIC is permitted to hold,
o  the receipt of compensation for services, or
o the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.
   It is not a prohibited transaction, however, to sell REMIC property to prevent a default on a regular interest as a result of a default on mortgage loans or to facilitate a clean-up call. The REMIC regulations indicate that a substantial modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale clause or due-on-encumbrance clause, or the conversion of an interest rate by a lender pursuant to a convertible ARM.
   Contributions to the REMIC after the closing date. In general, the REMIC will be subject to tax at a 100% rate on the value of any property contributed to the REMIC after the closing date. Exceptions are provided for cash contributions to the REMIC
o  during the three months following the closing date,
o  made to a qualified reserve fund by a residual interest holder,
o in the nature of a guaranty, and made to facilitate a qualified liquidation or clean-up call.
   Net income from foreclosure property. A REMIC will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year beginning after the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.
   Liquidation of the REMIC. If a REMIC adopts a plan of complete liquidation under section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within the 90-day period beginning on that date, the remic will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to Certificate holders within the 90-day period.


Legal aspects of mortgage loans

Mortgages and deeds of trust
The mortgage loans will be secured by either mortgages or deeds of trust, depending on the prevailing practice in the state in which the mortgaged property is located. A mortgage or a deed of trust creates a lien upon the mortgaged property and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note or a bond. The lien created by the mortgage or deed of trust is not prior to a lien for real estate taxes and assessments and certain other liens. Priority over other mortgages and deeds of trust depends on their terms and generally on the order in which the mortgages or deeds of trust are recorded with a state, county or municipal office.
   There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. In keeping with the terminology used elsewhere in this prospectus, we shall generally refer to the mortgagor as the "homeowner" or "borrower" and the mortgagee as the "lender." For a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan involving a land trust, the borrower signs a separate undertaking to the land trustee to make payments on the mortgage note. The security arrangements for a living trust (also known as a family trust or inter vivos trust) are similar to those for a land trust, except that the borrower signs the mortgage note.
   Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the trustor (similar to a mortgagor), who is the homeowner and may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation.
   The lender's authority under a mortgage and the trustee's authority under a deed of trust are governed by law, the express provisions of the mortgage or deed of trust, and, in some cases, the directions of the beneficiary.

Foreclosure
Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property or the courthouse door of the county in which the property is located, recorded and sent to all parties having an interest in the real property.
   An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the lender's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. For example, in Texas it is necessary to give both notice of intent to accelerate as well as notice of acceleration of an installment note, and in New Jersey it is also necessary to give a notice of intent to foreclose. Generally, a homeowner is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his or her default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a homeowner of a default and deny the lender foreclosure on proof that
o  the homeowner's default was neither willful nor in bad faith and
o the lender's action established a waiver, or fraud, bad faith, oppressive or unconscionable conduct that warrants a court of equity to refuse affirmative relief to the lender. Under certain circumstances a court of equity may relieve the homeowner from an entirely technical default if the default was not willful.
   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Substantial delay and expense may be incurred if the defaulting homeowner files a petition under the federal bankruptcy laws before the initiation of a foreclosure action or during its pendency. Moreover, recent judicial decisions suggest that a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the homeowner was insolvent and within one year (or within the statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note or bond may take several years.
   In a foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it often happens that no third party purchases the property at the foreclosure sale. Rather, it is more common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying real estate taxes and any special municipal assessments that have priority over the mortgage and making repairs at its own expense to make the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. A loss may be reduced by the receipt of any mortgage insurance proceeds.
   CMSI is not required to expend its own funds to foreclose on a defaulted mortgage loan unless it determines that foreclosure would increase the net proceeds of liquidation available for distribution to Certificate holders and that its expenditures will be recoverable. There may be circumstances - for example, the possibility of incurring liability for environmental damage or a substantial decline in the value of the underlying property that would cause CMSI to elect not to foreclose on a defaulted mortgage loan.
   Foreclosure of a mortgage is accomplished in New York, New Jersey and Florida in most cases, and in Illinois in all cases, by an action in foreclosure culminating in a judicial sale (or, in Illinois, a judicially approved sale) of the real property by a court-appointed referee, sales agent or other official following a judgment of foreclosure. A foreclosure action may enable a lender to realize upon its security and to bar the homeowner, persons with liens subordinate to the foreclosing lender, and other persons with interests in the real property from their statutory rights and "equity of redemption."
   The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an equity of redemption may redeem the property by paying the entire debt with interest and, if a foreclosure action is pending, all or part of the costs of the action. Those having a statutory right or equity of redemption must be made parties and duly summoned to the foreclosure action in order for their statutory right or equity of redemption to be barred.

   In Connecticut a court in its discretion may order either a foreclosure by judicial sale or strict foreclosure. Generally, Connecticut courts grant strict foreclosure unless the United States is a party or the court upon the motion of a party or upon its own motion determines that the net value of the mortgaged property is materially in excess of the debt being foreclosed. If a court orders strict foreclosure, it will establish a "law day" for each defendant in the foreclosure action. The time between the entry of the judgment of foreclosure and the first law day will be set by the court as at least 20 days after the date of the judgment. The first law day will be for the owner of the mortgaged property, and then, in sequence, there will be a law day for each party having a lien on, or other interest in, the mortgaged property that is junior to the foreclosing lender's interest, in inverse order of their priority. Unless a party assigned a prior law day redeems by paying the debt due the foreclosing lender in full, each party will have the right on his law day to redeem the mortgaged property by paying off the foreclosing lender; after redemption, the redeeming party will own the mortgaged property subject to any other liens or interests as to which a law day has not passed. If a party fails to redeem on his law day, his rights in the mortgaged property will be extinguished. If no party redeems, the foreclosing lender becomes the owner of the mortgaged property, subject to other liens or interests that are prior to the mortgage foreclosed or as to which the holders were not parties to the foreclosure action. If the court orders foreclosure by sale rather than strict foreclosure, a committee is appointed by the court to sell the mortgaged property at auction. The proceeds of the sale are then distributed first to pay the costs of the sale and then to satisfy the debts of the parties in the order of their priority to the extent the proceeds permit.
   Upon commencement of a foreclosure action on a Connecticut mortgage, a homeowner who is unemployed or under-employed may, in certain circumstances, be granted a stay of the foreclosure proceedings not to exceed six months, and a restructuring of the mortgage debt to add unpaid interest and certain other charges to the outstanding principal amount of the debt. The total amount of the restructured debt may not exceed the larger of the original mortgage debt or 90% of the fair market value at the time of restructuring and the restructured payments must be made over the remaining portion of the original term of the mortgage.
   In California, foreclosure can be judicial or nonjudicial. The primary distinction between a judicial and a nonjudicial foreclosure is that in a judicial sale a deficiency judgment may be obtained, while in a non-judicial foreclosure, no deficiency judgment is allowed. Since California borrowers are protected by anti-deficiency legislation for most purchase-money deeds of trust, the lender will, in almost all instances, pursue non-judicial foreclosure. A second difference between judicial and non-judicial foreclosures is that in the former, if the lender chooses to maintain its right to a deficiency judgment, the homeowner may redeem the property by paying the amount bid at the sale plus statutory fees, costs and interest for a period of three months (if the proceeds of sale are sufficient to pay the lender in full) or one year (if the sale proceeds are insufficient to pay the lender in full) after the sale. The purchaser at the sale, whether it is the lender or a third party, may not demand possession of the property until expiration of the redemption period, although, the redeemer will be required to pay reasonable rental value upon redemption.
   A lender may accept a deed in lieu of foreclosure instead of pursuing either judicial or nonjudicial foreclosure. By accepting a deed in lieu of foreclosure, the lender takes the property back subject to any junior liens, which would be subordinated or released of record.(1)
   In California, a borrower has until 5 days before a trustee sale to reinstate the loan. California law can delay foreclosure and collection of late charges if a lender participates in the sale of credit disability


----------------------
(1) Even a transfer at a nonjudicial foreclosure sale has been held by one federal court of appeals to constitute a fraudulent conveyance. The United States Court of Appeals for the Ninth Circuit (in which California is located), however, has held to the contrary. Amendments to the federal bankruptcy laws addressed this conflict, at least in the bankruptcy context (as opposed to a state court fraudulent conveyance claim), but not with complete clarity. It is probable that a court would interpret these amendments to permit challenging a nonjudicial foreclosure sale as a fraudulent conveyance if the property is worth significantly more than the amount paid at the sale.

insurance in connection with one of its loans and the borrower suffers a disability.(2)
   In Illinois, a borrower in a mortgage foreclosure suit is granted the right to reinstate a mortgage within 90 days after the date the court obtains jurisdiction over all homeowners for the mortgaged property. If this right is exercised, the delinquent borrower need only pay the actual delinquency costs and reasonable attorney fees, but not any amount due as a result of an acceleration provision in the mortgage note. As a result, the borrower may unilaterally reinstate the mortgage loan and terminate the foreclosure proceedings. In addition, when the lender bids less than the total debt at the judicial sale, Illinois law provides the borrower with a special 30-day right of redemption after the approval of the judicial sale in the foreclosure of a single-family residence. Upon exercise of such right, the borrower need only redeem by paying the amount of the sale price, plus interest and costs, and not the deficiency. Many Illinois mortgages, however, give the homeowners greater contractual rights to reinstate a mortgage than are granted under Illinois statutes.

Cooperatives
All cooperative apartments relating to cooperative apartment loans are located in New York, New Jersey, Illinois, Maryland and the District of Columbia. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.
   If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, the cooperative must meet the mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building.
   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements (cooperative apartment leases) that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.
   The interest of the occupant under a proprietary leases or occupancy agreement is generally subordinate to the interest of the holder of the blanket mortgage; that is, if the cooperative defaults under the blanket mortgage, the lender holding the blanket mortgage could foreclose and terminate the cooperative apartment lease.
   A blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one lump sum at final maturity. If the cooperative can not refinance this mortgage or make the final payment, the lender could foreclose.
   A foreclosure by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing a cooperative apartment loan.
   A cooperative apartment loan is evidenced by a promissory note and secured by a security interest in the cooperative apartment lease and the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the cooperative apartment and, if allowed under state law, a financing statement covering the cooperative apartment lease and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon the tenant-stockholder's default, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the cooperative apartment lease and the pledge of cooperative shares.
   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer, and may be cancelled by the cooperative if the tenant-


-------------------
(2) Citibank Service Corporation, a subsidiary of Citi FSB doing business as Citibank Insurance Agency, sells such insurance in connection with mortgage loans originated by Citi FSB.

stockholder fails to pay rent or other charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The cooperative can usually terminate the cooperative apartment lease if the tenant-stockholder fails to make payments or defaults in the performance of obligations under the lease.
   Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the cooperative apartment lease. A default by the tenant-stockholder under the lease will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
   The recognition agreement generally provides that if the tenant-stockholder defaults under the cooperative apartment lease, the cooperative will take no action to terminate the lease until the lender has had an opportunity to cure the default. The recognition agreement typically provides that if the cooperative apartment lease is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the cooperative apartment lease. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the principal balance of the cooperative apartment loan and accrued interest.
   Recognition agreements also provide that if the cooperative loan is foreclosed, the lender must obtain the cooperative's consent before transferring the cooperative shares or assigning the cooperative apartment lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.
   In New York and New Jersey, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the UCC) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-deficiency laws and other limitations on lenders" below.

Rights of redemption
In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or homeowner and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust or after a foreclosure action.

Anti-deficiency laws and other limitations on lenders
In some states, statutes limit the right of a lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or lender to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.
   Although CMSI may elect to pursue deficiency judgments on a mortgage loan, CMSI does not have to do so, even if permitted by applicable law.
   New York. Section 1371 of the New York Real Property Actions and Proceedings Law provides that no award of a deficiency judgment can be made unless the court has personal jurisdiction over the defendant. Moreover, any motion for a deficiency judgment must be made within 90 days of the consummation of the sale by the delivery of the deed to the purchaser. Section 1301 of the same law limits the lender's right to bring separate actions for the mortgage debt and for foreclosure. While the foreclosure action is pending, or after final judgment for the plaintiff in the action, no other action may be commenced or maintained to recover any part of the mortgage debt without leave of the court in which the foreclosure action was brought. A deficiency judgment is limited to the judgment amount in the foreclosure action, minus the higher of (1) the fair and reasonable market value of the mortgaged property at the date of the foreclosure sale or the nearest earlier date as of which the court determines a market value or (2) the sale price of the property at the foreclosure sale.
   Section 254-b of the New York Real Property Law also limits lenders' ability to collect late payment charges. If the mortgage permits the lender to collect a late payment charge on an installment that has become due and remains unpaid, the charge cannot be more than 2% of the delinquent installment and cannot be imposed on any installment paid within 15 days of the due date. In addition, late payment charges cannot be deducted from the regular installment payments; they must be separately charged and collected by the lender. Section 254-b also applies to a note evidencing a cooperative loan.
   In New York a lender can foreclose a mortgage on a residential leasehold property by maintaining a traditional equitable foreclosure action. Any rent or taxes paid by the lender following default by the leaseholder may be added to the unpaid balance of the mortgage debt upon foreclosure. A judgment of foreclosure of a leasehold, however, results in a public auction only if the mortgage expressly so provides, whereas judgment of foreclosure on a real property mortgage would result in a public auction in all cases. In the absence of an express provision, in a leasehold mortgage, the lender can only recover a money judgment. In this event, the lender may follow traditional enforcement procedures. In addition to enforcement of judgment remedies, the leasehold interest may then be subject to a post-judgment sale pursuant to an execution.
   New Jersey. Under New Jersey law, an action for deficiency judgment must be commenced within three months from the date of the foreclosure sale of a mortgaged premises. In a deficiency action, judgment will be rendered only for the balance due on the debt and interest and costs of the action. The obligor under the note may file an answer in the action for deficiency, disputing the amount of the deficiency sued for. The court will determine the amount of the deficiency by deducting from the debt the amount determined as the fair market value of the premises.
   In New Jersey, the commencement of a deficiency action reopens the homeowner's right of redemption for a period of six months after the entry of any deficiency judgment, which could have an adverse effect on the ability to transfer good title to the mortgaged premises during this period.
   Connecticut. If the lender took title to the mortgaged property under strict foreclosure but the property's value was less than the debt, Connecticut law permits the lender to move for a deficiency judgment in the amount of the difference within 30 days after the redemption period expires. If there was a foreclosure sale and the sale proceeds were insufficient to discharge the mortgage debt in full, the lender may obtain a deficiency judgment for the difference. If, however, the sales price is less than the value of the mortgaged property as found by the court, one half of the difference between such value and the sales price must be credited against the deficiency claim of the person who sought foreclosure by sale. To avoid this outcome, lenders do not generally seek foreclosure sales.
   California. Under California's "one-action rule," a lender must include all claims in one action and must foreclose its security before seeking to impose any personal liability. The anti-deficiency rules limit the recovery of personal judgments. If a foreclosure is conducted by way of a nonjudicial foreclosure sale, California law prohibits the recovery of a deficiency judgment. In addition, a deficiency judgment is prohibited even if judicial foreclosure is pursued when a lender finances the purchase price of residential real property and the property has four or fewer units and is occupied by the purchaser. Because most mortgage loans fall into this category, the Issuer intends to pursue nonjudicial foreclosure. While it is possible to sue the borrower for any fraud or damage to the mortgaged property, it generally is not practical to do so.
   Texas. In Texas most foreclosures are non-judicial. However, the lender must give both notice of intent to accelerate as well as notice of acceleration of the installment note unless proper waiver language is included in the note. If the real property is the debtor's residence, the debtor must be given at least 20 days to cure the default before the entire debt is due and notice of sale is given. A suit for a deficiency judgment must be brought within two years after foreclosure. During the pendency of the suit, the debtor can request the court to determine the fair market value of the property foreclosed upon. If the court determines that the fair market value of the property is greater than the bid price paid at foreclosure, the debtor is entitled to an offset against the deficiency claim in the amount by which the fair market value exceeds the bid price.
   Illinois. In Illinois, if the price at the foreclosure sale is less than the total amount held due in the judgment of foreclosure plus statutory interest, certain advances and costs incurred at the time of judicial sale, the lender may obtain a deficiency judgment against the homeowner provided that there is personal jurisdiction over the homeowner.
   Florida. Under Florida law, if the fair market value of the mortgaged property at the time of the foreclosure sale is less than the debt of the final judgment, the lender may seek a deficiency judgment, either as part of the foreclosure action or in a separate action on the note. The decision whether to grant a deficiency judgment sought as part of the foreclosure action lies within the sound judicial discretion of the court but is subject to any equitable defenses by the borrower. No award of a deficiency judgment can be made, either as part of or separately from the foreclosure action, unless the court has personal jurisdiction over the defendant. A request for a deficiency judgment is subject to dismissal for lack of prosecution if the deficiency relief is not sought within one year from the foreclosure sale date.
   All mortgage loans. In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code (the Bankruptcy Code), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (ie, bid up to the amount of the debt) at the sale of the asset. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).
   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. The lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In some circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.
   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages over time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period under a Chapter 11 plan of reorganization.
   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.
   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the statute. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a mortgage loan, it is possible that the mortgage loan could be modified.
   State statutes and general principles of equity may also provide a homeowner with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.
   If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance those amounts, and any loss will be borne by the Certificate holders.
   In a bankruptcy or similar proceeding of a homeowner, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the homeowner under the mortgage loan before the proceeding.

Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.
   A trustee in bankruptcy may sometimes be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable and inequitable, the mortgage may be subordinated to the claims of unsecured creditors.
   Bankruptcy reform legislation passed by the Senate in September 1998 would have amended the Bankruptcy Code to authorize bankruptcy court judges to disallow claims based on secured debt if the creditor failed to comply with certain provisions of the federal Truth in Lending Act. As proposed, the provision would apply retroactively to secured debt incurred by a debtor prior to the date of effectiveness of the legislation, including the mortgage loans. The House bill and the conference report did not have a similar provision, and Congress adjourned from its last session without acting on the proposed legislation. However, such legislation may be introduced in the current session. If the proposed amendment to the Bankruptcy Code were to become law, a violation of the Truth in Lending Act in the origination of a mortgage loan could result in a total loss on the loan in a bankruptcy proceeding. Such a violation would, however, breach a representation and warranty of CMSI, which would require CMSI to repurchase the mortgage loan.
   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law or that any provision so enacted will not differ materially from the proposal described above.
   The Internal Revenue Code gives priority to some tax liens over the mortgage or deed of trust. The laws of some states give priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in the origination, servicing, and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Debt Collection Practices Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Due-on-sale clauses
For Trusts containing only fixed rate mortgage loans, at least 90% of the scheduled principal balance of the loans on the cut-off date will contain due-on-sale clauses. Generally, ARMs in a Trust will contain due-on-sale clauses permitting the lender to accelerate only in situations where its security may be impaired. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property or, for a land trust, the beneficial interest.
   The Garn-St Germain Depository Institutions Act of 1982 (the Garn-St Germain
Act) preempts state law that prohibits the enforcement of due-on-sale clauses. Exempted from this preemption are some mortgage loans that were originated
o  before October 15, 1982,
o  for mortgaged properties in Minnesota, Michigan, New Mexico and Utah,
o by a lender that was not a federal savings and loan associations or a federal savings bank.
   However, the Garn-St Germain Act also provides for nine specific instances in which a mortgage lender can notexercise a due-on-sale clause on a transfer of the property. If a lender can not enforce a due-on-sale clause where the mortgage loan has an interest rate below the current market rate, the loan will be assumed by a new home buyer rather than being paid off. This may affect the average life of the mortgage loans underlying a Series and the number of mortgage loans that may be outstanding until maturity.

Other limitations on foreclosure
   Upon foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. For example, courts have
o required lenders to take affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan,
o required lenders to reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability, and
o limited the lender's right to foreclose if the default is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.
   Courts have also been faced with the question whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that homeowners receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of usury laws
Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (Title V), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, a state can limit discount points or other charges on mortgage loans covered by Title V. Some states have reimposed interest rate limits and/or limited discount points or other charges.
   CMSI will warrant to the Trustee on the closing date that each mortgage loan was originated in compliance in all material respects with applicable state law, including usury laws.

Environmental considerations
Mortgaged properties will be subject to federal, state, and local environmental protection laws. These laws may regulate
o  emissions of air pollutants,
o  discharges of wastewater or storm water,
o generation, transport, storage or disposal of hazardous waste or hazardous substances,
o  operation, closure and removal of underground storage tanks,
o  removal and disposal of asbestos-containing materials
o management of electrical or other equipment containing polychlorinated biphenyls (popularly known as "PCBs").
Failure to comply with these laws can result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally, all subsequent liens on the property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens (superliens). The Trustee's security interest in a property subject to a superlien could be adversely affected.
   Under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute "management" of the property may become liable in some circumstances for cleanup costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Cleanup costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, regardless of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other off-site locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at the off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.
   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust. Under the laws of some states and under CERCLA, a lender may be liable as an owner or operator for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if the lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party.
   Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the secured creditor exemption). This exemption for holders of a security interest such as a secured lender applies only to the extent that the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability if, for example, it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.
   The Resource Conservation and Recovery Act (RCRA), contains a similar secured creditor exemption for lenders who hold a security interest in petroleum underground storage tanks (USTs) or in real estate containing a UST, or that acquire title to a UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. And, if the lender takes title to or possession the UST or the real estate containing the UST, under certain circumstances the secured creditor exemption may be unavailable.
   Court decisions have taken varying views of the scope of the secured creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.
   On September 30, 1996, however, the President signed into law legislation intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. This legislation more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a loss of the secured creditor exemption before foreclosure or during a workout period. The legislation also clarifies the extent of protection against foreclosure liability under CERCLA. The legislation also authorizes regulatory clarifications of the scope of the secured creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the new law is not fully defined. It also is important to note that the new legislation does not offer complete protection to lenders and that risk of liability remains.
   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust and occasion a loss to the Trust and to Certificate holders in certain circumstances. The new secured creditor amendments to CERCLA also affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.
   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present on a mortgaged property prior to origination of the mortgage loan or prior to foreclosure or accepting a deed in lieu of foreclosure. Neither CMSI nor any originator has made such evaluations prior to the origination of the mortgage loans, and CMSI does not require that originators who sell mortgage loans to it make such evaluations. CMSI is not required to undertake any such evaluations prior to foreclosure or accepting a deed in lieu of foreclosure. CMSI does not make any representations or warranties or assume any liability with respect to: the environmental condition of any mortgaged property; the absence or presence of hazardous wastes or hazardous substances on a mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such property; or the impact of any environmental condition or the presence of any substance on or near the property on the performance of the mortgage loans or the compliance of a mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with CMSI authorized or able to make any such representation, warranty or assumption of liability relating to a mortgaged property.


Use of proceeds

CMSI intends to use net proceeds from the sale of the Certificates to originate or purchase new residential mortgage loans and for other general corporate purposes. These other purposes may include repayment of indebtedness to Citicorp, its affiliates or unaffiliated parties.
   Certificates will be sold in Series from time to time. The timing and amount of the sales will depend upon many factors, including the volume of mortgage loans CMSI acquires, prevailing interest rates, availability of funds and general market conditions.


Plan of distribution

CMSI may offer and sell the Certificates either through agents or through underwriters. CMSI normally sells Certificates through underwriters. An underwriter or agent that offers the Certificates may be an affiliate of CMSI, and offers and sales of Certificates may include secondary market transactions by CMSI affiliates. Affiliates may act as principal or agent in these transactions. Sales will be at prices related to prevailing market prices at the time of sale.
   The supplement sets forth the terms of the offering, including the names of any underwriters or agents, the managing underwriters of any underwriting syndicate, the net proceeds to CMSI from the sale, and any securities exchange on which the Certificates will be listed. CMSI does not normally list Certificates on any securities exchange. Dealer trading may take place in the Certificates, including Certificates not listed on a securities exchange.
   If an underwriter is used in the sale of the Certificates, each underwriter will acquire Certificates for its own account, and its Certificates may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.
   The underwriters will be obligated to buy all Certificates if any are bought. CMSI and Citicorp may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, in connection with their participation in the distribution of Certificates.
   CMSI anticipates that Certificates will be sold primarily to institutional investors. A purchaser of Certificates, including a dealer, may be deemed to be an "underwriter" of those securities under the Securities Act of 1933 in making re-offers and sales by it of Certificates. Certificate holders should con-sult their legal advisers as to the consequences of being deemed an "underwriter."
   Underwriters and agents participating in the distribution of the Certificates, and their affiliates, may engage in transactions with and perform services for Citicorp or its affiliates in the ordinary course of business.


Additional information

SEC filings
The following documents are incorporated by reference into this prospectus:
o All documents subsequently filed by CMSI on behalf of the Trust with the Securities and Exchange Commission (the SEC) pursuant to section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of the offering of the Certificates.
o If Citicorp issues a guaranty as part of the credit enhancement for the Series offered by this prospectus, Citicorp's most recent Annual Report on Form 10-K and any subsequent reports on Form 8-K or Form 10-Q filed with the SEC by Citicorp, and all reports filed by Citicorp pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act before the termination of the offering of the Certificates.
   CMSI will provide without charge to any person, including a beneficial owner of Certificates, to whom a copy of this prospectus is delivered, a copy of any document incorporated by reference in this prospectus (without exhibits, except for exhibits incorporated by reference in the document).
Written or telephone requests for documents should be made
o for documents filed by CMSI, to Citicorp Mortgage Securities, Inc., 909 Third Avenue, New York, New York 10043, telephone (212) 559-6727, and
o for documents filed by Citicorp, to Citicorp, 399 Park Avenue, New York, NY 10043, Attention: Investor Relations Department, telephone (212) 559-2718.
   You may read and copy any materials CMSI or Citicorp file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the sec at 1-800-SEC-0330.
   The SEC also maintains an Internet site at http://www.sec.gov that contains, reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CMSI and Citicorp.
   Our delivery of this prospectus or any document incorporated by reference at any time does not imply that information in those documents is correct at any time after their dates.

Mortgage loan information
You may subscribe for detailed mortgage loan information in machine readable format updated monthly for each outstanding Series of Certificates. This information reflects payments made on the individual mortgage loans, including full and partial prepayments and liquidation proceeds, and identifies various characteristics of the mortgage loans. Contact Citicorp Mortgage, Inc., 15851 Clayton Road West, Ballwin, Missouri 63011, telephone (314) 256-6406, for subscription information.

Index of defined terms


100% SDA, S-28

accrual classes, 3
affiliated mortgage loans, 3
affiliated originators, 11
agency certificates, 4
ARMs, 11
available for distribution, 7

balloon mortgage loan, 14
Bankruptcy Code, 46
bankruptcy losses, S-13
beneficial owner, 27
book-entry securities, 27

CERCLA, 50
Certificates, 3
Citi FSB, 11
class A prepayment percentage, S-16
class percentage, S-6 classes, 3 clean-up call, 10
CMSI, 3
Conference Committee Report, 32
cooperative apartment leases, 43
cooperative apartment loans, 13
cut-off date, 5

debt burden, 20
determination day, 6
discount loans, S-10
distribution day, 6
DTC, 27
due-on-sale clause, 9

ERISA, 5, 28
ERISA plans, 28
events of default, 24

FDIC, 19
fraud losses, S-13
Freddie Mac, 4
fully amortizing mortgage loan, 14

Garn-St Germain Act, 48
Ginnie Mae, 4
graduated-payment mortgage loan, 14

homeowner, 5
hypothetical mortgage loans, S-11

interest-only, 3
interest-only loan, S-10
IO, 3
IO loan, S-10
IO strip, S-11
IRA, 28
IRS, 32

liquidated loan, S-21
loan-to-value ratio, 15
losses, 10

master servicer, 22
mortgage loans, 3
mortgaged properties, 3
mortgagee, 40
mortgagor, 40

net loan rate, S-10
non-U.S. person, 38

OID, 32
OID rules, 32
order of seniority, 10
order of subordination, 10
original issue discount, 32
original subordinated amount, S-16
outstanding, 10

parity, S-27
percent of the prepayment model, S-22
PO, 3
PO loan, S-10
PO strip, S-11
pool insurance, 17
pooling agreement, 25
premium loans, S-10
prepayment charge, 8
prepayment interest shortfall, 9
prepayment model, S-22
principal balance, 5
principal-only, 3
principal-only loan, S-10
PTE 83-1, 29

[rating agency 1], S-6
[rating agency 2], S-6
RCRA, 50
realized loss, S-21
registered holder, 27
regular classes, 6
REMIC, 3
residual class, 6
retail class Certificate, 34

scheduled payment, 5
scheduled principal, S-15
scheduled principal balance, S-15
SDA, S-28
SEC, 52
secured creditor exemption, 50
securities intermediaries, 27
securitized, 12
senior classes, 3, 10
Series, 3
servicer, 22
SMMEA, 30
special hazard insurance, 17
special hazard losses, S-13
standard default assumption, S-28
structuring assumptions, S-22
subordinated classes, 3, 10
subordination depletion date, S-12
subordination level, S-13
superliens, 49

TAC class, S-17
target interest rate, S-10
targeted amortization class, S-17
target-rate classes, S-11
target-rate loan, S-10
target-rate strip, S-11
third-party mortgage loans, 3
Title V, 49
Trust, 3
Trustee, 3

UCC, 44
[Underwriter], S-7
[Underwriter] exemption, S-29
unscheduled principal, S-15
UST, 50

variable rate Certificates, 34
voluntary advance, 7

APPENDIX
ARMS, BUYDOWN LOANS AND AGENCY CERTIFICATES


ARMs

Adjustable rate mortgage loans (ARMs) bear interest at a rate that is adjusted at regular intervals to equal a fixed number of basis points over a variable index interest rate. (A basis point is 0.01%.) The adjusted rate is generally rounded to the nearest eighth of a percent. There are often limits on the size of any one upward or downward adjustment or on the total upward or downward adjustment during a specified period (such as a year), and there is usually a limit on the maximum interest rate (and, less commonly, on the minimum interest rate) that can ever be charged on the mortgage loan.
   When the interest rate on an ARM is adjusted, some ARMs may adjust the scheduled monthly payment of principal and interest in order to amortize fully the mortgage loan by its stated maturity; other ARMs may keep the scheduled mortgage payment constant but extend or shorten the maturity to take account of the increase or decrease in the principal portion of the payment.
   The initial scheduled monthly payment by the homeowner is the amount that will fully amortize the initial principal balance of the ARM in equal installments over its remaining term and pay interest at the initial interest rate. On the first day of the month following the month in which an interest rate adjusts, the homeowner must begin making scheduled monthly payments that will fully amortize the principal balance of the ARM in equal installments over its remaining term and pay interest at the adjusted interest rate (except for ARMs that defer a portion of interest, as described in the preceding paragraph).
   The homeowner under an ARM may have been qualified at an interest rate that is lower than the current interest rate at origination. Accordingly, the repayment of the ARM will depend on the homeowner's ability to make larger monthly payments after the initial interest rate adjustment date.
   ARMs included in the Trust will generally not be convertible at the homeowner's option into fixed-rate fully amortizing loans.

Negative amortization
If an ARM limits the amount by which monthly payments may be increased, or if changes to the interest rate of the ARM are made more frequently than changes in the scheduled payments, an increase in the interest rate may not be fully covered by the adjusted scheduled monthly payment. In that case, the uncollected portion of interest will be deferred and added to the principal balance of the ARM. Interest will accrue on the additional principal at the then applicable interest rate from the date of the addition
   Such a deferral is referred to as negative amortization. Negative amortization tends to lengthen the weighted average life of a mortgage loan and may cause payments near the maturity of the mortgage loan to be larger than the previously scheduled monthly payments unless the mortgage loan permits its maturity to be extended.

Yield considerations
When the scheduled monthly payment on an ARM is adjusted, the first distribution to certificate holders that reflects the adjustment will be made on the distribution day in the month following the month in which the interest rate on the ARM is adjusted. Furthermore, adjustments in the interest rates are based on the relevant index most recently available 45 days before the date of the interest rate adjustment. Moreover, there may be a delay between the time the index is set and its public availability. Accordingly, the yield to Certificate holders will be adjusted on a delayed basis relative to movements in the index. Adjustments to the interest rate on an ARM may also be limited by a maximum periodic adjustment or a maximum or minimum interest rate. The following table illustrates the timing of the adjustments and receipt by Certificate holders of related distributions for a hypothetical ARM pool containing ARMs having a July 1 adjustment date. All dates are assumed to be business days.

May 1            Index published

May 15           Index fixed, based on May 1
                 publication.

July 1           Interest rates adjusted based on May
                 15 index.

August 1 Homeowners make first adjusted monthly payments at adjusted interest rates.

August 18        Determination day.

August 25        First payment to Certificate holders that reflects adjusted scheduled monthly payments on underlying ARMs.

On the cut-off date for a Trust containing ARMs, some ARMs may be newly originated while others may have had one or more adjustments. ARMs that have not had their first interest rate adjustment will generally bear interest at rates that are lower than the rate that would otherwise be produced by the sum of the index and the number of basis points over the index used to compute the interest rate for the mortgage loan.

State law restrictions
Adjustable interest rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially by Title VIII of the Garn-St Germain Act (Title VIII). Title VIII provides that, notwithstanding any state law to the contrary,
o state-chartered banks may originate "alternative mortgage instruments" (including adjustable rate mortgage loans) in accordance with regulations of the Comptroller of the Currency for origination of alternative mortgage instruments by national banks,
o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations of the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, and

o state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations of the Federal Home Loan Bank Board (now the Office of Thrift Supervision) for origination of alternative mortgage instruments by federal savings and loan associations.
   Title VIII allowed states to reject Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting its applicability. Some states have taken that action.
   CMSI has been advised by its counsel that, in their opinion, a court would hold that adjustable interest rate mortgage loans originated by state-chartered lenders before enactment of a state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.
   Any ARMs in the Trust
o originated by a state-chartered lender after enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law, and
o originated by federally chartered lenders, or by state-chartered lenders before enactment of a state law or constitutional provision rejecting the applicability of Title VIII, were originated in compliance with all applicable federal regulations.


Buydown loans

Some mortgage loans in the Trust may be subject to temporary buydown plans (buydown mortgage loans). In a buydown mortgage loan, monthly payments by the homeowner during the early years of the loan (the buydown period) are less than the scheduled monthly payments, the difference being made up from buydown funds contributed by the homeowner, the homeowner's employer, the seller or builder of the mortgaged property or another source. The buydown funds may be contributed at the origination of the buydown mortgage loan or in some cases when buydown funds are contributed by an employer, on an annual basis.
   Buydown funds contributed on an annual basis by the homeowner's employer will generally have a buydown period of three years but may have a buydown period of up to five years. The employer may or may not be required to guarantee the payment of buydown funds even if the homeowner is no longer employed by the employer.
   Buydown funds contributed at origination are placed on the closing date in a depository account maintained by CMSI or the originator (or for third party mortgage loans, the subservicer), and amounts are withdrawn monthly from the account promptly following receipt of the homeowner's monthly payment and deposited with the Trust.
Buydown funds for different Series may be held in the same deposit account.
   Each   affiliated originator originates buydown mortgage loans. Each buydown mortgage loan will
o provide for payments by the homeowner during the buydown period based on a hypothetical reduced interest rate (the buydown mortgage rate) that will not be more than 5% below the mortgage rate at origination,
o have an annual increase in the buydown mortgage rate during the buydown period that will not exceed 1%.
o have a buydown period not exceeding three years for mortgage loans originated by Citibank or originated by the Florida branches of Citi FSB, five years for mortgage loans originated or acquired by CMI, and six years for other mortgage loans originated or acquired by Citi FSB.
   For mortgage loans originated before October 1, 1991, the maximum buydown funds that the seller or builder of the related mortgaged property can contribute is 9% of the value at origination of the mortgaged property; for mortgage loans originated on or after October 1, 1991, the maximum buydown funds that the seller or builder of the related mortgaged property can contribute is 6% of the value at origination of the mortgaged property. These limits do not apply to contributions from the homeowner, the homeowner's immediate relatives or the homeowner's employer.
   The homeowner under a buydown mortgage loan will have been qualified at an interest rate that is not more than 5% per annum below the current mortgage rate at origination. Accordingly, repayment of a buydown mortgage loan depends on the homeowner's ability to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, while the funds are being depleted during the buydown period.


Agency certificates

Ginnie Mae
The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee the timely payment of principal and interest on certificates (Ginnie Mae certificates) that are backed by, and represent an interest in, pools of mortgage loans insured by the Federal Housing Administration (FHA loans) or partially guaranteed by the Veterans Administration (VA loans) or by pools of other eligible mortgage loans.
   The full faith and credit of the United States is pledged to the payment of all amounts that Ginnie Mae guarantees on Ginnie Mae certificates. Ginnie Mae can borrow from the United States Treasury in any amount required to enable Ginnie Mae to perform its obligations under its guaranties.

Ginnie Mae certificates
All of the Ginnie Mae certificates are "fully modified pass-through" certificates. They are issued and serv-iced by issuers approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA Loans or VA Loans. The mortgage loans underlying Ginnie Mae certificates may be

o FHA Loans secured by mortgages on one- to four-family residential properties or multifamily residential properties,
o  VA loans, and
o other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates, which may be level payment mortgage loans (including buydown mortgage loans) or graduated payment mortgage loans each secured by a first lien on a one- to four-family residential property.
   All payments on Ginnie Mae certificates are made by or on behalf of the issuer of the Ginnie Mae certificate to the registered holder of the certificate. Except for Ginnie Mae certificates backed by graduated payment mortgage loans, each Ginnie Mae certificate provides for monthly payments of the registered holder's proportionate share of
o the aggregate monthly scheduled principal and interest payments on the underlying mortgage loans (less servicing and guaranty fees),
o  any principal prepayments on the mortgage loans and,
o any net proceeds of foreclosure or other disposition of mortgage loans. Ginnie Mae certificates may be issued under either the Ginnie Mae I program
(Ginnie Mae I certificates) or the Ginnie Mae II program (Ginnie Mae II certificates). A principal difference between the two programs is that under the Ginnie Mae I program payments are made directly by the issuer of the Ginnie Mae I Certificate to the registered holder, while under the Ginnie Mae II program payments are made to the registered holder through Chemical Bank as paying agent. A further difference between the two programs is that under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I Certificates, while under the Ginnie Mae II program multiple issuer pools may be formed by aggregating loan packages of several Ginnie Mae issuers. However, single issuer pools may be formed under the Ginnie Mae II program as well.
   [If specified in the related prospectus supplement, Ginnie Mae certificates in the Trust may be held on deposit at the Participants Trust Company (PTC), a limited trust company organized under the banking laws of the State of New York. PTC operates a private sector, industry owned depository and settlement facility for book-entry transfer of interests in Ginnie Mae certificates. Distribution of principal of and interest on such Ginnie Mae certificate held through PTC will be credited by PTC to the PTC participant to whose account the Ginnie Mae certificate is credited.]
   All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same annual interest rate (except for pools of mortgages secured by mobile homes). The annual interest rate on each Ginnie Mae I Certificate is 50 basis points less than the annual interest rate on the mortgage loans included in the pool of mortgages backing such Ginnie Mae I Certificate.
   Mortgages underlying a particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to 100 basis points. The annual interest rate on each Ginnie Mae II Certificate will be between 50 basis points and 150 basis points per annum less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing such Ginnie Mae II Certificate.
   All of the Ginnie Mae certificates included in the Trust have original maturities of not more than 30 years (but may have original maturities of substantially less than 30 years). In general, Ginnie Mae requires that at least 90% of the original principal amount of the mortgage pool underlying a Ginnie Mae certificate must be mortgage loans with maturities of 20 years or more. However, in some circumstances Ginnie Mae certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original maturities of at least 15 years.
   Each mortgage loan underlying a Ginnie Mae certificate, at the time Ginnie Mae issues its guarantee commitment, must be originated no more than 12 months prior to the commitment date.
   The Ginnie Mae certificates are not a liability of, or evidence any recourse against, the issuer of the

Ginnie Mae certificates or any of its affiliates. The only recourse of a registered holder of Ginnie Mae certificates, such as the Trustee, is to enforce Ginnie Mae's guaranty.
   Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the servicer of the mortgage loans underlying the Ginnie Mae certificate, which is the issuer of the Ginnie Mae certificates. The agreement requires the issuer to advance its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by the issuer on the mortgage loans backing the Ginnie Mae certificate are less than the amounts due on the Ginnie Mae certificate. If the issuer is unable to make payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon the notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make the payment, the registered holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The Trustee or its nominee, as registered holder of the Ginnie Mae certificates in the Trust can proceed directly against Ginnie Mae for any amounts that are not paid when due under a Ginnie Mae certificate.

Freddie Mac
The Federal Home Loan Mortgage Corporation (Freddie Mac) is a corporate instrumentality of the United States. Freddie Mac's common stock is owned by the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein that it deems to be of a quality, type and class that generally meet the purchase standards imposed by private institutional mortgage investors.

Freddie Mac certificates
Each Freddie Mac certificate represents an undivided interest in a group of mortgage loans. The mortgage loans underlying any Freddie Mac certificates in the Trust are fixed rate mortgage loans with original terms to maturity of between 10 and 30 years. The mortgage loans may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations underlying other Freddie Mac certificates.
   For some Freddie Mac certificates (Original PCs), the period between the first day of the month in which the certificate is issued and the initial payment date for the certificate is approximately 75 days. For other Freddie Mac certificates (Gold PCs), the period between the first day of the month in which the certificate is issued and the initial payment date for the certificate is approximately 45 days. Also, the record date for payments of principal and interest on a Gold PC is the last day of the month immediately preceding the month in which the related payment date occurs, whereas the record date for payments of principal and interest on an Original PC is the last day of the second month preceding the month in which the payment date occurs.
   Freddie Mac guarantees timely payment of interest at the rate provided for each Freddie Mac certificate. Freddie Mac also guarantees the ultimate collection by the registered holder of a Freddie Mac certificate of its pro rata share of all principal on the underlying mortgage loans, without any offset or deduction. However, only Gold PCs guarantee the timely payment of scheduled principal. Pursuant to its guaranties, Freddie Mac indemnifies certificate holders against any diminution in principal for property repairs, maintenance and foreclosure.
   Freddie Mac may pay any amount due on its guaranty of collection of principal at any time after de-fault on an underlying mortgage loan, but not later than 30 days following the later of
o  foreclosure sale,
o  payment of the claim by a mortgage insurer, or
o  expiration of any right of redemption,
but in no event later than one year after demand has been made upon the homeowner for accelerated payment of principal. In collecting principal after default on a mortgage loan, including timing a demand for acceleration, Freddie Mac may exercise its servicing judgment in the same manner as for mortgages that it has purchased but not sold.
   Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. Accordingly, Freddie Mac's guaranty is not backed by the full faith and credit of the United States.
   Registered holders of Freddie Mac certificates receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial payments of principal, and principal received by Freddie Mac by virtue of condemnation, insurance or foreclosure, and repurchases of the mortgages by Freddie Mac or the sellers of the mortgages. Freddie Mac is required to remit to each registered Freddie Mac certificate holder its pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac certificate rate and any other sums (such as prepayment fees), within 60 days of the date the payments are deemed received by Freddie Mac.
   Under Freddie Mac's Cash Program, before June 1987 there was no limit on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate could exceed the interest rate on the Freddie Mac certificate. Under the Cash Program, Freddie Mac purchases groups of whole mortgage loans from sellers at percentages up to 100% of their unpaid principal amount, adjusted for accrued or prepaid interest, that results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period determined by Freddie Mac. The range of interest rates on the mortgage loans underlying a Freddie Mac certificate under the Cash Program formed before June 1987 will vary since mortgage loans are purchased and assigned to a Freddie Mac certificate based upon their yield to Freddie Mac rather than on the interest rate on the mortgage loans.
   Since June 1987, the range of interest rates on the mortgage loans and participations underlying a Freddie Mac certificate comprised of 15-and 30-year fixed rate single family mortgage loans bought by Freddie Mac under the Cash Program is limited to 1%. Moreover, the lowest coupon on any mortgage loan underlying a Freddie Mac certificate can not be less than the annual pass-through rate on the certificate, and the highest mortgage interest rate can not be more than 2% above the pass-through rate.
   Under Freddie Mac's Guarantor Program, the annual pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed between the seller and Freddie Mac. Before December 1987, the range between the lowest and highest annual interest rates on the mortgage loans underlying a Freddie Mac certificate formed under the Guarantor Program could not exceed 2%. Beginning in December 1987, the range was limited to 1%.
   Freddie Mac certificates duly presented for registration of transfer on or before the last business day of a month are registered effective as of the first day of that month. The first remittance check to a registered holder of a Freddie Mac certificate is mailed to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter checks will be mailed monthly to the registered holder to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of interest and principal each month to the registered holders in accordance with the holders' instructions.

Fannie Mae
Fannie Mae was established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market. It was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.
   Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. By operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

Fannie Mae certificates
A Fannie Mae certificate represents a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased under Fannie Mae's purchase program.
   Mortgage loans underlying Fannie Mae certificates in the Trust consist of conventional mortgage loans, FHA Loans or VA Loans. The original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 and 15 years or 20 and 30 years. The original maturities of substantially all of the level payment FHA Loans or VA Loans are expected to be 30 years.
   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as 2% from each other. The rate of interest payable on a Fannie Mae certificate is the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loan underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual interest rate for the Fannie Mae certificates. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate interest rate.
   Fannie Mae guarantees scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by a Fannie Mae certificate, whether or not received, and the full principal amount of any foreclosed or other finally liquidated mortgage loan, regardless of the portion of the principal amount actually recovered. Fannie Mae's obligations under its guaranties are obligations solely of Fannie Mae and are not backed by the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other way. If Fannie Mae is unable to satisfy its obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions on Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.
   Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only and will not be convertible to definitive form. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered on the books of the Federal Reserve Bank (or registered in the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. For Fannie Mae certificates issued in book-entry form, distributions will be made by wire, and for fully registered Fannie Mae certificates, distributions will be made by check.

                                TABLE OF CONTENTS
                              Prospectus Supplement


                                                        Page
Summary.................................................
Series Risk Factors.....................................
Ratio Stripping.........................................
Subordination...........................................
Distributions of Interest...............................
Distributions of Principal..............................
Losses..................................................
Sensitivity of Certificates to Prepayment ..............
Voting Rights...........................................
Additional ERISA Considerations.........................
Legal Investment........................................
Federal Income Tax Consequences.........................
Plan of Distribution....................................
Experts.................................................
Legal Matters...........................................
Incorporation of Documents by Reference.................


                    Prospectus

Summary.................................................
General Risk Factors....................................
Distributions on the Certificates.......................
Delinquency, Foreclosure and Loss Experience............
The Mortgage Loans......................................
Defective Mortgage Loans................................
Insurance and other Credit Support......................
Mortgage Documents......................................
CMSI and its Affiliates.................................
Mortgage Loan Underwriting Policies.....................
Servicing...............................................
Default by CMSI.........................................
The Trustee.............................................
The Pooling Agreement...................................
Book-Entry and Physical Certificates....................
ERISA Considerations....................................
Legal Investment Considerations.........................
Taxation of Certificateholders..........................
Taxation of the Trust...................................
Legal Aspects of Mortgage Loans.........................
Use of Proceeds.........................................
Plan of Distribution....................................
Incorporation by Reference; Additional
Information.............................................
Appendix: ARMs, Buydown Loans and Agency Certificates...
Index of Defined Terms..................................


                                      $[ ]
                                  (Approximate)

                                Citicorp Mortgage
                                Securities, Inc.
                             (Packager and Servicer)

                         REMIC Pass-Through Certificates

                                   Series [ ]


                                       [ ]


                                    Dated [ ]

                                                                [Alternate Page]


                                     EXPERTS

         The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report on Form 10-K for 1998 have been incorporated by reference in reliance upon the report in such Form 10-K of KPMG LLP, independent certified public accountants, and upon the authority of that said firm as experts in accounting and auditing.

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, included in this Amendment No. 2 to Form S-3 (333-72459), have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

       [The following are alternate pages for the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries to be set
        forth in, or incorporated by reference in, the MBIA Supplement.]

                                                                [Alternate Page]


                        REPORT OF INDEPENDENT ACCOUNTANTS




TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
MBIA INSURANCE CORPORATION:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and changes in shareholder's equity and cash flows present fairly, in all material respects, the financial position of MBIA Insurance Corporation and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion expressed above.


/s/ PricewaterhouseCoopers LLP
------------------------------
    PricewaterhouseCoopers LLP


New York, New York
February 2, 1999

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (Dollars in thousands except per share amounts)

                                                                        DECEMBER 31, 1998             DECEMBER 31, 1997
                                                                    -------------------------     --------------------------

                    ASSETS
Investments:
    Fixed-maturity securities held as available-for-sale
      at fair value (amortized cost  $5,565,060 and $4,600,528)              $5,884,053                     $4,867,254
    Short-term investments, at amortized cost
      (which approximates fair value)                                           423,188                        242,730
    Other investments                                                            17,850                         16,802
                                                                         ---------------               ----------------
        TOTAL INVESTMENTS                                                     6,325,091                      5,126,786
Cash and cash equivalents                                                         6,546                          3,983
Securities purchased under agreements to resell                                 187,500                        182,820
Accrued investment income                                                        91,239                         78,601
Deferred acquisition costs                                                      230,085                        154,100
Prepaid reinsurance premiums                                                    352,699                        252,893
Goodwill (less accumulated amortization of
    $52,031 and $47,152)                                                         90,950                         95,829
Property and equipment, at cost (less accumulated
    depreciation of $23,840 and $18,256)                                         71,952                         53,484
Receivable for investments sold                                                  33,880                          1,616
Other assets                                                                     97,970                         37,437
                                                                         ---------------               ----------------
        TOTAL ASSETS                                                         $7,487,912                     $5,987,549
                                                                         ===============               ================

               LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES:
    Deferred premium revenue                                                $ 2,251,211                    $ 1,984,104
    Loss and loss adjustment expense reserves                                   270,114                         78,872
    Securities sold under agreements to repurchase                              187,500                        182,820
    Deferred income taxes                                                       303,407                        251,134
    Deferred fee revenue                                                         33,785                            ---
    Payable for investments purchased                                            29,523                         23,020
    Other liabilities                                                           135,027                        103,740
                                                                         ---------------               ----------------
        TOTAL LIABILITIES                                                     3,210,567                      2,623,690
                                                                         ---------------               ----------------

Shareholder's Equity:
    Common stock, par value $150 per share; authorized,
      issued and outstanding - 100,000 shares                                    15,000                         15,000
    Additional paid-in capital                                                1,491,033                      1,139,949
    Retained earnings                                                         2,566,222                      2,042,323
    Accumulated other comprehensive income,
      net of deferred income tax provision of
         $112,283 and $94,416                                                   205,090                        166,587
                                                                         ---------------               ----------------
        TOTAL SHAREHOLDER'S EQUITY                                            4,277,345                      3,363,859
                                                                         ---------------               ----------------

        TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                           $7,487,912                     $5,987,549
                                                                         ===============               ================

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (2)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                             (Dollars in thousands)

                                                            Years ended December 31
                                              -----------------------------------------------------
                                                  1998                1997               1996
                                              --------------      --------------     --------------
Revenues:
     Gross premiums written                        $725,269            $544,974           $462,444
     Ceded premiums                                (149,280)            (79,781)           (54,852)
                                              --------------      --------------     --------------
         Net premiums written                       575,989             465,193            407,592
     Increase in deferred premium revenue          (166,182)           (165,858)          (154,111)
                                              --------------      --------------     --------------
         Premiums earned (net of ceded
             premiums of $49,474,
              $43,734 and $38,893)                  409,807             299,335            253,481
     Net investment income                          326,391             282,460            247,286
     Net realized gains                              29,891              17,478             11,740
     Advisory fees                                   23,964                 ---                ---
     Other                                              713               1,201              3,163
                                              --------------      --------------     --------------
         Total revenues                             790,766             600,474            515,670
                                              --------------      --------------     --------------
Expenses:
     Losses and loss adjustment                      33,661              18,673             15,334
     Policy acquisition costs, net                   33,168              27,873             24,660
     Operating                                       65,445              50,016             46,654
                                              --------------      --------------     --------------
         Total expenses                             132,274              96,562             86,648
                                              --------------      --------------     --------------
Income before income taxes                          658,492             503,912            429,022

Provision for income taxes                          134,593             112,904             90,562
                                              --------------      --------------     --------------
Net income                                         $523,899            $391,008           $338,460
                                              ==============      ==============     ==============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      (3)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
            For the years ended December 31, 1998, 1997 and 1996
                    (In thousands except per share amounts)

                                                                                                  Accumulated
                                                  Common Stock       Additional                      Other             Total
                                               -----------------      Paid-in       Retained     Comprehensive     Shareholder's
                                               Shares     Amount      Capital       Earnings       Adjustment         Equity
                                            ---------  ---------   ------------   ----------     -------------    --------------
Balance, January 1, 1996                      100,000    $15,000     $1,021,584   $1,341,855         $147,433      $2,525,872
                                            ---------  ---------   ------------   ----------       ----------     -----------
Comprehensive income:
    Net income                                   ---         ---            ---      338,460              ---         338,460
    Other comprehensive income:
       Change in unrealized
         appreciation of investments
         net of change in deferred
         income taxes of $26,197                 ---         ---            ---          ---          (47,861)        (47,861)
       Change in foreign
         currency translation                    ---         ---            ---          ---           (3,892)         (3,892)
                                                                                                                   ----------
           Other comprehensive income                                                                                 (51,753)
                                                                                                                   ----------
Total comprehensive income                                                                                            286,707
                                                                                                                   ----------
Dividends declared
    (per common share $290.00)                   ---         ---            ---      (29,000)             ---         (29,000)
Tax reduction related to tax
  sharing agreement with MBIA Inc.               ---         ---         20,292          ---              ---          20,292
                                             --------  ---------   ------------   ----------       ----------     -----------
Balance, December 31, 1996                    100,000     15,000      1,041,876    1,651,315           95,680       2,803,871
                                             --------  ---------   ------------   ----------       ----------     -----------
Comprehensive income:
    Net income                                    ---        ---            ---      391,008              ---         391,008
    Other comprehensive income:
       Change in unrealized
         appreciation of investments
         net of change in deferred
         income taxes of $(42,241)                ---        ---            ---          ---           78,418          78,418
       Change in foreign
         currency translation                     ---        ---            ---          ---           (7,511)         (7,511)
                                                                                                                   ----------
           Other comprehensive income                                                                                  70,907
                                                                                                                   ----------
Total comprehensive income                                                                                            461,915
                                                                                                                   ----------
Capital contribution from MBIA Inc.               ---        ---         80,000          ---              ---          80,000
Tax reduction related to tax
  sharing agreement with MBIA Inc.                ---        ---         18,073          ---              ---          18,073
                                             --------  ---------   ------------   ----------       ----------     -----------
Balance, December 31, 1997                    100,000     15,000      1,139,949    2,042,323          166,587       3,363,859
                                             --------  ---------   ------------   ----------       ----------     -----------
Comprehensive income:
    Net income                                    ---        ---            ---      523,899              ---         523,899
    Other comprehensive income:
       Change in unrealized
         appreciation of investments
         net of change in deferred
         income taxes of $17,867                  ---        ---            ---          ---           34,084          34,084
       Change in foreign
         currency translation                     ---        ---            ---          ---            4,419           4,419
                                                                                                                   ----------
           Other comprehensive income                                                                                  38,503
                                                                                                                   ----------

Comprehensive income                                                                                                  562,402
                                                                                                                   ----------
Capital contribution from MBIA Inc.               ---        ---        324,915          ---              ---         324,915
Tax reduction related to tax
  sharing agreement with MBIA Inc.                ---        ---         26,169          ---              ---          26,169

                                             --------  ---------   ------------   ----------       ----------     -----------
Balance, December 31, 1998                    100,000    $15,000     $1,491,033   $2,566,222         $205,090      $4,277,345
                                             ========  =========   ============   ==========       ==========     ===========

                                                       1998          1997            1996
                                                     -------        -------       --------
Disclosure of reclassification amount:
    Unrealized appreciation of investments
       arising during the period, net of taxes       $53,415        $89,536       $(40,074)
    Reclassification of adjustment, net of taxes     (19,331)       (11,118)        (7,787)
                                                     -------        -------       --------
    Net unrealized appreciation, net of taxes        $34,084        $78,418       $(47,861)
                                                     =======        =======       ========

          The accompany notes are an integral part of the consolidated financial statements.

                                      (4)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                                            Years ended December 31
                                                           ------------------------------------------------------
                                                                  1998                1997                1996
                                                           -------------------  ------------------  -------------
Cash flows from operating activities:
      Net income                                               $ 523,899           $ 391,008           $ 338,460
      Adjustments to reconcile net income to net
        cash provided by operating activities:
          Increase in accrued investment income                  (12,638)            (13,407)             (4,947)
          Increase in deferred acquisition costs                 (75,985)             (6,350)             (7,402)
          Increase in prepaid reinsurance premiums               (99,806)            (36,047)            (15,959)
          Increase in deferred premium revenue                   265,983             201,905             170,070
          Increase in loss and loss adjustment
            expense reserves                                     191,242              19,558              16,809
          Depreciation                                             5,626               3,934               2,952
          Amortization of goodwill                                 4,879               4,889               4,896
          Amortization of bond (discount) premium, net           (15,831)            (10,830)             (7,526)
          Net realized gains on sale of investments              (29,891)            (17,478)            (11,740)
          Deferred income taxes                                   21,856              13,382               8,982
          Other, net                                              43,593              50,258              26,687
                                                        -----------------  ------------------  ------------------
          Total adjustments to net income                        299,028             209,814             182,822
                                                        -----------------  ------------------  ------------------
          Net cash provided by operating activities              822,927             600,822             521,282
                                                        -----------------  ------------------  ------------------
Cash flows from investing activities:
      Purchase of fixed-maturity securities, net
        of payable for investments purchased                  (2,800,008)         (2,090,236)         (1,519,213)
      Sale of fixed-maturity securities, net of
        receivable for investments sold                        1,086,973           1,247,860             873,823
      Redemption of fixed-maturity securities,
        net of receivable for investments redeemed               745,516             190,803             158,087
      Sale (purchase) of short-term investments, net            (158,339)            (18,922)              4,676
      Sale (purchase) of other investments, net                     (527)                664                 468
      Capital expenditures, net of disposals                     (18,894)            (10,296)             (8,970)
                                                        -----------------  ------------------  ------------------
          Net cash used by investing activities               (1,145,279)           (680,127)           (491,129)
                                                        -----------------  ------------------  ------------------
Cash flows from financing activities:
      Capital contribution from MBIA Inc.                        324,915              80,000                ---
      Dividends paid                                                 ---                 ---             (29,000)
                                                        -----------------  ------------------  ------------------
          Net cash used by financing activities                  324,915              80,000             (29,000)
                                                        -----------------  ------------------  ------------------
Net increase in cash and cash equivalents                          2,563                 695               1,153
Cash and cash equivalents - beginning of year                      3,983               3,288               2,135
                                                        -----------------  ------------------  ------------------
Cash and cash equivalents - end of year                         $  6,546            $  3,983            $  3,288
                                                        =================  ==================  ==================
Supplemental cash flow disclosures:
      Income taxes paid                                        $ 105,451           $  82,125           $  63,018


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                       (5)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.  BUSINESS AND ORGANIZATION
- -----------------------------
MBIA Insurance Corporation (MBIA Corp.), formerly known as Municipal Bond Investors Assurance Corporation, is a wholly owned subsidiary of MBIA Inc. MBIA Inc. was incorporated in Connecticut on November 12, 1986 as a licensed insurer and, through a series of transactions during December 1986, became the successor to the business of the Municipal Bond Insurance Association (the Association), a voluntary unincorporated association of insurers writing municipal bond and note insurance as agent for the member insurance companies.

         Effective December 31, 1989, MBIA Inc. acquired for $288 million all of the outstanding stock of Bond Investors Group, Inc. (BIG), the parent company of Bond Investors Guaranty Insurance Company (BIG Ins.), which was subsequently renamed MBIA Insurance Corp. of Illinois (MBIA Illinois).

         In January 1990, MBIA Illinois ceded its portfolio of net insured obligations to MBIA Corp. in exchange for cash and investments equal to its unearned premium reserve of $153 million. Subsequent to this cession, MBIA Inc. contributed the common stock of BIG to MBIA Corp. resulting in additional paid-in capital of $200 million. The insured portfolio acquired from BIG Ins. consists of municipal obligations with risk characteristics similar to those insured by MBIA Corp. On December 31, 1990, BIG was merged into MBIA Illinois.

         Also in 1990, MBIA Inc. formed MBIA Assurance S.A. (MBIA Assurance), a wholly owned French subsidiary, to write financial guarantee insurance in the international community. MBIA Assurance provides insurance for public infrastructure financings, structured finance transactions and certain obligations of financial institutions. The stock of MBIA Assurance was contributed to MBIA Corp. in 1991 resulting in additional paid-in capital of $6 million. Pursuant to a reinsurance agreement with MBIA Corp., a substantial amount of the risks insured by MBIA Assurance is reinsured by MBIA Corp.

     In 1993, MBIA Inc. formed a wholly owned subsidiary, MBIA Investment Management Corp. (IMC). IMC provides guaranteed investment agreements to states, municipalities and municipal authorities that are guaranteed as to principal and interest. MBIA Corp. insures IMC's outstanding investment agreement liabilities.

         In 1994, MBIA Inc. formed a wholly owned subsidiary, MBIA Securities Corp., which was subsequently renamed MBIA Capital Management Corp. (CMC). CMC provides fixed-income investment management services for MBIA Inc., its municipal cash management service businesses and public pension funds. In 1995, portfolio management for a portion of MBIA Corp.'s insurance related investment portfolio was transferred to CMC; the management of the balance of this portfolio was transferred in January 1996.

                                       (6)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     On February 17, 1998 MBIA Inc. and CapMAC Holdings Inc. (CapMAC) consummated a merger. Under the terms of the merger, CapMAC shareholders received 0.4675 of a share of MBIA Inc. common stock for each CapMAC share, for a total of 8,102,255 newly issued shares of MBIA Inc. common stock, the value of which was $536 million. On April 1, 1998, the company assumed the net insured obligations of Capital Markets Assurance Corporation (CMAC) in exchange for investments equal to $176.1 million. The cession of the deferred premium revenue (net of prepaid reinsurance premiums) in the amount of $68.2 million has been reflected as a component of gross premium written in the second quarter of 1998. Subsequent to the cession MBIA Inc. contributed the common stock of CMAC to the company resulting in additional paid-in capital of $324.9 million.


2.  SIGNIFICANT ACCOUNTING POLICIES
- -----------------------------------
The consolidated financial statements have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting policies are as follows:

CONSOLIDATION
The consolidated financial statements include the accounts of MBIA Corp. and its wholly owned subsidiaries. All significant intercompany balances have been eliminated. Certain amounts have been reclassified in prior years' financial statements to conform to the current presentation.

INVESTMENTS
MBIA Corp.'s entire investment portfolio is considered available-for-sale and is reported in the financial statements at fair value, with unrealized gains and losses, net of deferred taxes, reflected as a separate component of shareholder's equity.

     Bond discounts and premiums are amortized using the effective-yield method over the remaining term of the securities. For pre-refunded bonds the remaining term is determined based on the contractual refunding date. Short-term investments are carried at amortized cost, which approximates fair value, and include all fixed-maturity securities with a remaining term to maturity of less than one year. Investment income is recorded as earned. Realized gains or losses on the sale of investments are determined by specific identification and are included as a separate component of revenues.



                                       (7)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



     Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund which invests principally in marketable equity securities. MBIA Corp. records dividends from these investments as a component of investment income. In addition, MBIA Corp. records its share of the unrealized gains and losses on these investments, net of applicable deferred income taxes, as a separate component of shareholder's equity.

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include cash on hand and demand deposits with banks.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL AND SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE
Securities purchased under agreements to resell and securities sold under agreements to repurchase are accounted for as collateralized transactions and are recorded at principal or contract value. It is MBIA Corp.'s policy to take possession of securities purchased under agreements to resell.

     MBIA Corp. minimizes the credit risk that counterparties to transactions might be unable to fulfill their contractual obligations by monitoring customer credit exposure and collateral value and requiring additional collateral to be deposited with MBIA Corp. when deemed necessary.

POLICY ACQUISITION COSTS
Policy acquisition costs include only those expenses that relate primarily to, and vary with, premium production. For business produced directly by MBIA Corp., such costs include compensation of employees involved in underwriting and policy issuance functions, certain rating agency fees, state premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Policy acquisition costs are deferred and amortized over the period in which the related premiums are earned.

PREMIUM REVENUE RECOGNITION
Upfront premiums are earned pro rata over the period of risk. Premiums are allocated to each bond maturity based on par amount and are earned on a straight-line basis over the term of each maturity. Installment premiums are earned over each installment period - generally one year or less. When an insured issue is retired early, is called by the issuer, or is in substance paid in advance through a refunding or defeasance accomplished by placing U.S. Government securities in escrow, the remaining deferred premium revenue, net of the portion which is credited to a new policy in those cases where MBIA Corp. insures the refunding issue, is earned at that time, since there is no longer risk to MBIA Corp. Accordingly, deferred premium revenue represents the portion of premiums written that is applicable to the unexpired risk of insured bonds and notes.


                                       (8)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


ADVISORY FEE REVENUE RECOGNITION
MBIA Corp. collects certain advisory fees for services rendered in connection with advising clients as to the most appropriate structure to use for a given structured finance transaction that the company will insure. Advisory fees are deferred and earned consistent with the premium revenues generated on the transactions.

GOODWILL
Goodwill represents the excess of the cost of acquisitions over the tangible net assets acquired. Goodwill attributed to the acquisition of MBIA Corp. is amortized by the straight-line method over 25 years. Goodwill attributed to the acquisition of MBIA Illinois is amortized according to the recognition of future profits from its deferred premium revenue and installment premiums, except for a minor portion attributed to state licenses, which is amortized by the straight-line method over 25 years.

PROPERTY AND EQUIPMENT
Property and equipment consists of MBIA Corp.'s headquarters, furniture, fixtures and equipment, which are recorded at cost and are depreciated on the straight-line method over their estimated service lives ranging from 3 to 31 years. Maintenance and repairs are charged to expenses as incurred.

LOSSES AND LOSS ADJUSTMENT EXPENSES
Loss and loss adjustment expense (LAE) reserves are established in an amount equal to MBIA Corp.'s estimate of identified or case basis reserves and unallocated losses, including costs of settlement, on the obligations it has insured.

     Case basis reserves are established when specific insured issues are identified as currently or likely to be in default. Such a reserve is based on the present value of the expected loss and LAE payments, net of recoveries, under salvage and subrogation rights. The total reserve is calculated by applying a loss factor, determined based on an independent rating agency study of bond defaults, to net debt service written. When a case basis reserve is recorded, a corresponding reduction is made to the unallocated reserve.

     Management of MBIA Corp. periodically evaluates its estimates for losses and LAE and any resulting adjustments are reflected in current earnings. Management believes that the reserves are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not exceed such estimates.


                                       (9)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


INCOME TAXES
MBIA Corp. is included in the consolidated tax return of MBIA Inc. The tax provision for MBIA Corp. for financial reporting purposes is determined on a stand alone basis. Any benefit derived by MBIA Corp. as a result of the tax sharing agreement with MBIA Inc. and its subsidiaries is reflected directly in shareholder's equity for financial reporting purposes.

     Deferred income taxes are provided with respect to the temporary differences between the tax bases of assets and liabilities and the reported amounts in the financial statements that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. Such temporary differences relate principally to premium revenue recognition, deferred acquisition costs and the contingency reserve.

     The Internal Revenue Code permits companies writing financial guarantee insurance to deduct from taxable income amounts added to the statutory contingency reserve, subject to certain limitations. The tax benefits obtained from such deductions must be invested in non-interest bearing U.S. Government tax and loss bonds. MBIA Corp. records purchases of tax and loss bonds as payments of federal income taxes. The amounts deducted must be restored to taxable income when the contingency reserve is released, at which time MBIA Corp. may present the tax and loss bonds for redemption to satisfy the additional tax liability.

FOREIGN CURRENCY TRANSLATION
Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Operating results are translated at average rates of exchange prevailing during the year. Unrealized gains or losses resulting from translation are included as a separate component of shareholder's equity.
Gains and losses resulting from transactions in foreign currencies are recorded in current income.


3.  RECENT ACCOUNTING PRONOUNCEMENTS
- ------------------------------------
In March 1998, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." The statement requires that entities capitalize certain internal-use software costs once certain criteria are met. The statement is effective for fiscal years beginning after December 15, 1998. The company will adopt SOP 98-1 in 1999. Adoption of SOP 98-1 is not expected to have a material impact on the consolidated financial statements.


                                      (10)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



4.  STATUTORY ACCOUNTING PRACTICES
- ----------------------------------
The financial statements have been prepared on the basis of GAAP, which differs in certain respects from the statutory accounting practices prescribed or permitted by the insurance regulatory authorities. Statutory accounting practices differ from GAAP in the following respects:

o upfront premiums are earned only when the related risk has expired rather than over the period of the risk;

o acquisition costs are charged to operations as incurred rather than deferred and amortized as the related premiums are earned;

o a contingency reserve is computed on the basis of statutory requirements, and reserves for case basis losses and LAE are established, at present value, for specific insured issues that are identified as currently or likely to be in default. Under GAAP, reserves are established based on MBIA Corp.'s reasonable estimate of the identified and unallocated losses and LAE on the insured obligations it has written;

o federal income taxes are only provided on taxable income for which income taxes are currently payable, while under GAAP, deferred income taxes are provided with respect to temporary differences;

o fixed-maturity securities are reported at amortized cost rather than fair value;

o tax and loss bonds purchased are reflected as admitted assets as well as payments of income taxes; and

o certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP.


                                      (11)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



     The following is a reconciliation of consolidated shareholder's equity presented on a GAAP basis to statutory capital and surplus for MBIA Corp. and its subsidiaries:

                                                 As of December 31
                                     ------------------------------------------
  In thousands                                1998                   1997
  -----------------------------------------------------------------------------

  GAAP shareholder's equity             $4,277,345             $3,363,859
  Premium revenue recognition             (448,250)              (408,654)
  Deferral of acquisition costs           (230,085)              (154,100)
  Unrealized (gains) losses               (321,653)              (269,702)
  Contingency reserve                   (1,450,413)            (1,094,117)
  Loss and loss adjustment
    expense reserves                        81,489                 53,938
  Deferred income taxes                    303,407                251,134
  Tax and loss bonds                       162,523                129,508
  Goodwill                                 (90,950)               (95,829)
  Other                                      6,556                (15,839)
  -----------------------------------------------------------------------------
  Statutory capital and surplus         $2,289,969             $1,760,198
  -----------------------------------------------------------------------------


     Aggregate net income of MBIA Corp. and its subsidiaries determined in accordance with statutory accounting practices for the years ended December 31, 1998, 1997 and 1996 was $498.2 million, $377.1 million and $316.6 million, respectively.


5.  PREMIUMS EARNED FROM REFUNDED AND CALLED BONDS
- --------------------------------------------------
Premiums earned include $68.4 million, $50.9 million and $44.4 million for 1998, 1997 and 1996, respectively, related to refunded and called bonds.


6.  INVESTMENTS
- ---------------
MBIA Corp.'s investment objective is to optimize long-term, after-tax returns while emphasizing the preservation of capital through maintenance of high-quality investments with adequate liquidity. MBIA Corp.'s investment policies limit the amount of credit exposure to any one issuer. The fixed-maturity portfolio is comprised of high-quality (average rating Double-A) taxable and tax-exempt investments of diversified maturities.

         The following tables set forth the amortized cost and fair value of the
fixed-maturities  and  short-term   investments  included  in  the  consolidated
investment portfolio of MBIA Corp. as of December 31, 1998 and 1997:


                                      (12)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                                                Gross              Gross
                                          Amortized        Unrealized          Unrealized                Fair
In thousands                                   Cost             Gains              Losses               Value
- -------------------------------------------------------------------------------------------------------------
December 31, 1998
Taxable bonds
  United States Treasury
    and Government Agency              $     38,984           $    770          $   (174)          $   39,580
  Corporate and other
    obligations                           1,543,654             60,867            (1,950)           1,602,571
  Mortgage-backed                           632,232             20,614              (690)             652,156
Tax-exempt bonds
  State and municipal
    obligations                           3,773,378            241,200            (1,644)           4,012,934
- -------------------------------------------------------------------------------------------------------------
Total                                    $5,988,248           $323,451           $(4,458)          $6,307,241
- -------------------------------------------------------------------------------------------------------------



                                                                Gross               Gross
                                          Amortized        Unrealized          Unrealized                Fair
In thousands                                   Cost             Gains              Losses               Value
- -------------------------------------------------------------------------------------------------------------
December 31, 1997
Taxable bonds
  United States Treasury
    and Government Agency              $      6,451           $    191          $  ---             $    6,642
  Corporate and other
    obligations                           1,193,321             36,106              (472)           1,228,955
  Mortgage-backed                           541,898             18,659              (732)             559,825
Tax-exempt bonds
  State and municipal
    obligations                           3,101,588            213,551              (577)           3,314,562
- ---------------------------------------------------------------------------------------------------------------
Total                                  $  4,843,258           $268,507          $(1,781)           $5,109,984
- ---------------------------------------------------------------------------------------------------------------

                                      (13)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



     Fixed-maturity investments carried at fair value of $12.0 million and $7.7 million as of December 31, 1998 and 1997, respectively, were on deposit with various regulatory authorities to comply with insurance laws.

     The following table sets forth the distribution by expected maturity of the fixed-maturities and short-term investments at amortized cost and fair value at December 31, 1998. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

                                          Amortized                    Fair
  In thousands                                 Cost                   Value
  ---------------------------------------------------------------------------
  Maturity
  Within 1 year                          $  423,188              $  423,188
  Beyond 1 year but within 5 years          751,065                 790,907
  Beyond 5 years but within 10 years      1,392,855               1,488,916
  Beyond 10 years but within 15 years       906,424                 987,981
  Beyond 15 years but within 20 years       921,647                 978,708
  Beyond 20 years                           960,837                 985,385
  ---------------------------------------------------------------------------

  Mortgage-backed                           632,232                 652,156
  ---------------------------------------------------------------------------
  Total fixed-maturities and
    short-term investments               $5,988,248              $6,307,241
  ---------------------------------------------------------------------------

                                      (14)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


7. INVESTMENT INCOME AND GAINS AND LOSSES
- -----------------------------------------

Investment income consists of:
                                          Years ended December 31
                               --------------------------------------
In thousands                        1998           1997         1996
- ---------------------------------------------------------------------
Fixed-maturities                 $326,820      $279,900     $245,109
Short-term investments              5,311         5,676        4,961
Other investments                      16            (4)          61
- ---------------------------------------------------------------------
   Gross investment income        332,147       285,572      250,131
Investment expenses                 5,756         3,112        2,845
- ---------------------------------------------------------------------
   Net investment income          326,391       282,460      247,286

Net realized gains (losses):
   Fixed-maturities:
     Gains                         32,211        22,791       16,760
     Losses                        (3,149)       (5,877)      (5,353)
- ---------------------------------------------------------------------
     Net                           29,062        16,914       11,407
- ---------------------------------------------------------------------
   Other investments:
     Gains                            829           564          333
     Losses                           ---           ---          ---
- ---------------------------------------------------------------------
     Net                              829           564          333
- ---------------------------------------------------------------------
   Total net realized gains        29,891        17,478       11,740
- ---------------------------------------------------------------------
Total investment income          $356,282      $299,938     $259,026
- ---------------------------------------------------------------------


     Net unrealized gains consist of:

                                     As of December 31
                             -------------------------------
In thousands                       1998                1997
- ------------------------------------------------------------
Fixed-maturities:
     Gains                      $323,451           $268,507
     Losses                       (4,458)            (1,781)
- ------------------------------------------------------------
     Net                         318,993            266,726
- ------------------------------------------------------------
Other investments:
     Gains                         2,660              3,033
     Losses                          ---                (57)
- ------------------------------------------------------------
     Net                           2,660              2,976
- ------------------------------------------------------------
Total                            321,653            269,702
Deferred income taxes            112,283             94,416
- ------------------------------------------------------------
Unrealized gains, net           $209,370           $175,286
- ------------------------------------------------------------

                                      (15)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     The change in net unrealized gains (losses) consists of:

                                              Years ended December 31
                                   -------------------------------------------------
In thousands                           1998                 1997                1996
- ------------------------------------------------------------------------------------
Fixed-maturities                     $52,267             $118,588           $(75,497)
Other investments                       (316)               2,071              1,439
- ------------------------------------------------------------------------------------
Total                                 51,951              120,659            (74,058)
Deferred income taxes                 17,867               42,241            (26,197)
- ------------------------------------------------------------------------------------
Unrealized gains (losses), net       $34,084              $78,418           $(47,861)
- ------------------------------------------------------------------------------------


8.  Income Taxes

The provision for income taxes is composed of:

                                   Years ended December 31
                      -----------------------------------------------------
In thousands             1998                   1997                   1996
- ---------------------------------------------------------------------------

Current               $112,737            $   99,522              $  81,580
Deferred                21,856                13,382                  8,982
- ---------------------------------------------------------------------------
Total                 $134,593              $112,904              $  90,562
- ---------------------------------------------------------------------------


     The provision for income taxes gives effect to permanent differences between financial and taxable income. Accordingly, MBIA Corp.'s effective income tax rate differs from the statutory rate on ordinary income. The reasons for MBIA Corp.'s lower effective tax rates are as follows:

                                               Years ended December 31
                                           ----------------------------
                                               1998      1997      1996
- -----------------------------------------------------------------------
Income taxes computed on pre-tax
  financial income at statutory rates        35.0%      35.0%     35.0%
Increase (reduction) in taxes
  resulting from:
    Tax-exempt interest                      (9.1)     (10.6)    (12.0)
    Amortization of goodwill                  0.3        0.3       0.4
    Other                                    (5.8)      (2.3)     (2.3)
- -----------------------------------------------------------------------
Provision for income taxes                   20.4%      22.4%     21.1%
- -----------------------------------------------------------------------

                                      (16)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     MBIA Corp. recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 1998 and 1997 are presented below:

In thousands                                              1998                1997
- -----------------------------------------------------------------------------------
Deferred tax assets
   Tax and loss bonds                                 $160,064             $130,080
   Alternative minimum tax credit carryforward          54,722               62,279
   Loss and loss adjustment expense reserves            26,458               18,878
   Other                                                46,516                7,444
- -----------------------------------------------------------------------------------
Total gross deferred tax assets                        287,760              218,681
- -----------------------------------------------------------------------------------

Deferred tax liabilities
   Contingency reserve                                 280,203              234,904
   Deferred premium revenue                            106,555               77,150
   Deferred acquisition costs                           77,753               53,935
   Unrealized gains                                    112,283               94,416
   Contingent commissions                                  408                  408
   Other                                                13,965                9,002
- -----------------------------------------------------------------------------------
Total gross deferred tax liabilities                   591,167              469,815
- -----------------------------------------------------------------------------------

Net deferred tax liability                            $303,407             $251,134
- -----------------------------------------------------------------------------------


     MBIA Corp. believes that no valuation allowance is necessary in connection with the deferred tax assets.


9.  DIVIDENDS AND CAPITAL REQUIREMENTS
- --------------------------------------
Under New York state insurance law, MBIA Corp. may pay dividends only from earned surplus subject to the maintenance of a minimum capital requirement. The dividends in any 12-month period may not exceed the lesser of 10% of its policyholders' surplus as shown on its last filed statutory-basis financial statements, or of adjusted net investment income, as defined, for such 12-month period, without prior approval of the superintendent of the New York State Insurance Department.


                                      (17)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Corp. had $228 million available for the payment of dividends as of December 31, 1998. In 1998 and 1997 no dividends were paid by MBIA Corp. due to cash available from financing activities. In 1996, MBIA Corp. declared and paid $29 million to MBIA Inc.

     Under Illinois Insurance Law, MBIA Illinois may pay a dividend from unassigned surplus, and the dividends in any 12-month period may not exceed the greater of 10% of policyholders' surplus (total capital and surplus) at the end of the preceding calendar year, or the net income of the preceding calendar year without prior approval of the Illinois State Insurance Department.

     In accordance with such restrictions on the amount of dividends which can be paid in any 12-month period, MBIA Illinois had $14.9 million available for the payment of dividends as of December 31, 1998.

     The insurance departments of New York state and certain other statutory insurance regulatory authorities and the agencies that rate the bonds insured by MBIA Corp. and its subsidiaries have various requirements relating to the maintenance of certain minimum ratios of statutory capital and reserves to net insurance in force. MBIA Corp. and its subsidiaries were in compliance with these requirements as of December 31, 1998.


10.  LINES OF CREDIT
- --------------------
MBIA Corp. has a standby line of credit commitment in the amount of $825 million with a group of major Triple-A rated banks to provide loans to MBIA Corp. if it incurs cumulative losses (net of any recoveries) from October 7, 1998 in excess of the greater of $825 million or 4.00% of average annual debt service. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations including certain installment premiums

                                      (18)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

and other collateral. This commitment has a seven-year term expiring on October 31, 2005, and contains an annual renewal provision subject to approval by the bank group. CMAC maintains stop-loss reinsurance coverage of $75 million in excess of incurred losses of $150 million.

     MBIA Corp. and MBIA Inc. maintain bank liquidity facilities totaling $650 million. During 1998, these facilities replaced existing facilities aggregating $450 million. At December 31, 1997, $20 million was outstanding under these facilities.


11.  NET INSURANCE IN FORCE
- ---------------------------
MBIA Corp. guarantees the timely payment of principal and interest on municipal, asset-/mortgage-backed and other non-municipal securities. MBIA Corp.'s ultimate exposure to credit loss in the event of nonperformance by the insured is represented by the insurance in force as set forth below.

     As of December 31, 1998, insurance in force, net of cessions to reinsurers, had a range of maturity of 1-41 years. The distribution of net insurance in force by geographic location and type of bond, including $3.5 billion and $3.2 billion relating to IMC's municipal investment agreements guaranteed by MBIA Corp. in 1998 and 1997, respectively, is set forth in the following table:


                                                               As of December 31
- -------------------------------------------------------------------------------------------------------------------------------
$ in billions                               1998                                                         1997
- -------------------------------------------------------------------------------------------------------------------------------
                          Net              Number            % of Net               Net               Number          % of Net
Geographic          Insurance           of Issues           Insurance         Insurance            of Issues         Insurance
Location             In Force         Outstanding            In Force          In Force          Outstanding          In Force
- -------------------------------------------------------------------------------------------------------------------------------
Domestic
  California           $ 76.3               3,681              12.7%             $ 68.4                3,441             14.1%
  New York               65.1               5,684              10.9                40.4                5,265              8.3
  Florida                36.1               1,589               6.0                33.0                1,577              6.8
  New Jersey             26.2               1,884               4.4                24.6                2,086              5.1
  Texas                  25.3               2,131               4.2                24.5                1,859              5.0
  Pennsylvania           24.7               2,278               4.1                22.7                2,209              4.7
  Illinois               23.7               1,275               4.0                20.0                1,191              4.1
  Massachusetts          18.4               1,107               3.1                15.5                1,085              3.2
  Michigan               14.6               1,066               2.4                12.4                1,005              2.5
  Ohio                   13.8               1,076               2.3                11.1                1,016              2.3
- -------------------------------------------------------------------------------------------------------------------------------
   Subtotal             324.2              21,771              54.1               272.6               20,734             56.1
   Nationally
     diversified         81.7                 842              13.6                55.8                  502             11.5
  Other states          169.0              12,004              28.2               147.3               11,429             30.3
- -------------------------------------------------------------------------------------------------------------------------------
   Total domestic       574.9              34,617              95.9               475.7               32,665             97.9
International            24.5                 323               4.1                10.1                  207              2.1
- -------------------------------------------------------------------------------------------------------------------------------
Total                  $599.4              34,940             100.0%             $485.8               32,872            100.0%
- -------------------------------------------------------------------------------------------------------------------------------

                                      (19)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



The insurance policies issued by MBIA Corp. are unconditional commitments to guarantee timely payment on the bonds and notes to bondholders. The creditworthiness of each insured issue is evaluated prior to the issuance of insurance and each insured issue must comply with MBIA Corp.'s underwriting guidelines. Further, the payments to be made by the issuer on the bonds or notes may be backed by a pledge of revenues, reserve funds, letters of credit, investment contracts or collateral in the form of mortgages or other assets. The right to such money or collateral would typically become MBIA Corp.'s upon the payment of a claim by MBIA Corp.

     Under certain MBIA Corp.'s structured asset-backed transactions, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special-purpose bankruptcy remote entity. MBIA Corp.'s primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. MBIA Corp. therefore evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first-loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization or recourse to a third party. The level of first-loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets. The distribution of net insurance in force by type of bond is set forth in the table below:


                                      (20)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                                                             As of December 31
- ---------------------------------------------------------------------------------------------------------------------------------
$ in billions                                     1998                                                      1997
- ---------------------------------------------------------------------------------------------------------------------------------
                                      Net          Number         % of Net               Net             Number          % of Net
                                Insurance       of Issues        Insurance         Insurance          of Issues         Insurance
 Type of Bond                    In Force     Outstanding         In Force          In Force        Outstanding          In Force
- ---------------------------------------------------------------------------------------------------------------------------------
Domestic
  Municipal:
   General obligation              $140.7          12,694            23.6%            $118.8             12,016             24.5%
   Utilities                         80.9           4,895            13.5               75.1              4,739             15.5
   Health care                       70.9           2,241            11.8               62.2              2,246             12.8
   Transportation                    46.2           1,543             7.7               40.5              1,487              8.3
   Special revenue                   42.8           1,787             7.1               34.0              1,641              7.0
   Higher education                  26.7           1,498             4.5               20.4              1,359              4.2
   Housing                           22.3           2,161             3.7               18.9              1,891              3.9
   Industrial
    development and
    pollution control
    revenue                          19.4           1,037             3.2               19.6                943              4.0
   Other                              5.6              75             0.9               11.4                539              2.4
- ---------------------------------------------------------------------------------------------------------------------------------
    Total municipal                 455.5          27,931            76.0              400.9             26,861             82.6
- ---------------------------------------------------------------------------------------------------------------------------------
  Structured finance*                97.1             850            16.2               56.1                510             11.5
- ---------------------------------------------------------------------------------------------------------------------------------
  Other:
   Investor owned utility            13.0           5,068             2.2                9.4              4,610              1.9
   Financial institution              5.4             381             0.9                5.8                366              1.2
   Corporate direct                   3.9             387             0.6                3.5                318              0.7
- ---------------------------------------------------------------------------------------------------------------------------------
    Total other                      22.3           5,836             3.7               18.7              5,294              3.8
- ---------------------------------------------------------------------------------------------------------------------------------
     Total domestic                 574.9          34,617            95.9              475.7             32,665             97.9
- ---------------------------------------------------------------------------------------------------------------------------------
 International
  Infrastructure:
   Sovereign                          1.6              32             0.3                1.3                 21              0.3
   Transportation                     1.4              12             0.2                0.8                  5              0.2
   Sub-sovereign                      1.2              44             0.2                1.4                 53              0.3
   Higher education                   0.9              13             0.1                0.6                  1              0.1
   Housing                            0.6               3             0.1                0.3                  2              0.1
   Health care                        0.4               6             0.1                0.2                  6              ---
   Utilities                          0.4               4             0.1                0.8                 60              0.2
- ---------------------------------------------------------------------------------------------------------------------------------
    Total infrastructure              6.5             114             1.1                5.4                148              1.2
- ---------------------------------------------------------------------------------------------------------------------------------
  Structured finance*                14.8             102             2.5                2.6                 32              0.5
- ---------------------------------------------------------------------------------------------------------------------------------
  Other:
   Investor owned utility             1.8              72             0.3                0.2                  3              ---
   Financial institution              1.0              29             0.1                1.9                 24              0.4
   Corporate direct                   0.4               6             0.1                ---                ---              ---
- ---------------------------------------------------------------------------------------------------------------------------------
    Total other                       3.2             107             0.5                2.1                 27              0.4
- ---------------------------------------------------------------------------------------------------------------------------------
     Total international             24.5             323             4.1               10.1                207              2.1
- ---------------------------------------------------------------------------------------------------------------------------------
 Total                             $599.4          34,940           100.0%            $485.8             32,872            100.0%
- ---------------------------------------------------------------------------------------------------------------------------------

* Asset-/mortgage-backed


                                      (21)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


12.  REINSURANCE
- ----------------
MBIA Corp. reinsures portions of its risks with other insurance companies through various quota and surplus share reinsurance treaties and facultative agreements. In the event that any or all of the reinsurers were unable to meet their obligations, MBIA Corp. would be liable for such defaulted amounts.

     Amounts deducted from gross insurance in force for reinsurance ceded by MBIA Corp. and its subsidiaries were $108.2 billion and $67.0 billion, at December 31, 1998 and 1997, respectively. The distribution of ceded insurance in force by geographic location and type of bond is set forth in the following tables:

                                                             As of December 31
- ------------------------------------------------------------------------------------------------------
In billions                                  1998                                     1997
- ------------------------------------------------------------------------------------------------------
                                                          % of                                   % of
                                     Ceded               Ceded               Ceded              Ceded
                                 Insurance           Insurance           Insurance          Insurance
Geographic Location               In Force            In Force            In Force           In Force
- ------------------------------------------------------------------------------------------------------
Domestic
 California                        $  12.4               11.5%               $10.4               15.5%
 New York                             10.7                9.9                  5.8                8.7
 New Jersey                            5.4                5.0                  3.7                5.5
 Texas                                 5.3                4.9                  4.0                6.0
 Pennsylvania                          3.8                3.5                  2.9                4.3
 Massachusetts                         3.7                3.4                  3.0                4.5
 Illinois                              3.4                3.1                  2.7                4.0
 Florida                               3.2                3.0                  2.6                3.9
 Puerto Rico                           3.1                2.9                  2.3                3.4
 Colorado                              2.3                2.1                  2.4                3.6
- -----------------------------------------------------------------------------------------------------
  Subtotal                            53.3               49.3                 39.8               59.4
 Nationally diversified               14.6               13.5                  3.4                5.0
 Other states                         23.6               21.8                 19.1               28.6
- -----------------------------------------------------------------------------------------------------
  Total domestic                      91.5               84.6                 62.3               93.0
International                         16.7               15.4                  4.7                7.0
- -----------------------------------------------------------------------------------------------------
Total                               $108.2              100.0%               $67.0              100.0%
- -----------------------------------------------------------------------------------------------------


                                      (22)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

                                                 As of December 31
- --------------------------------------------------------------------------------
In billions                               1998                      1997
- --------------------------------------------------------------------------------
                                              % of                         % of
                                Ceded        Ceded              Ceded     Ceded
                            Insurance    Insurance          Insurance  nsurance
Type of Bond                 In Force     In Force           In Force  In Force
- --------------------------------------------------------------------------------
Domestic
 Municipal:
  Utilities                      $15.5       14.3%              $11.5     17.2%
  General obligation              15.4       14.2                12.1     18.1
  Health care                     13.4       12.4                 8.0     12.0
  Transportation                  10.6        9.8                 9.6     14.3
  Special revenue                  5.8        5.3                 5.0      7.5
  Industrial
   development and
   pollution control revenue       3.8        3.5                 3.2      4.7
  Housing                          2.3        2.1                 1.7      2.5
  Higher education                 1.7        1.6                 1.3      1.9
  Other                            1.2        1.1                 2.7      4.0
- --------------------------------------------------------------------------------
   Total municipal                69.7       64.3                55.1     82.2
- --------------------------------------------------------------------------------
 Structured finance*              19.5       18.0                 5.6      8.3
- --------------------------------------------------------------------------------
 Other:
  Investor-owned utility           1.3        1.2                 0.1      0.3
  Financial institution            0.9        0.8                 1.3      1.9
  Corporate direct                 0.1        0.1                 0.2      0.3
- --------------------------------------------------------------------------------
   Total other                     2.3        2.1                 1.6      2.5
- --------------------------------------------------------------------------------

    Total domestic                91.5       84.4                62.3     93.0
- --------------------------------------------------------------------------------
International
 Infrastructure:
  Transportation                   1.3        1.2                 0.4      0.6
  Higher education                 1.0        0.9                 0.6      0.9
  Sovereign                        0.8        0.7                 0.7      1.1
  Sub-sovereign                    0.4        0.4                 0.6      0.9
  Utilities                        0.4        0.4                 0.1      0.1
  Health care                      0.2        0.2                 0.2      0.3
  Housing                          0.1        0.1                ---       ---
- --------------------------------------------------------------------------------
   Total infrastructure            4.2        3.9                 2.6      3.9
- --------------------------------------------------------------------------------
 Structured finance*              11.1       10.3                 1.3      1.9
- --------------------------------------------------------------------------------
 Other:
  Financial institution            0.5        0.5                 0.8      1.2
  Corporate direct                 0.5        0.5                ---       ---
  Investor-owned utilities         0.4        0.4                ---       ---
- --------------------------------------------------------------------------------
   Total other                     1.4        1.4                 0.8      1.2
- --------------------------------------------------------------------------------
    Total international           16.7       15.6                 4.7      7.0
- --------------------------------------------------------------------------------
Total                           $108.2      100.0%              $67.0    100.0%
- --------------------------------------------------------------------------------

*  Asset-/mortgage-backed


                                      (23)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


As part of the MBIA Corp's portfolio shaping activity in 1998, the company has entered into facultative share reinsurance agreements with highly rated reinsurers that obligate the company to cede future premiums to the reinsurers through January 1, 2005. Certain reinsurance contracts in 1998 were accounted for on a retroactive basis in accordance with SFAS 113.

     Ceding commissions received from reinsurers before deferrals were $37.2 million, $20.8 million and $13.7 million in 1998, 1997 and 1996, respectively. In 1998, $170.0 million was received in reinsurance recoveries related to the bankruptcy of a Pennsylvania hospital group.


13.  EMPLOYEE BENEFITS
- ----------------------
MBIA Corp. participates in MBIA Inc.'s pension plan covering substantially all employees. The pension plan is a defined contribution plan and MBIA Corp. contributes 10% of each eligible employee's annual total compensation. Pension expense for the years ended December 31, 1998, 1997 and 1996 was $5.9 million, $3.9 million and $3.4 million, respectively. MBIA Corp. also has a profit sharing/401(k) plan which allows eligible employees to contribute up to 10% of eligible compensation. MBIA Corp. matches employee contributions up to the first 5% of total compensation. MBIA Corp. contributions to the profit sharing plan aggregated $2.6 million, $1.6 million and $1.5 million for the years ended December 31, 1998, 1997 and 1996, respectively. The 401(k) plan amounts are invested in common stock of MBIA Inc. Amounts relating to the above plans that exceed limitations established by Federal regulations are contributed to a non-qualified deferred compensation plan. In 1998, former CMAC employees were covered under MBIA Inc.'s pension and profit sharing plans. Of the above amounts for the pension and profit sharing plans, $5.3 million, $3.4 million and $3.0 million for the years ended December 31, 1998, 1997 and 1996, respectively, were included in policy acquisition costs.

     MBIA Corp. also participates in the "MBIA Long-Term Incentive Program". The incentive program includes a stock option program and adds a compensation component linked to the growth in adjusted book value per share (ABV) of MBIA Inc.'s stock. Awards under the long-term program are divided equally between the two components, with 50% of the award given in stock options and 50% of the award (multiplied by a 1.5 conversion factor for the December 1995 award only) paid in cash or shares of MBIA Inc.'s stock. Target levels for the option/incentive award are established as a percentage of total salary and

                                      (24)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


bonus, based upon the recipient's position. The awards under the long-term program typically will be granted from the vice president level up to and including the chairman and chief executive officer.

     The ABV portion of the long-term incentive program may be awarded every year. The 1998 award will cover growth in ABV from December 31, 1998 through December 31, 2001; the 1997 award will cover growth in ABV from December 31, 1997 through December 31, 2000; and the 1995 award will cover growth in ABV from December 31, 1995 through December 31, 1998, with a base line growth of 12% on all awards. The amount to be paid in respect of such award will be adjusted upward or downward based on the actual ABV growth with a minimum growth of 8% necessary to receive any payment and an 18% growth needed to receive the maximum payment of 200% of the target levels. The amount, if any, to be paid under this portion of the program will be paid in early 2002 for the 1998 award, in early 2001 for the 1997 award and early 1999 for the 1995 award in the form of cash or shares of MBIA Inc.'s common stock. Subsequent awards, if any, will be made every year with concomitant payments occurring after the three-year cycle. During 1998, 1997 and 1996, $4.8 million, $3.2 million and $2.6 million, respectively, were recorded as a charge related to the 1998, 1997 and 1995 ABV awards. Of these amounts, $3.0 million, $2.0 million and $1.6 million were included in policy acquisition costs for the same respective periods.

     MBIA Corp. also participates in MBIA Inc.'s restricted stock program, adopted in December 1995, whereby key executive officers of MBIA Corp. are granted restricted shares of MBIA Inc. common stock. These stock awards may only be sold three or four years from the date of grant, at which time the awards fully vest. Compensation expense related to the restricted stock was $0.9 million, $0.5 million and $0.2 million for the years ended December 31, 1998, 1997 and 1996, respectively, of which $0.5 million, $0.3 million and $0.1 million were included in policy acquisition costs.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) 123, "Accounting for Stock-Based Compensation," effective for financial statements for fiscal years beginning after December 15, 1995. SFAS 123 required MBIA Inc. to adopt, at its election, either 1) the provisions in SFAS 123 which require the recognition of compensation expense for employee stock-based compensation plans, or 2) the provisions in SFAS 123 which require the pro forma disclosure of net income and earnings per share as if the recognition provisions of SFAS 123 had been adopted. MBIA Inc. adopted the disclosure requirements of SFAS 123 effective



                                      (25)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

January 1, 1996 and continues to account for its employee stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". Accordingly, the adoption of SFAS 123 had no impact on MBIA Corp.'s financial position or results of operations. Had compensation cost for the MBIA Inc. stock option program been recognized based on the fair value at the grant date consistent with the recognition provisions of SFAS 123, the impact on MBIA Corp.'s net income would not have been material.


14.  RELATED PARTY TRANSACTIONS
- -------------------------------
Since 1989, MBIA Corp. has executed five surety bonds to guarantee the payment obligations of the members of the Association who had their Standard & Poor's
Corporation claims-paying rating downgraded from Triple-A on their previously issued Association policies. In the event that they do not meet their Association policy payment obligations, MBIA Corp. will pay the required amounts directly to the paying agent. The aggregate outstanding exposure on these surety bonds as of December 31, 1998 is $340 million.

     Included in other assets at December 31, 1998 is a $45.4 million net receivable from MBIA Inc. and other subsidiaries. As of December 31, 1997, included in other liabilities is a $27.1 million net payable to MBIA Inc. and other subsidiaries.

     MBIA Corp. entered into an agreement with MBIA Inc. and IMC whereby MBIA Corp. held securities subject to agreements to resell of $187.5 million and $182.8 million as of December 31, 1998 and 1997, respectively, and transferred securities subject to agreements to repurchase of $187.5 million and $182.8 million as of December 31, 1998 and 1997. These agreements have a term of less than one year. The interest expense relating to these agreements was $11.1 million and $8.3 million, respectively, for the years ended December 31, 1998 and 1997. The interest income relating to these agreements was $11.6 million and $8.4 million, respectively, for the years ended December 31, 1998 and 1997.


                                      (26)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


15.  FAIR VALUE OF FINANCIAL INSTRUMENTS
- ----------------------------------------
The estimated fair value amounts of financial instruments shown in the following table have been determined by MBIA Corp. using available market information and appropriate valuation methodologies. However, in certain cases considerable judgment is necessarily required to interpret market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount MBIA Corp. could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

FIXED-MATURITY SECURITIES - The fair value of fixed-maturity securities is based upon quoted market price, if available. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

SHORT-TERM INVESTMENTS - Short-term investments are carried at amortized cost which approximates fair value.

OTHER INVESTMENTS - Other investments include MBIA Corp.'s interest in a limited partnership and a mutual fund that invests principally in marketable equity securities. The fair value of these investments is based on quoted market prices.

CASH AND CASH EQUIVALENTS, RECEIVABLE FOR INVESTMENTS SOLD AND PAYABLE FOR INVESTMENTS PURCHASED - The carrying amounts of these items are a reasonable estimate of their fair value.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

PREPAID  REINSURANCE   PREMIUMS  -  The  fair  value  of  MBIA  Corp.'s  prepaid
reinsurance premiums is based on the estimated cost of entering into an assumption of the entire portfolio with third party reinsurers under current market conditions.

DEFERRED PREMIUM REVENUE - The fair value of MBIA Corp.'s deferred premium revenue is based on the estimated cost of entering into a cession of the entire portfolio with third party reinsurers under current market conditions.


                                      (27)

                                                                [Alternate Page]

                   MBIA INSURANCE CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES - The carrying amount is composed of the present value of the expected cash flows for specifically identified claims combined with an estimate for unallocated claims. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE - The fair value is estimated based upon the quoted market prices of the transactions' underlying collateral.

INSTALLMENT PREMIUMS - The fair value is derived by calculating the present value of the estimated future cash flow stream discounted at 9%.


                                         As of December 31, 1998                 As of December 31, 1997
- -----------------------------------------------------------------------------------------------------------
                                     Carrying             Estimated            Carrying           Estimated
In thousands                           Amount            Fair Value              Amount          Fair Value
- -----------------------------------------------------------------------------------------------------------
ASSETS:
Fixed-maturity securities          $5,884,053            $5,884,053          $4,867,254         $4,867,254
Short-term investments                423,188               423,188             242,730            242,730
Other investments                      17,850                17,850              16,802             16,802
Cash and cash equivalents               6,546                 6,546               3,983              3,983
Securities purchased under
  agreements to resell                187,500               299,412             182,820            203,333
Prepaid reinsurance
  premiums                            352,699               297,238             252,893            218,571
Receivable for
  investments sold                     33,880                33,880               1,616              1,616

LIABILITIES:
Deferred premium
  revenue                           2,251,211             1,939,971           1,984,104          1,716,477
Loss and loss adjustment
  expense reserves                    270,114               270,114              78,872             78,872
Securities sold under
  agreements to repurchase            187,500               194,491             182,820            191,932
Payable for investments
  purchased                            29,523                29,523              23,020             23,020

OFF-BALANCE SHEET INSTRUMENTS:
Installment premiums                      ---               644,132                 ---            349,619



                                      (28)

                                                                [Alternate Page]



                                     EXPERTS

         The consolidated financial statements of Citicorp and subsidiaries included in Citicorp's Annual Report on Form 10-K for 1998 have been incorporated by reference in reliance upon the report in such Form 10-K of KPMG LLP, independent certified public accountants, and upon the authority of that firm as experts in accounting and auditing.

         The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, included in this Amendment No. 2 to Form S-3 (333-72459), have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

            [The following are alternate pages for the consolidated
           financial statements of Financial Security Assurance Inc.
            and Subsidiaries to be set forth in, or incorporated by
                       reference in, the FSA Supplement.]

                                                                [Alternate Page]

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                      AND REPORT OF INDEPENDENT ACCOUNTANTS

                  YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

REPORT OF INDEPENDENT ACCOUNTANTS                                              1

CONSOLIDATED FINANCIAL STATEMENTS:

Consolidated Balance Sheets                                                    2
Consolidated Statements of Income                                              3
Consolidated Statements of Changes in Shareholder's Equity                     4
Consolidated Statements of Cash Flows                                          5
Notes to Consolidated Financial Statements                                     7

                                                                [Alternate Page]

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and Board of Directors of Financial Security Assurance Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholder's equity, and cash flows present fairly, in all material respects, the financial position of Financial Security Assurance Inc. and Subsidiaries (the Company) at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP
-------------------------------
    PricewaterhouseCoopers LLP

New York, New York
January 26, 1999

                                                                [Alternate Page]

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                                  December 31,  December 31,
                         ASSETS                                      1998          1997
                                                                     ----          ----
Bonds at market value (amortized cost of $1,631,094
   and $1,192,771)                                                $1,683,928   $1,235,441
Equity investments at market value (cost of $34,250 and
   $20,405)                                                           37,268       20,762
Short-term investments                                                92,241      103,926
                                                                  ----------   ----------

     Total investments                                             1,813,437    1,360,129
Cash                                                                   2,729       11,235
Deferred acquisition costs                                           199,559      171,098
Prepaid reinsurance premiums                                         217,096      173,123
Reinsurance recoverable on unpaid losses                               3,907       30,618
Receivable for securities sold                                         1,656       20,535
Other assets                                                         105,379       72,901
                                                                  ----------   ----------

          TOTAL ASSETS                                            $2,343,763   $1,839,639
                                                                  ==========   ==========

     LIABILITIES AND MINORITY INTEREST AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                          $  721,699   $  595,196
Losses and loss adjustment expenses                                   63,947       75,417
Deferred federal income taxes                                         56,672       59,867
Ceded reinsurance balances payable                                    31,502       11,199
Payable for securities purchased                                     105,749       72,979
Long-term debt                                                       120,000       50,000
Minority interest                                                     20,388
Accrued expenses and other liabilities                               119,215       77,121
                                                                  ----------   ----------

          TOTAL LIABILITIES AND MINORITY INTEREST                  1,239,172      941,779
                                                                  ----------   ----------

COMMITMENTS AND CONTINGENCIES

Common stock (500 and 528 shares authorized, issued and
   outstanding; par value of $30,000 and $28,391 per
     share)                                                           15,000       15,000
Additional paid-in capital                                           694,788      617,870
Accumulated other comprehensive income (net of deferred
   income tax provision of $19,904 and $15,059)                       36,964       27,968
Accumulated earnings                                                 357,839      237,022
                                                                  ----------   ----------

          TOTAL SHAREHOLDER'S EQUITY                               1,104,591      897,860
                                                                  ----------   ----------

          TOTAL LIABILITIES AND MINORITY INTEREST AND
                         SHAREHOLDER'S EQUITY                     $2,343,763   $1,839,639
                                                                  ==========   ==========

       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.

                                                                [Alternate Page]

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                  (Dollars in thousands, except per share data)

                                                               Year Ended December 31,
                                                               -----------------------
                                                           1998         1997         1996
                                                           ----         ----         ----
REVENUES:
   Net premiums written                                 $ 219,853    $ 172,878    $ 121,000
   Increase in deferred premium revenue                   (81,926)     (63,367)     (30,552)
                                                        ---------    ---------    ---------
   Premiums earned                                        137,927      109,511       90,448
   Net investment income                                   76,023       69,643       62,728
   Net realized gains                                      21,667        6,023        1,851

   Other income                                               381       10,774          502
                                                        ---------    ---------    ---------

                    TOTAL REVENUES                        235,998      195,951      155,529
                                                        ---------    ---------    ---------
EXPENSES:
   Losses and loss adjustment expenses                      3,949        9,156        6,874
   Policy acquisition costs                                35,439       27,962       23,829
   Other operating expenses                                28,502       20,717       14,852
                                                        ---------    ---------    ---------

                    TOTAL EXPENSES                         67,890       57,835       45,555
                                                        ---------    ---------    ---------

Minority interest                                            (388)
                                                        ---------

INCOME BEFORE INCOME TAXES                                167,720      138,116      109,974
                                                        ---------    ---------    ---------
Provision (benefit) for income taxes:
   Current                                                 54,942       29,832       28,208
   Deferred                                                (8,039)       8,025          911
                                                        ---------    ---------    ---------

   Total provision                                         46,903       37,857       29,119
                                                        ---------    ---------    ---------
        NET INCOME                                        120,817      100,259       80,855

   OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:

      Unrealized gains (losses) on securities:

         Unrealized holding gains (losses) arising
            during period (net of deferred income tax
            provision (benefit) of $12,428, $12,268
            and $(5,057))                                  23,080       22,784       (9,392)
         Less: reclassification adjustment for gains
            included in net income (net of deferred
            income tax provision
            of $7,583, $2,108 and $648)                   (14,084)      (3,915)      (1,203)
                                                        ---------    ---------    ---------

         Other comprehensive income (loss)                  8,996       18,869      (10,595)
                                                        ---------    ---------    ---------

      COMPREHENSIVE INCOME                              $ 129,813    $ 119,128    $  70,260
                                                        =========    =========    =========

       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.

                                                                [Alternate Page]

                              FINANCIAL SECURITY ASSURANCE INC.
                                       AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY
                                    (Dollars in thousands)

                                                                 Unrealized
                                                    Additional      Gain
                                        Common       Paid-In      (Loss) on    Retained
                                         Stock       Capital     Investments   Earnings       Total
                                         -----       -------     -----------   --------       -----
BALANCE, December 31, 1995             $  15,000  $   681,470    $  19,694   $  73,822   $   789,986

Net income                                                                      80,855        80,855

Dividends paid on common stock                                                 (18,000)      (18,000)

Net change in accumulated
   comprehensive income
   (net of deferred income
   tax benefit of $5,705)                                          (10,595)                  (10,595)

Stock repurchase                                      (27,000)                               (27,000)

Adjustment to prior-year disposal of
   subsidiary                                                                       86            86
                                       ---------  -----------    ---------   ---------   -----------

BALANCE, December 31, 1996                15,000      654,470        9,099     136,763       815,332

Net income                                                                     100,259       100,259

Net change in accumulated
   comprehensive income
   (net of deferred income
   taxes of $10,160)                                                18,869                    18,869

Stock repurchase                                      (39,500)                               (39,500)

Deferred equity payout by Parent                        2,900                                  2,900
                                       ---------  -----------    ---------   ---------   -----------

BALANCE, December 31, 1997                15,000      617,870       27,968     237,022       897,860

Net income                                                                     120,817       120,817

Net change in accumulated
   comprehensive income
   (net of deferred income
   taxes of $4,844)                                                  8,996                     8,996

Stock repurchase                                       (8,500)                                (8,500)

Capital contribution from Parent                       80,000                                 80,000

Deferred equity payout by Parent                        5,418                                  5,418
                                       ---------  -----------    ---------   ---------   -----------

BALANCE, December 31, 1998             $  15,000  $   694,788    $  36,964   $ 357,839   $ 1,104,591
                                       =========  ===========    =========   =========   ===========

       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.

                                                                [Alternate Page]

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                          Year Ended December 31,
                                                          -----------------------
                                                     1998         1997           1996
                                                     ----         ----           ----
Cash flows from operating activities:
   Premiums received, net                      $   247,229    $   171,145    $   124,540
   Policy acquisition and other operating
     expenses paid, net                            (81,559)       (50,046)       (49,261)
   Recoverable advances received (paid)              1,473         (7,629)        10,213
   Losses and loss adjustment expenses
      recovered (paid)                              10,989         (6,463)       (15,473)
   Net investment income received                   67,268         63,207         59,923
   Federal income taxes paid                       (52,210)       (27,080)       (33,297)
   Interest paid                                                                     (22)
   Other                                              (877)         2,142          1,330
                                               -----------    -----------    -----------

          Net cash provided by operating
            activities                             192,313        145,276         97,953
                                               -----------    -----------    -----------

Cash flows from investing activities:
   Proceeds from sales of bonds                  1,735,585      1,071,845      1,095,929
   Proceeds from sales of equity investments        22,571          3,568
   Proceeds from maturities of bonds                               32,468          2,965
   Purchases of bonds                           (2,098,264)    (1,196,117)    (1,139,129)
   Purchases of equity investments                 (37,034)       (24,662)
   Gain on sale of subidiaries                                      9,486
   Purchases of property and equipment              (1,071)        (2,985)        (2,081)
   Net decrease (increase) in short-term
     investments                                    15,857        (45,661)        (3,675)
   Other investments                                20,037
                                               -----------    -----------    -----------
          Net cash provided by (used for)
           investing activities                   (342,319)      (152,058)       (45,991)
                                               -----------    -----------    -----------

Cash flows from financing activities:
   Stock repurchase                                 (8,500)       (39,500)       (27,000)
   Surplus notes issued                             70,000         50,000
   Capital contribution                             80,000

   Dividends paid                                                                (18,000)
                                               -----------    -----------    -----------
          Net cash provided by (used for)
            financing activities                   141,500         10,500        (45,000)
                                               -----------    -----------    -----------

Net increase (decrease) in cash                     (8,506)         3,718          6,962

Cash at beginning of year                           11,235          7,517            555
                                               -----------    -----------    -----------

Cash at end of year                            $     2,729    $    11,235    $     7,517
                                               ===========    ===========    ===========

                                    Continued

       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.

                                                                [Alternate Page]

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                             (Dollars in thousands)

                                                      Year Ended December 31,
                                                      -----------------------
                                                  1998        1997         1996
                                                  ----        ----         ----
Reconciliation of net income to net cash
   flows from operating activities:
Net income                                    $ 120,817    $ 100,259    $  80,855
   Increase in accrued investment income         (3,939)      (1,811)        (842)
   Increase in deferred premium revenue and
      related foreign exchange adjustment        82,530       62,101       29,622
   Increase in deferred acquisition costs       (28,461)     (24,865)     (13,282)
   Increase (decrease) in current federal
      income taxes payable                        2,732         (519)      (5,090)
   Increase (decrease) in unpaid losses and
      loss adjustment expenses                   15,240        2,596       (8,023)
   Increase in amounts withheld for others           81          133           52
   Provision (benefit) for deferred income
      taxes                                      (8,039)      11,296          911
   Net realized gains on investments            (21,667)      (6,023)      (1,851)
   Depreciation and accretion of bond
      discount                                   (3,540)      (1,736)      (1,616)
   Gain on sale of subsidiaries                               (9,486)
   Minority interest                                388
   Change in other assets and liabilities        36,171       13,331       17,217
                                              ---------    ---------    ---------

Cash provided by operating activities         $ 192,313    $ 145,276    $  97,953
                                              =========    =========    =========

       The accompanying Notes to Consolidated Financial Statements are an
                       integral part of these statements.

                                                                [Alternate Page]

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

1. ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), an indirect wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is engaged in providing financial guaranty insurance on asset-backed and municipal obligations. The Company's underwriting policy is to insure asset-backed and municipal obligations that it determines would be of investment-grade quality without the benefit of the Company's insurance. The asset-backed obligations insured by the Company are generally issued in structured transactions and are backed by pools of assets such as residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. The municipal obligations insured by the Company consist primarily of general obligation bonds that are supported by the issuers' taxing power and special revenue bonds and other special obligations of states and local governments that are supported by the issuers' ability to impose and collect fees and charges for public services or specific projects. Financial guaranty insurance written by the Company guarantees scheduled payments on an issuer's obligation. In the case of a payment default on an insured obligation, the Company is generally required to pay the principal, interest or other amounts due in accordance with the obligation's original payment schedule or, at its option, to pay such amounts on an accelerated basis.

      The Company expects to continue to emphasize a diversified insured portfolio characterized by insurance of both asset-backed and municipal obligations, with a broad geographic distribution and a variety of revenue sources and transaction structures. The Company's insured portfolio consists primarily of asset-backed and municipal obligations originated in the United States, but the Company has also written and continues to pursue business in Europe and the Asia Pacific region.

      At December 31, 1996, the Parent was owned 40.4% by U S WEST Capital Corporation (U S WEST), 11.5% by Fund American Enterprises Holdings, Inc. (Fund American), 6.4% by The Tokio Marine and Fire Insurance Co., Ltd. (Tokio Marine) and 41.7% by the public and employees. At December 31, 1997, the Parent was owned 42.1% by U S WEST, 12.0% by Fund American, 6.7% by Tokio Marine and 39.2% by the public and employees. At December 31, 1998, the Parent was owned 40.5% by MediaOne Capital Corporation (MediaOne), formerly U S WEST, 11.6% by Fund American, 6.4% by Tokio Marine, 5.5% by XL Capital Ltd (XL) and 36.0% by the public and employees.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (GAAP), which differ in certain material respects from the accounting practices prescribed or permitted by insurance regulatory authorities (see Note 5). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities in the Company's consolidated balance sheets at December 31, 1998 and 1997 and the reported amounts of revenues and expenses in the consolidated statements of income during the years ended December 31, 1998, 1997 and 1996. Such estimates and assumptions include, but are not limited to, losses and loss adjustment expenses and the deferral and amortization of deferred policy acquisition costs. Actual results may differ from those estimates. Significant accounting policies under GAAP are as follows:

      Basis of Presentation

      The consolidated financial statements include the accounts of the Company and its direct and indirect subsidiaries, FSA Insurance Company, Financial Security Assurance International Ltd., Financial Security Assurance of Oklahoma, Inc. and Financial Security Assurance (U.K.) Limited (collectively, the Subsidiaries). All intercompany accounts and transactions have been eliminated. Certain prior-year balances have been reclassified to conform to the 1998 presentation.

                                                                [Alternate Page]

      Investments

      Investments in debt securities designated as available for sale are carried at market value. Equity investments are carried at market value. Any resulting unrealized gain or loss is reflected as a separate component of shareholders' equity, net of applicable deferred income taxes. All of the Company's long-term investments are classified as available for sale.

      Bond discounts and premiums are amortized on the effective yield method over the remaining terms of the securities acquired. For mortgage-backed securities, and any other holdings for which prepayment risk may be significant, assumptions regarding prepayments are evaluated periodically and revised as necessary. Any adjustments required due to the resulting change in effective yields are recognized in current income. Short-term investments, which are those investments with a maturity of less than one year at time of purchase, are carried at market value, which approximates cost. Realized gains or losses on sale of investments are determined on the basis of specific identification. Investment income is recorded as earned.

      The Company holds derivative securities, including U.S. Treasury bond futures contracts and call option contracts, that are not accounted for as hedges and are marked-to-market on a daily basis. Any gains or losses are included in capital gains or losses.

      Premium Revenue Recognition

      Gross and ceded premiums are earned in proportion to the amount of risk outstanding over the expected period of coverage. Deferred premium revenue and prepaid reinsurance premiums represent the portion of premium that is applicable to coverage of risk to be provided in the future on policies in force. When an insured issue is retired or defeased prior to the end of the expected period of coverage, the remaining deferred premium revenue and prepaid reinsurance premium, less any amount credited to a refunding issue insured by the Company, are recognized.

      Losses and Loss Adjustment Expenses

      A case basis reserve for unpaid losses and loss adjustment expenses is recorded at the present value of the estimated loss when, in management's opinion, the likelihood of a future loss is probable and determinable at the balance sheet date. The estimated loss on a transaction is discounted using current risk-free rates.

      The general reserve is calculated by applying a loss factor to the total net par amount outstanding of the Company's insured obligations over the term of such insured obligations and discounting the result at risk-free rates. The loss factor used for this purpose has been determined based upon an independent rating agency study of bond defaults and the Company's portfolio characteristics and history. The general reserve is available to be applied against future additions or accretions to existing case basis reserves or to new case basis reserves to be established in the future.

      Management of the Company periodically evaluates its estimates for losses and loss adjustment expenses and establishes reserves that management believes are adequate to cover the present value of the ultimate net cost of claims. The reserves are necessarily based on estimates, and there can be no assurance that the ultimate liability will not differ from such estimates. The Company will, on an ongoing basis, monitor these reserves and may periodically adjust such reserves based on the Company's actual loss experience, its future mix of business, and future economic conditions.

      Deferred Acquisition Costs

      Deferred acquisition costs comprise those expenses that vary with and are primarily related to the production of business, including commissions paid on reinsurance assumed, compensation and related costs of underwriting and marketing personnel, certain rating agency fees, premium taxes and certain other underwriting expenses, reduced by ceding commission income on premiums ceded to reinsurers. Deferred acquisition costs and the cost of acquired business are amortized over the period in which the related premiums are earned. Recoverability of deferred acquisition costs is determined by considering anticipated losses and loss adjustment expenses.

      Federal Income Taxes

      The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods reflected at current income tax rates.

                                                                [Alternate Page]

      Segment Reporting

      In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 131, Disclosure about Segments of an Enterprise and Related Information, establishing standards for the way that public business enterprises report information about operating segments in annual and interim financial statements and requiring presentation of a measure of profit or loss, certain specific revenue and expense items and segment assets. The Company has no reportable operating segments as a monoline financial guaranty insurer.

3. INVESTMENTS

      Bonds at amortized cost of $11,481,000 and $11,025,000 at December 31, 1998 and 1997, respectively, were on deposit with state regulatory authorities as required by insurance regulations.

      Consolidated net investment income consisted of the following (in thousands):

                                             Year Ended December 31,
                                             -----------------------
                                          1998        1997        1996
                                          ----        ----        ----

        Bonds                          $ 69,216    $ 65,149    $ 61,130
        Equity investments                  830         376          14
        Short-term investments            7,376       5,452       3,525
        Investment expenses              (1,399)     (1,334)     (1,941)
                                       --------    --------    --------

        Net investment income          $ 76,023    $ 69,643    $ 62,728
                                       ========    ========    ========

      The credit quality of the fixed-income investment portfolio at December 31, 1998 was as follows:

                                        Percent of Fixed-Income
                      Rating             Investment Portfolio
                -------------------     -----------------------
                        AAA                     68.7%
                        AA                      21.3
                         A                       9.3
                        BBB                      0.4
                       Other                     0.3

      The amortized cost and estimated market value of bonds were as follows (in thousands):

                                                       Gross        Gross      Estimated
                                        Amortized   Unrealized   Unrealized      Market
December 31, 1998                         Cost         Gains       Losses        Value
- -----------------                         ----         -----       ------        -----
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies          $  134,910   $    2,297   $     (337)   $  136,870

Obligations of states and political
    subdivisions                       1,041,718       42,265         (637)    1,083,346

Mortgage-backed securities               261,322        3,911         (180)      265,053

Corporate securities                     162,663        5,510         (463)      167,710

Asset-backed securities                   30,481          493          (25)       30,949
                                      ----------   ----------   ----------    ----------

     Total                            $1,631,094   $   54,476   $   (1,642)   $1,683,928
                                      ==========   ==========   ==========    ==========

                                                                [Alternate Page]

December 31, 1997

U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies          $  120,314   $      800    $     (436)   $  120,678

Obligations of states and political
    subdivisions                         777,042       40,187          (135)      817,094

Foreign securities                         8,252                       (562)        7,690

Mortgage-backed securities               195,567        2,213           (28)      197,752

Corporate securities                      72,388        1,375        (1,093)       72,670

Asset-backed securities                   19,208          349                      19,557
                                      ----------   ----------    ----------    ----------

     Total                            $1,192,771   $   44,924    $   (2,254)   $1,235,441
                                      ==========   ==========    ==========    ==========

      The change in net unrealized gains (losses) consisted of (in thousands):

                                                      Year Ended December 31,
                                                      -----------------------
                                                  1998        1997        1996
                                                  ----        ----        ----
Bonds                                          $ 10,164    $ 28,671    $(16,299)
Equity investments                                2,661         357
Other                                             1,017
                                               --------    --------    --------
     Change in net unrealized gains (losses)   $ 13,842    $ 29,028    $(16,299)
                                               ========    ========    ========

      The amortized cost and estimated market value of bonds at December 31, 1998, by contractual maturity, are shown below (in thousands). Actual maturities could differ from contractual maturities because borrowers have the right to call or prepay certain obligations with or without call or prepayment penalties.

                                                                       Estimated
                                                         Amortized      Market
                                                            Cost         Value
                                                            ----         -----

Due in one year or less                                  $    1,002   $    1,006
Due after one year through five years                       135,398      137,917
Due after five years through ten years                      211,500      219,185
Due after ten years                                         991,391    1,029,818
Mortgage-backed securities (stated maturities of 1 to
  30 years)                                                 261,322      265,053
Asset-backed securities (stated maturities of 3 to 30
  years)                                                     30,481       30,949
                                                         ----------   ----------
     Total                                               $1,631,094   $1,683,928
                                                         ==========   ==========

      Proceeds from sales of bonds during 1998, 1997 and 1996 were $2,132,146,000, $1,124,848,000 and $1,096,568,000, respectively. Gross gains of
$26,373,000, $11,702,000 and $13,420,000 and gross losses of $4,156,000,
$6,007,000 and $11,569,000 were realized on sales in 1998, 1997 and 1996, respectively.

      Proceeds from sales of equity investments during 1998 and 1997 were $22,571,000 and $3,568,000, respectively. Gross gains of $973,000 and $33,000 and gross losses of $1,323,000 and $7,000 were realized on sales in 1998 and 1997, respectively.

                                                                [Alternate Page]

4. DEFERRED ACQUISITION COSTS

      Acquisition costs deferred for amortization against future income and the related amortization charged to expenses are as follows (in thousands):

                                                     Year Ended December 31,
                                                     -----------------------
                                                  1998        1997        1996
                                                  ----        ----        ----
Balance, beginning of period                  $ 171,098    $ 146,233    $ 132,951
                                              ---------    ---------    ---------
Costs deferred during the period:
   Ceding commission income                     (27,693)     (18,956)     (15,956)
   Assumed commission expense                        22           31           38
   Premium taxes                                  8,081        5,554        3,718
   Compensation and other acquisition costs      83,490       66,198       49,311
                                              ---------    ---------    ---------

                    Total                        63,900       52,827       37,111
                                              ---------    ---------    ---------

Costs amortized during the period               (35,439)     (27,962)     (23,829)
                                              ---------    ---------    ---------

Balance, end of period                        $ 199,559    $ 171,098    $ 146,233
                                              =========    =========    =========

5. STATUTORY ACCOUNTING PRACTICES

      GAAP for the Company differs in certain significant respects from accounting practices prescribed or permitted by insurance regulatory authorities. The principal differences result from the following statutory accounting practices:

            - Upfront premiums on municipal business are recognized as earned when related principal and interest have expired rather than over the expected coverage period;

            - Acquisition costs are charged to operations as incurred rather than as related premiums are earned;

            - A contingency reserve (rather than a general reserve) is computed based on the following statutory requirements:

            (i) For all policies written prior to July 1, 1989, an amount equal to 50% of cumulative earned premiums less permitted reductions, plus;

            (ii) For all policies written on or after July 1, 1989, an amount equal to the greater of 50% of premiums written for each category of insured obligation or a designated percentage of principal guaranteed for that category. These amounts are provided each quarter as either 1/60th or 1/80th of the total required for each category, less permitted reductions;

            - Certain assets designated as "non-admitted assets" are charged directly to statutory surplus but are reflected as assets under GAAP;

            - Federal income taxes are provided only on taxable income for which income taxes are currently payable;

            - Accruals for deferred compensation are not recognized;

            - Purchase accounting adjustments are not recognized;

            - Bonds are carried at amortized cost;

            - Surplus notes are recognized as surplus rather than a liability.

                                                                [Alternate Page]

      A reconciliation of net income for the calendar years 1998, 1997 and 1996 and shareholder's equity at December 31, 1998 and 1997, reported by the Company on a GAAP basis, to the amounts reported by the Subsidiaries on a statutory basis, is as follows (in thousands):

Net Income:                                        1998        1997          1996
                                                   ----        ----          ----
GAAP BASIS                                     $ 120,817    $ 100,259    $  80,855
Premium revenue recognition                      (16,411)     (23,130)      (5,518)
Losses and loss adjustment expenses incurred      12,938        4,653       (2,138)
Deferred acquisition costs                       (28,461)     (24,865)     (12,482)
Deferred income tax provision (benefit)           (8,039)       8,025          911
Amortization of bonds                                              56          566
Accrual of deferred compensation, net             33,268       26,681       12,737
Other                                                100          (61)       1,404
                                               ---------    ---------    ---------

STATUTORY BASIS                                $ 114,212    $  91,618    $  76,335
                                               =========    =========    =========

                                                             December 31,
                                                             ------------
Shareholder's Equity:                                   1998            1997
                                                        ----            ----
GAAP BASIS                                          $ 1,104,591     $   897,860
Premium revenue recognition                             (91,297)        (74,863)
Loss and loss adjustment expense reserves                47,250          34,313
Deferred acquisition costs                             (199,559)       (171,098)
Contingency reserve                                    (367,454)       (287,694)
Unrealized gain on investments, net of tax              (55,851)        (43,027)
Deferred income taxes                                    56,672          59,867
Accrual of deferred compensation                         70,022          41,451
Surplus notes                                           120,000          50,000

Other                                                   (14,118)        (12,841)
                                                    -----------     -----------

STATUTORY BASIS SURPLUS                             $   670,256     $   493,968
                                                    ===========     ===========

SURPLUS PLUS CONTINGENCY RESERVE                    $ 1,037,710     $   781,661
                                                    ===========     ===========

6. FEDERAL INCOME TAXES

      The Parent, the Company and its Subsidiaries (except Financial Security Assurance International Ltd.) file a consolidated federal income tax return. The calculation of each member's tax benefit or liability is controlled by a tax sharing agreement that bases the allocation of such benefit or liability upon a separate return calculation.

      The cumulative balance sheet effects of deferred tax consequences are (in thousands):

                                                              December 31,
                                                              ------------
                                                          1998           1997
                                                          ----           ----
Deferred acquisition costs                            $  69,079      $  59,884
Deferred premium revenue adjustments                     10,354          8,424
Unrealized capital gains                                 20,749         16,998
Contingency reserves                                     46,260         38,037
                                                      ---------      ---------
     Total deferred tax liabilities                     146,442        123,343
                                                      ---------      ---------

Loss and loss adjustment expense reserves               (16,613)       (12,009)
Deferred compensation                                   (34,020)       (20,328)
Tax and loss bonds                                      (38,726)       (30,520)
Other, net                                                 (411)          (619)
                                                      ---------      ---------
     Total deferred tax assets                          (89,770)       (63,476)
                                                      ---------      ---------

Total deferred income taxes                           $  56,672      $  59,867
                                                      =========      =========

                                                                [Alternate Page]

      No valuation allowance was necessary at December 31, 1998 or 1997.

      A reconciliation of the effective tax rate with the federal statutory rate follows:

                                                     Year Ended December 31,
                                                     -----------------------
                                                1998         1997         1996
                                                ----         ----         ----
Tax at statutory rate                           35.0%        35.0%        35.0%
Tax-exempt interest                             (8.1)        (7.9)        (8.9)
Other                                            1.1          0.3          0.4
                                                ----         ----         ----

Provision for income taxes                      28.0%        27.4%        26.5%
                                                ====         ====         ====

7. DIVIDENDS AND CAPITAL REQUIREMENTS

      Under New York Insurance Law, The Company may pay a dividend without the prior approval of the Superintendent of the New York State Insurance Department only from earned surplus subject to the maintenance of a minimum capital requirement. In addition, the dividend, together with all dividends declared or distributed by it during the preceding twelve months, may not exceed the lesser of 10% of its policyholders' surplus shown on its last filed statement, or adjusted net investment income, as defined, for such twelve-month period. As of December 31, 1998, the Company had $65,726,000 available for the payment of dividends over the next twelve months.

      In 1998, the Company repurchased $8,500,000 of its shares from the Parent, representing the balance remaining of $75,000,000 that had been approved for repurchase by the New York Insurance Department.

8. CREDIT ARRANGEMENTS AND ADDITIONAL CLAIMS-PAYING RESOURCES

      The Company has a credit arrangement aggregating $150,000,000 at December 31, 1998, which is provided by commercial banks and intended for general application to transactions insured by the Company and the Subsidiaries. At December 31, 1998, there were no borrowings under this arrangement, which expires on November 23, 1999. In addition, there are credit arrangements assigned to specific insured transactions. In August 1994, the Company entered into a facility agreement with Canadian Global Funding Corporation and Hambros Bank Limited. Under the agreement, which expires in August 2004, the Company can arrange financing for transactions subject to certain conditions. The amount of this facility was $186,911,000, of which $44,974,000 was unutilized at December 31, 1998.

      The Company has a standby line of credit commitment in the amount of $240,000,000 with a group of international Aaa/AAA-rated banks to provide loans to the Company after it has incurred, during the term of the facility, cumulative municipal losses (net of any recoveries) in excess of the greater of $230,000,000 or 5.75% of average annual debt service of the covered portfolio. The obligation to repay loans made under this agreement is a limited recourse obligation payable solely from, and collateralized by, a pledge of recoveries realized on defaulted insured obligations in the covered portfolio, including certain installment premiums and other collateral. This commitment has a term beginning on April 30, 1997 and expiring on April 30, 2004 and contains an annual renewal provision subject to approval by the banks. No amounts have been utilized under this commitment as of December 31, 1998.

      At December 31, 1998, the Company has borrowed $120,000,000 from its Parent in the form of Surplus Notes. These notes carried a simple interest rate of 5.0% per annum. Principal of and interest on the Surplus Notes may be paid at any time at the option of the Company, subject to prior approval of the New York Insurance Department and compliance with the conditions to such payments as contained in the New York Insurance Laws. These notes have no stated maturity. The Company did not pay interest in 1998 or 1997.

9. EMPLOYEE BENEFIT PLANS

      The Company maintains both a qualified and a non-qualified non-contributory defined contribution pension plan for the benefit of all eligible employees. The Company's contributions are based upon a fixed percentage of employee compensation. Pension expense, which is funded as accrued, amounted to $2,380,000, $2,312,000 and $1,977,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

                                                                [Alternate Page]

      The Company has an employee retirement savings plan for the benefit of all eligible employees. The plan permits employees to contribute a percentage of their salaries up to limits prescribed by the Internal Revenue Service (IRS Code, Section 401(k)). The Company's contributions are discretionary, and none have been made.

      Pursuant to the 1993 Equity Participation Plan, 1,810,780 shares of the Parent's common stock, subject to anti-dilutive adjustment, were reserved for awards of options, restricted shares of common stock, and performance shares to employees for the purpose of providing, through the grant of long-term incentives, a means to attract and retain key personnel and to provide to participating officers and other key employees long-term incentives for sustained high levels of performance. Shares available under the 1993 Equity Participation Plan were increased from 1,810,780 to 2,110,780 in December 1995. The 1993 Equity Participation Plan also contains provisions that permit the Human Resources Committee to pay all or a portion of employees' bonuses in the form of shares of the Parent's common stock credited to the employees at a 15% discount from current market value and paid to employees five years from the date of award. Up to an aggregate of 10,000,000 shares may be allocated to such equity bonuses. Common stock to pay performance shares, stock options and equity bonus awards is acquired by the Parent through open-market purchases by a trust established for such purpose.

      Performance shares are awarded under the Parent's 1993 Equity Participation Plan. The Plan authorizes the discretionary grant of performance shares by the Human Resources Committee to key employees of the Company. The number of shares of the Parent's common stock earned for each performance share depends upon the attainment by the Parent of certain growth rates of adjusted book value per outstanding share over a three-year period. At each payout date, each performance share is adjusted to pay out from zero up to two common shares. No common shares are paid out if the compound annual growth rate of the Parent's adjusted book value per outstanding share was less than 7%. Two common shares per performance share are paid out if the compound annual growth rate was 19% or greater. Payout percentages are interpolated for compound annual growth rates between 7% and 19%.

      Performance shares granted under the 1993 Equity Participation Plan were as follows:

      Outstanding
          at         Granted      Earned    Forfeited   Outstanding   Market
       Beginning      During      During      During      at End     Price at
        of Year      the Year    the Year    the Year    of Year    Grant Date
        -------      --------    --------    --------    -------    ----------

1996   1,109,150     282,490                 17,300     1,374,340    $25.2500
1997   1,374,340     253,057     201,769     59,253     1,366,375     35.5000
1998   1,366,375     273,656     229,378     26,145     1,384,508     46.0625

      The Company applies APB Opinion 25 and related Interpretations in accounting for the Parent's performance shares. The Company estimates the final cost of these performance shares and accrues for this expense over the performance period. The accrued expense for the performance shares was $39,480,000, $28,439,000 and $12,737,000 for the years ended December 31, 1998,
1997 and 1996, respectively. In tandem with this accrued expense, the Parent estimates those performance shares that it expects to settle in stock and records this amount in shareholders' equity as deferred compensation. The remainder of the accrual, which represents the amount of performance shares that the Parent estimates it will settle in cash, is recorded in accrued expenses and other liabilities. The Company recognized a benefit for the difference between the market value of the Parent's common stock and the cost of the stock when it was purchased by the independent trustee (which amount was reimbursed by the Company to its Parent) for shares distributed under the performance share plan. This benefit was recorded by the Company as a capital contribution which totaled $5,418,000 and $2,900,000 in 1998 and 1997, respectively. In 1996, the Parent adopted disclosure provisions of SFAS No. 123. Had the compensation cost for the Parent's performance shares been determined based upon the provisions of SFAS No. 123, there would have been no effect on the Company's reported net income.

      In November 1994, the Parent appointed an independent trustee authorized to purchase shares of the Parent's common stock in open market transactions, at times and prices determined by the trustee. These purchases are intended to fund future obligations relating to equity bonuses, performance shares and stock options under the 1993 Equity Participation Plan and other employee benefit plans and are presented as treasury stock in these financial statements. During 1998, 1997 and 1996, the total number of shares purchased by the trust was 496,940, 162,573 and 529,131, respectively, at a cost of $23,907,000, $5,434,000 and $14,111,000, respectively. In 1996, the Parent also repurchased stock from its employees in satisfaction of withholding taxes on shares distributed under its restricted stock plan.

                                                                [Alternate Page]

      The Company does not currently provide post-retirement benefits, other than under its defined contribution plans, to its employees, nor does it provide post-employment benefits to former employees other than under its severance plans.

10. COMMITMENTS AND CONTINGENCIES

      The Company leases office space and equipment under non-cancelable operating leases, which expire at various dates through 2005.

      Future minimum rental payments are as follows (in thousands):

             Year Ended December 31,
             -----------------------
                       1999                          $  2,489
                       2000                             2,327
                       2001                             2,014
                       2002                             1,739
                       2003                             1,739
                    Thereafter                          3,333
                                                     --------

                      Total                          $ 13,641
                                                     ========

      Rent expense for the years ended December 31, 1998, 1997 and 1996 was $4,025,000, $3,708,000 and $3,383,000, respectively.

      During the ordinary course of business, the Company and its Subsidiaries have become parties to certain litigation. Management believes that these matters will be resolved with no material financial impact on the Company.

11. REINSURANCE

      The Company reinsures portions of its risks with affiliated (see Note 13) and unaffiliated reinsurers under quota share and first-loss treaties and on a facultative basis. The Company's principal ceded reinsurance program consisted in 1998 of two quota share treaties, one first-loss treaty and four automatic facultative facilities. One treaty covered all of the Company's approved regular lines of business, except U.S. municipal obligation insurance. Under this treaty in 1998, the Company ceded 6.75% of each covered policy, up to a maximum of $13,500,000 insured principal per policy. At its sole option, the Company could have increased, and in certain instances did increase, the ceding percentage to 13.5% up to $27,000,000 of each covered policy. A second treaty covered the Company's U.S. municipal obligation insurance business. Under this treaty in 1998, the Company ceded 6% of each covered policy that is classified by the Company as providing U.S. municipal bond insurance as defined by Article 69 of the New York Insurance Law up to a limit of $16,000,000 per single risk, which is defined by revenue source. At its sole option, the Company could have increased, and in certain instances did increase, the ceding percentage to 30% up to $80,000,000 per single risk. These cession percentages under both treaties were reduced on smaller-sized transactions. The first-loss treaty applied to qualifying U.S. mortgage-backed transactions. Under the four automatic facultative facilities in 1998, the Company at its option could allocate up to a specified amount for each reinsurer (ranging from $4,000,000 to $40,000,000 depending on the reinsurer) for each transaction, subject to limits and exclusions, in exchange for which the Company agreed to cede in the aggregate a specified percentage of gross par insured by the Company. Each of the quota share treaties and automatic facultative facilities allowed the Company to withhold a ceding commission to defray its expenses. The Company also employed non-treaty quota share and first-loss facultative reinsurance on various transactions in 1998.

      In the event (which management considers to be highly unlikely) that any or all of the reinsuring companies were unable to meet their obligations to the Company, the Company would be liable for such defaulted amounts. The Company has also assumed reinsurance of municipal obligations from unaffiliated insurers.

                                                                [Alternate Page]

      Amounts reinsured were as follows (in thousands):

                                                      Year Ended December 31,
                                                      -----------------------
                                                   1998        1997       1996
                                                   ----        ----       ----
Written premiums ceded                          $ 99,413    $ 63,513   $ 55,965
Written premiums assumed                             935       1,352      1,873

Earned premiums ceded                             55,939      41,713     38,723
Earned premiums assumed                            4,271       5,121      6,020

Loss and loss adjustment expense payments
   ceded                                          22,619       2,862     29,408
Loss and loss adjustment expense payments
   assumed                                             3           2          3

Incurred (recovered) losses and loss
   adjustment expenses ceded                      (4,673)      3,605     (2,249)
Incurred (recovered) losses and loss
   adjustment expenses assumed                      (139)        161         38

                                                             December 31,
                                                             ------------
                                                         1998            1997
                                                         ----            ----
Principal outstanding ceded                          $32,914,844     $24,547,361
Principal outstanding assumed                          1,360,916       1,670,468

Deferred premium revenue ceded                           217,096         173,123
Deferred premium revenue assumed                          10,799          14,128

Loss and loss adjustment expense reserves
   ceded                                                   3,907          30,618
Loss and loss adjustment expense reserves
   assumed                                                   723             865

12. OUTSTANDING EXPOSURE AND COLLATERAL

      The Company's policies insure the scheduled payments of principal and interest on asset-backed and municipal obligations. The principal amount insured (in millions) as of December 31, 1998 and 1997 (net of amounts ceded to other insurers) and the terms to maturity are as follows:

                                   December 31, 1998        December 31, 1997
                                   -----------------        -----------------
Terms to Maturity             Asset-Backed   Municipal  Asset-Backed   Municipal
- -----------------             ------------   ---------  ------------   -------

0 to 5 Years                     $ 8,468      $ 2,756      $ 7,553      $ 2,230
5 to 10 Years                      7,516        7,495        5,637        5,683
10 to 15 Years                     5,661       12,427        2,858        8,257
15 to 20 Years                       670       20,265          524       14,340
20 Years and Above                15,308       24,107       11,917       16,479
                                 -------      -------      -------      -------

                Total            $37,623      $67,050      $28,489      $46,989
                                 =======      =======      =======      =======

      The principal amount ceded as of December 31, 1998 and 1997 and the terms to maturity are as follows (in millions):

                                   December 31, 1998        December 31, 1997
                                   -----------------        -----------------
Terms to Maturity             Asset-Backed   Municipal  Asset-Backed   Municipal
- -----------------             ------------   ---------  ------------   -------

0 to 5 Years                      $ 2,727      $ 1,157      $ 3,828      $   965
5 to 10 Years                       1,859        2,143        2,118        1,693
10 to 15 Years                      1,116        3,022          553        2,078
15 to 20 Years                        591        4,852          257        3,005
20 Years and Above                  3,230       12,218        3,373        6,677
                                  -------      -------      -------      -------

                Total             $ 9,523      $23,392      $10,129      $14,418
                                  =======      =======      =======      =======

                                                                [Alternate Page]

      The Company limits its exposure to losses from writing financial guarantees by underwriting investment-grade obligations, diversifying its portfolio and maintaining rigorous collateral requirements on asset-backed obligations, as well as through reinsurance. The gross principal amounts of insured obligations in the asset-backed insured portfolio are backed by the following types of collateral (in millions):

                                          Net of Amounts Ceded        Ceded
                                              December 31,        December 31,
                                              ------------        ------------
Types of Collateral                          1998      1997      1998      1997
- -------------------                          ----      ----      ----      ---

Residential mortgages                      $15,647   $12,928   $ 3,324   $ 3,665
Consumer receivables                        12,539    10,659     3,663     4,601
Government securities                          821       787       267       120
Pooled corporate obligations                 6,776     3,004     1,388       540
Commercial mortgage portfolio:
   Commercial real estate                       15        98        49       418
   Corporate secured                            42        55       314       481
Investor-owned utility obligations             757       643       464       229
Other asset-backed obligations               1,026       315        54        75
                                           -------   -------   -------   -------

        Total asset-backed obligations     $37,623   $28,489   $ 9,523   $10,129
                                           =======   =======   =======   =======

      The asset-backed insured portfolio, which aggregated $47,146,604,000 principal before reinsurance at December 31, 1998, was collateralized by assets with an estimated fair value of $53,754,485,000. At December 31, 1997, it aggregated $38,618,244,000 principal before reinsurance and was collateralized by assets with an estimated fair value of $44,382,716,000. Such estimates of fair value are calculated at the inception of each insurance policy and are changed only in proportion to changes in exposure. At December 31, 1998, the estimated fair value of collateral and reserves over the principal insured averaged from 110% for commercial real estate to 181% for corporate secured obligations. At December 31, 1997, the estimated fair value of collateral and reserves over the principal insured averaged from 100% for commercial real estate to 172% for corporate secured obligations. Collateral for specific transactions is generally not available to pay claims related to other transactions. The amounts of losses ceded to reinsurers are determined net of collateral.

      The gross principal amount of insured obligations in the municipal insured portfolio includes the following types of issues (in millions):

                                              Net of Amounts Ceded        Ceded
                                                  December 31,        December 31,
                                                  ------------        ------------
Types of Collateral                              1998      1997      1998      1997
- -------------------                              ----      ----      ----      ----
General obligation bonds                       $25,337   $17,101   $ 4,517   $ 3,182
Housing revenue bonds                            2,509     1,770     1,108       955
Municipal utility revenue bonds                  9,218     5,892     5,489     2,294
Health care revenue bonds                        5,812     3,924     3,348     2,175
Tax-supported bonds (non-general obligation)    14,731    11,210     5,238     3,526
Transportation revenue bonds                     2,937     1,972     2,154     1,041
Other municipal bonds                            6,506     5,120     1,538     1,245
                                               -------   -------   -------   -------

         Total municipal obligations           $67,050   $46,989   $23,392   $14,418
                                               =======   =======   =======   =======

      In its asset-backed business, the Company considers geographic concentration as a factor in underwriting insurance covering securitizations of pools of such assets as residential mortgages or consumer receivables. However, after the initial issuance of an insurance policy relating to such securitization, the geographic concentration of the underlying assets may not remain fixed over the life of the policy. In addition, in writing insurance for other types of asset-backed obligations, such as securities primarily backed by government or corporate debt, geographic concentration is not deemed by the Company to be significant given other more relevant measures of diversification such as issuer or industry.

                                                                [Alternate Page]

      The Company seeks to maintain a diversified portfolio of insured municipal obligations designed to spread its risk across a number of geographic areas. The following table sets forth, by state, those states in which municipalities located therein issued an aggregate of 2% or more of the Company's net par amount outstanding of insured municipal securities as of December 31, 1998:


                                          Net Par    Percent of Total    Ceded Par
                            Number        Amount    Municipal Net Par     Amount
    State                 of Issues    Outstanding  Amount Outstanding  Outstanding
    -----                 ---------    -----------  ------------------  -----------
                                      (in millions)                     (in millions)
California                   517         $10,233           15.3%          $ 3,103
New York                     388           5,836            8.7             4,137
Pennsylvania                 356           4,821            7.2               834
Texas                        414           4,128            6.1             1,441
Florida                      130           4,091            6.1             1,616
New Jersey                   275           3,475            5.2             1,486
Illinois                     359           3,125            4.7               628
Massachusetts                126           2,259            3.4               976
Michigan                     217           2,161            3.2               511
Wisconsin                    252           1,685            2.5               228
Indiana                      103           1,461            2.2               162
Minnesota                    146           1,340            2.0               191
All Other States           1,453          20,993           31.3             6,812
Non-U.S                       32           1,442            2.1             1,267
                           -----         -------          -----           -------

           Total           4,768         $67,050          100.0%          $23,392
                           =====         =======          =====           =======

13. RELATED PARTY TRANSACTIONS

      Allocable expenses are shared by the Company and its Parent on a basis determined principally by estimates of respective usage as stated in an expense sharing agreement. The agreement is subject to the provisions of the New York Insurance Law. Amounts included in other assets at December 31, 1998 and 1997 are $1,625,000 and $4,702,000, respectively, for unsettled expense allocations due from the Parent.

      The Company ceded premiums of $23,838,000, $21,216,000 and $19,890,000 to
Tokio Marine for the years ended December 31, 1998, 1997 and 1996, respectively. The amounts included in prepaid reinsurance premiums at December 31, 1998 and 1997 for reinsurance ceded to Tokio Marine were $62,422,000 and $53,603,000, respectively. Reinsurance recoverable on unpaid losses ceded to Tokio Marine was $612,000 and $613,000 at December 31, 1998 and 1997, respectively. The Company ceded losses and loss adjustment expenses of $603,000, $1,095,000 and $232,000 to Tokio Marine for the years ended December 31, 1998, 1997 and 1996, respectively. The Company ceded premiums of $7,297,000 and $15,000 to X.L. Insurance Company, Ltd., a subsidiary of XL, for the years ended December 31, 1998 and 1997, respectively. The amounts included in prepaid reinsurance premiums at December 31, 1998 and 1997 for reinsurance ceded to X.L. Insurance Company, Ltd. were $5,306,000 and $6,000, respectively.

      The Company ceded premiums of $25,862,000, $16,890,000 and $15,409,000 on a quota share basis to affiliates of MediaOne (Enhance Reinsurance Company, Asset Guaranty Insurance Company and Commercial Reinsurance Company) for the years ended December 31, 1998, 1997 and 1996, respectively. The amounts included in prepaid reinsurance premiums for reinsurance ceded to these affiliates were $61,088,000 and $51,980,000 at December 31, 1998 and 1997, respectively. The amounts of reinsurance recoverable on unpaid losses ceded to these affiliates at December 31, 1998 and 1997 were $1,755,000 and $24,195,000, respectively. The
Company ceded losses and loss adjustment expenses (recoveries) of $(11,956,000), $2,105,000 and $(3,316,000) to these affiliates for the years ended December 31, 1998, 1997 and 1996, respectively.

                                                                [Alternate Page]

14. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following estimated fair values have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret the data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      Bonds -- The carrying amount of bonds represents fair value. The fair value of bonds is based upon quoted market price.

      Short-term investments -- The carrying amount is fair value, which approximates cost due to the short maturity of these instruments.

      Cash, receivable for investments sold and payable for investments purchased -- The carrying amount approximates fair value because of the short maturity of these instruments.

      Deferred premium revenue, net of prepaid reinsurance premiums -- The carrying amount of deferred premium revenue, net of prepaid reinsurance premiums, represents the Company's future premium revenue, net of reinsurance, on policies where the premium was received at the inception of the insurance contract. The fair value of deferred premium revenue, net of prepaid reinsurance premiums, is an estimate of the premiums that would be paid under a reinsurance agreement with a third party to transfer the Company's financial guaranty risk, net of that portion of the premiums retained by the Company to compensate it for originating and servicing the insurance contracts.

      Installment premiums -- Consistent with industry practice, there is no carrying amount for installment premiums since the Company will receive premiums on an installment basis over the term of the insurance contract. Similar to deferred premium revenue, the fair value of installment premiums is the estimated present value of the future contractual premium revenues that would be paid under a reinsurance agreement with a third party to transfer the Company's financial guaranty risk, net of that portion of the premium retained by the Company to compensate it for originating and servicing the insurance contract.

      Losses and loss adjustment expenses, net of reinsurance recoverable on unpaid losses -- The carrying amount is fair value, which is the present value of the expected cash flows for specifically identified claims and potential losses in the Company's insured portfolio.

                                           December 31, 1998          December 31, 1997
                                           -----------------          -----------------
                                         Carrying    Estimated     Carrying    Estimated
(In thousands)                            Amount    Fair Value      Amount     Fair Value
                                          ------    ----------      ------     ----------
Assets:
   Bonds                               $1,683,928   $1,683,928   $1,235,441   $1,235,441
   Short-term investments                  92,241       92,241      103,926      103,926
   Cash                                     2,729        2,729       11,235       11,235
   Receivable for securities sold           1,656        1,656       20,535       20,535

Liabilities:
   Deferred premium revenue, net of
      prepaid reinsurance premiums        504,603      417,130      422,073      347,855
   Losses and loss adjustment
      expenses, net of reinsurance
      recoverable on unpaid losses         60,040       60,040       44,799       44,799
   Notes payable                          120,000      120,000       50,000       50,000
   Payable for investments purchased      105,749      105,749       72,979       72,979

Off-balance-sheet instruments:
   Installment premiums                                163,239                   116,888

                                                                [Alternate Page]

15. LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

      The Company's liability for losses and loss adjustment expenses consists of the case basis and general reserves. Activity in the liability for losses and loss adjustment expenses is summarized as follows (in thousands):

                                                               Year Ended December 31,
                                                               -----------------------
                                                           1998         1997         1996
                                                           ----         ----         ----
Balance at January 1                                    $  75,417    $  72,079    $ 111,759

Less reinsurance recoverable                               30,618       29,875       61,532
                                                        ---------    ---------    ---------
Net balance at January 1                                   44,799       42,204       50,227

Incurred losses and loss adjustment expenses:
       Current year                                         8,049        5,400        5,300
       Prior years                                         (4,100)       3,756        1,574

Recovered (paid) losses and loss adjustment expenses:
       Current year                                          (192)      (2,850)
       Prior years                                         11,484       (3,711)     (14,897)
                                                        ---------    ---------    ---------
Net balance December 31                                    60,040       44,799       42,204

Plus reinsurance recoverable                                3,907       30,618       29,875
                                                        ---------    ---------    ---------

     Balance at December 31                             $  63,947    $  75,417    $  72,079
                                                        =========    =========    =========

      During 1996, the Company increased its general reserve by $6,874,000, of which $5,300,000 was for originations of new business and $1,574,000 was to reestablish a portion of the general reserve that had previously been transferred to case basis reserves. During 1996, the Company transferred $9,012,000 from its general reserve to case basis reserves associated predominantly with certain residential mortgage and timeshare receivables transactions. Giving effect to these transfers, the general reserve totaled $29,660,000 at December 31, 1996.

      During 1997, the Company increased its general reserve by $9,156,000, of which $5,400,000 was for originations of new business and $3,756,000 was to reestablish a portion of the general reserve that had previously been transferred to case basis reserves. During 1997, the Company transferred $4,503,000 from its general reserve to case basis reserves associated predominantly with certain residential mortgage transactions. Giving effect to these transfers, the general reserve totaled $34,313,000 at December 31, 1997.

      During 1998, the Company increased its general reserve by $3,949,000, of which $8,049,000 was for originations of new business offset by a $4,100,000 decrease in the amount needed to fund the general loss reserve because of recoveries on certain commercial mortgage transactions. During 1998, the Company transferred $18,403,000 to its general reserve from case basis reserves due to those recoveries on commercial mortgage transactions. Also during 1998, the Company transferred $9,414,000 from its general reserve to case basis reserves associated predominantly with certain consumer receivable transactions. Giving effect to these transfers, the general reserve totaled $47,251,000 at December 31, 1998.

      Reserves for losses and loss adjustment expenses are discounted at risk-free rates. The amount of discount taken was approximately $16,029,000, $19,779,000 and $17,944,000 at December 31, 1998, 1997 and 1996, respectively.

16. RECENTLY ISSUED ACCOUNTING STANDARD

      In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective January 1, 2000.

      The Company is in the process of determining the effect of these standards on its financial statements, but management does not believe that it will have a material effect on the Company's financial condition.

                                                                [Alternate Page]

17. FINANCIAL SECURITY ASSURANCE INTERNATIONAL LTD. AND MINORITY INTEREST

      On November 3, 1998, the Parent funded the Company's $80,000,000 investment in Financial Security Assurance International Ltd. (International), a new Bermuda-based financial guaranty insurer.

      In November 1998, XL made a minority investment in International for $20,000,000. This interest is in the form of Cumulative Participating Voting Preferred Shares, which in total have a minimum fixed dividend of $1,000,000 per annum. For the period ended December 31, 1998, the Company recognized minority interest of $388,000.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the Certificates other than underwriting discounts and commissions.


SEC filing fee..................................................   $2,780,000
Printing and engraving expenses.................................   1,000,000*
Accounting fees and expenses....................................   1,500,000*
Legal fees and expenses.........................................     850,000*
Trustee fees and expenses.......................................     850,000*
Rating agency fees..............................................   2,500,000*
Miscellaneous...................................................     520,000*

      Total.....................................................  $10,000,000

--------
* Estimated.


Item 15.  Indemnification of Directors and Officers.

a. Citicorp Indemnification. Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses of the indemnified party may be paid by the corporation in advance of a final disposition; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

         The Certificate of Incorporation of Citicorp provides, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, Citicorp
(i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he or she is or was a director or officer of Citicorp against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of Citicorp, or is or was serving at the request of Citicorp as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

b. Issuer Indemnification. The Issuer's Certificate of Incorporation provides that the Issuer shall (or, in the case of an employee or agent of the Issuer, or a person who was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Issuer) by reason of the fact that he is or was a director, officer, employee or agent of the Issuer, or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Issuer's Certificate of Incorporation also provides that the termination of any such action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The Issuer's Certificate of Incorporation further provides that the Issuer shall (or, in the case of an employee or agent of the Issuer, or a person who was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Issuer to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Issuer, or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Issuer and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         The Issuer's Certificate of Incorporation provides that any indemnification thereunder (unless ordered by a court) shall be made by the Issuer only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum (as defined in the by-laws of the Issuer) consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         The Issuer's Certificate of Incorporation provides that expenses of the indemnified party may be paid by the Issuer in advance of a final disposition and that the indemnification and advancement of expenses provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled. The Issuer's Certificate of Incorporation empowers the Issuer to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Issuer, or of any corporation a majority of the voting stock of which is owned by the Issuer, or is serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Issuer would have the power or would be required to indemnify him against such liability under the provisions of the Issuer's Certificate of Incorporation or of the General Corporation Law of the State of Delaware.

         The Issuer's Certificate of Incorporation provides that a director of the Issuer shall not be personally liable to the Issuer or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitations thereof is not permitted under the Delaware General Corporation Law as the same existed at the time of the Issuer's incorporation or may thereafter be amended; and that any repeal or modification of the foregoing provision by the stockholders of the Issuer shall not adversely affect any right or protection of a director of the Issuer existing at the time of such repeal or modification.

c. Insurance. Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of Citicorp and the Issuer.

Item 16.  Exhibits.

   1.1  - Form of Underwriting Agreement.*

   4.1 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in fixed-rate mortgage loans backed by Guaranty, between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Custodial Agreement and Guaranty (incorporated by reference to Exhibit 4.1 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.2 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates representing interests in fixed-rate mortgage loans backed by Guaranty (incorporated by reference to Exhibit 4.2 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.3 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in adjustable-rate mortgage loans backed by Guaranty between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Custodial Agreement, Subservicing Agreement and Guaranty (incorporated by reference to Exhibit 4.3 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.4 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates representing interests in adjustable-rate mortgage loans backed by Guaranty (incorporated by reference to Exhibit 4.4 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-33448)).

   4.5 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in adjustable-rate convertible mortgage loans backed by Guaranty, between Citicorp Mortgage Securities Inc., as packager and servicer, and the Trustee, including forms of CitiCertificates, Limited Guaranty, Custodial Agreement, Subservicing Agreement and Power of Attorney (incorporated by reference to Exhibit 4.13 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.6 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates having three Senior/Subordinated classes representing interests in mortgage loans between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Deposit Agreement, Mortgage Note Custodial Agreement, Guaranty and Mortgage Document Custodial Agreement (incorporated by reference to Exhibit 4.22 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.7 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates having three Senior/Subordinated classes representing interests in mortgage loans (incorporated by reference to Exhibit 4.23 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.8 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in mortgage loans backed by other forms of credit support between Citicorp Mortgage Securities, Inc., as packager and servicer and the Trustee, including forms of Certificates, Custodial Agreement, Subservicing Agreement, Deposit Agreement and Letter of Credit (incorporated by reference to Exhibit
          4.24 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.9 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates backed by other forms of credit support representing interests in mortgage loans (incorporated by reference to Exhibit 4.25 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.10 - Form of Pooling and Servicing Agreement with respect to REMIC Certificates representing interests in mortgage loans backed by a mortgage pool insurance policy, between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement, Custodial Agreement and Mortgage Pool Insurance Policy (incorporated by reference to Exhibit 4.10 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-66222)).

   4.11 - Standard Terms of Pooling and Servicing Agreements with respect to REMIC Certificates representing interests in mortgage loans backed by a mortgage pool insurance policy (incorporated by reference to Exhibit
          4.11 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-66222)).

   4.12 - Form of Pooling and Servicing Agreement with respect to shifting interest REMIC Certificates representing interests in mortgage loans between Citicorp Mortgage Securities, Inc., as packager and servicer, and the Trustee, including forms of Certificates, Subservicing Agreement and Custodial Agreement.*

   4.13 - Standard Terms of Pooling and Servicing  Agreements  with respect to
          shifting  interest  REMIC  Certificates   representing   interests  in
          mortgage  loans.*

   4.14 - Form of financial guaranty insurance policy issued by MBIA Insurance
          Corporation   (incorporated  by  reference  to  Exhibit  4.26  of  the
          Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-37536)).

   4.15 - Form of financial guaranty insurance policy issued by Financial Security Assurance Inc. (incorporated by reference to Exhibit 4.15 of the Registration Statement on Forms S-11 and S-3 filed by the Issuer and others (File No. 33-66222)).

   5.1 - Opinion of Marla A. Berman, Esq. with respect to the Certificates and Guaranties being registered.*

   8.1  - Opinion of Rona Daniels, Esq. with respect to certain tax matters.*

   23.1 - Consent of KPMG LLP (incorporated by reference to Citicorp's Annual Report on Form 10-K for 1998 (Commission File No. 1-5738)).

   23.2 - Consents of Marla A. Berman, Esq., and Rona Daniels, Esq. are contained in their opinions filed herewith as Exhibits 5.1 and 8.1, respectively.

   23.3 - Consent of PricewaterhouseCoopers LLP regarding MBIA Insurance Corporation.**

   23.4 - Consent of PricewaterhouseCoopers LLP regarding Financial Security Assurance Inc.**

   24.1 - Powers of Attorney of Messrs. Reed, Collins, Lipp, Menezes, Rhodes and Ruding and Ms. Miller as Directors and/or officers of Citicorp.*

   24.2 - Powers of Attorney of Messrs. Outland, Levites and Young.*

   24.3 - Power of Attorney of Mr. Trupin.*


          --------------------
          *  Previously filed
          ** Filed herewith

Item 17.  Undertakings.

         (a)      The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Citicorp's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Citicorp Mortgage Securities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 4, 1999.


                                             CITICORP MORTGAGE SECURITIES, INC.


                                             By: /s/ Andrew E. LaBarbera
                                                 ------------------------
                                                 Andrew E. LaBarbera
                                                 President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed on May 4, 1999 by the following persons in the capacities indicated.



              Signature                                Capacity
              ---------                                --------

        /s/ Andrew E. LaBarbera                 President and a Director
        ------------------------              (Principal Executive Officer)
        (Andrew E. LaBarbera)


                *                              Senior Vice President and
         (John H. Outland)                      Chief Financial Officer
                                           (Principal Financial Officer and
                                              Principal Accounting Officer)

                *                                      Director
        (James Levites)


                *                                       Director
        (David W. Young)


________________
*ANDREW E. LABARBERA, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.


                                                    /s/ Andrew E. LaBarbera
                                                    -----------------------
                                                        Andrew E. Labarbera
                                                        Attorney-in-fact

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Citicorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 4, 1999.


                                           CITICORP


                                           By:/s/ Gregory C. Ehlke
                                              --------------------
                                              Gregory C. Ehlke
                                              Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed on May 4, 1999 by the following persons in the capacities indicated.



      Signature                                         Capacity
      ---------                                         --------

            *                                    Chairman and Director
      (John S. Reed)                         (Principal Executive Officer)

            *                    Corporate Executive Vice President and Director
      (Victor J. Menezes)

            *                                        Director
      (Paul J. Collins)

            *                                Vice Chairman and Director
      (William R. Rhodes)

            *                                Vice Chairman and Director
      (H. Onno Ruding)

            *                                        Director
      (Robert I. Lipp)

            *                                 Chief Financial Officer
      (Heidi G. Miller)

            *                                        Controller
      (Roger W. Trupin)                     (Principal Accounting Officer)

-------------
* GREGORY C. EHLKE, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.


                                                          /s/ Gregory C. Ehlke
                                                          --------------------
                                                          Gregory C. Ehlke
                                                          Attorney-in-Fact